Filed Pursuant to Rule 424(b)(3)
Securities Act File No. 333-280963
Investment Company Act File No. 811-23989
Prospectus

Prospect Enhanced Yield Fund
Class A Shares
Class C Shares
Class I Shares
August 1, 2025

Prospect Enhanced Yield Fund (“we,” “us,” or “the Fund”) is an externally managed, non-diversified, closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended, and operates as an interval fund. Our investment objective is to generate current income and, as a secondary objective, long-term capital appreciation. We seek to achieve our investment objective by investing, under normal circumstances, at least 80% of our net assets plus borrowings for investment purposes, in non-mortgage related structured credit instruments. Non-mortgage related structured credit instruments include: asset-backed securities, collateralized loan obligations and other securitized investments representing interests in cashflows from various assets, such as loans, leases, and warehouse facilities. We may invest in instruments with underlying assets that have similar economic characteristics to the structured credit instruments in which we may make direct investments, such as credit derivatives. We may invest in structured credit instruments that are fixed rate or floating or variable rate, and of any credit quality, duration, or maturity. We will invest significantly in securities that are unrated or rated below investment grade, i.e., “junk” securities.
We intend to elect to be treated, and qualify annually thereafter, for U.S. federal income tax purposes as a regulated investment company under the Internal Revenue Code of 1986, as amended, beginning with our first taxable year of operations. We are managed by Prospect Enhanced Yield Management, LLC (the “Adviser”), a private investment firm that is registered as an investment adviser with the Securities and Exchange Commission and is an affiliate of ours. The Adviser oversees the management of our activities and is responsible for making investment decisions for our portfolio. Our administrator, Prospect Administration LLC, provides administration services necessary for us to operate.
We are offering to sell, through our principal underwriter, Ultimus Fund Distributors, LLC (the “Distributor”), on a continuous basis under the terms of this prospectus, an unlimited number of shares, at a price equal to the net asset value (“NAV”) per share. This prospectus applies to the offering of three separate classes of shares in the Fund, designated as Class A shares, Class C shares, and Class I shares. The initial NAV for Class A, Class C and Class I shares is $25. See “Plan of Distribution.”

	Price to the Public	Maximum Upfront Sales Load	Proceeds to the Fund Before Expenses
Class A Shares	At current NAV, plus a sales load of up to 5.75%	5.75%	Amount invested at current purchase price, less applicable sales load
Class C Shares	At current NAV	—	Amount invested at current NAV
Class I Shares	At current NAV	—	Amount invested at current NAV

The Fund has an interval fund structure and conducts quarterly repurchase offers at NAV, of no less than 5% of our outstanding shares (the “Repurchase Program”). Repurchase offers in excess of 5% are made solely at the discretion of our Board of Trustees and investors should not rely on any expectation of repurchase offers in excess of 5%. Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the date the repurchase offer ends (the “Repurchase Request Deadline”). The Repurchase Request Deadline will be determined by the Board and will be based on factors such as market conditions, liquidity of the Fund’s assets and shareholder servicing conditions. The time between the notification to shareholders and the Repurchase Request Deadline may vary from no less than 21 days and no more than 42 days, and is expected to be approximately 30 days. Determination of NAV (“Repurchase Pricing Date”) occurs on the same date as the Repurchase Request Deadline. The Fund distributes payments to shareholders no later than seven calendar days after the Repurchase Pricing Date. The repurchase offers are expected to be made in January, April, July, and October of each year, beginning in January, 2026. See “Share Repurchase Program” and “Risk Factors - Risks Related to an Investment in Our Shares.”
Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of shares you may be eligible to purchase.
Investing in our shares may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. See “Risk Factors” beginning on page 20 to read about the risks you should consider before buying our shares, including the risk of leverage.

•Our shares are not currently listed on any securities exchange, and we do not expect a secondary market in the shares to develop in the foreseeable future, if ever.
•In order to provide some liquidity to our shareholders, we will offer to repurchase our outstanding shares on a quarterly basis. Our repurchase offers are conducted pursuant to a fundamental policy, pursuant to which we offer to repurchase no less than 5% of our outstanding shares on a non-discretionary basis once each calendar quarter of each year. Although we will make quarterly repurchase offers, there is no guarantee that an investor will be able to sell all the shares that the investor desires to sell in the repurchase offer, and thus investors should consider our shares to be of limited liquidity.
•An investor in Class A shares will pay an upfront sales load of up to 5.75% and indirectly bear offering expenses of up to 2.10% on the amounts it invests. If an investor in Class A shares pays the maximum aggregate 5.75% for sales load and offering expenses, the investor must experience a total return on its net investment of 8.51% in order to recover these expenses.
•Investing in our shares may be speculative and involves a high degree of risk, including the risks associated with leverage.
•Our distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.
•Purchasers of our shares are subject to dilution as a result of expenses we will incur in connection with this offering. In addition, we intend to continue to issue shares, which subjects your ownership percentage in us to further dilution. See “Risk Factors-Risks Related to an Investment in Our Shares-Investors in this offering will incur dilution” and “-Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of an investment in us.”
This prospectus contains important information about us that a prospective investor should know before investing in our shares. Please read this prospectus before investing and keep it for future reference. We have filed with the SEC a statement of additional information, or “SAI,” dated as of the date of this prospectus, as may be amended from time to time, containing additional information about us. The SAI is incorporated by reference in its entirety into this prospectus. We will also file annual and semi-annual reports, proxy statements and other information about us with the Securities and Exchange Commission, or the “SEC.” This information and the SAI will be available free of charge by contacting us at 10 East 40th Street, 42nd Floor, New York, New York, 10016, or by telephone at (212)-448-0702 or on our website at www.prospectenhanced.com (which is not intended to be an active hyperlink). The information on our website is not incorporated by reference in the prospectus, and you should
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not consider it part of this prospectus. The SEC also maintains a website at https.//www.sec.gov that contains the SAI, and any amendments thereto, and other information regarding us.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus.
Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Available Information.”
You should rely only on the information contained in this prospectus. Neither we nor the Distributor have authorized any other person to provide you with different information from that contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of our shares. Our business, financial condition and results of operations may have changed since the date of this prospectus. If there is a material change in the affairs of the Fund, we will amend or supplement this prospectus.
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PROSPECTUS SUMMARY
This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should read the entire prospectus carefully, including the section entitled “Risk Factors,” before making a decision to invest in our shares.
Unless otherwise noted, the terms “we,” “us,” “our,” and the “Fund” refer to Prospect Enhanced Yield Fund; the term the “Adviser” refers to Prospect Enhanced Yield Management, LLC; the term “Prospect Capital Management” refers to Prospect Capital Management L.P., the parent company of the Adviser and the Administrator; the term “Distributor” refers to Ultimus Fund Distributors, LLC; and the terms “Prospect Administration” and the “Administrator” refer to Prospect Administration LLC. In addition, in this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.
Prospect Enhanced Yield Fund
We are an externally managed, non-diversified, closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and operates as an interval fund. As such, we are required to comply with certain regulatory requirements. See “Regulation” in the statement of additional information (“SAI”). We are managed by Prospect Enhanced Yield Management, LLC, a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), which oversees the management of our activities and is responsible for making investment decisions for our portfolio. We intend to elect to be treated for U.S. federal income tax purposes, and qualify annually thereafter, as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”).
Investment Strategy
Our investment objective is to generate current income and, as a secondary objective, long-term capital appreciation. This investment objective is not fundamental and may be changed by our Board of Trustees if we provide our stockholders with at least 60 days prior notice.
We seek to achieve our investment objective by investing, under normal circumstances, at least 80% of our net assets plus borrowings for investment purposes, in non-mortgage related structured credit instruments. Non-mortgage related structured credit instruments include: asset-backed securities (“ABS”), collateralized loan obligations (“CLOs”) and other securitized investments representing interests in cashflows from various assets, such as loans, leases, and warehouse facilities. The CLOs that we invest in are special purpose investment vehicles (typically formed in the Cayman Islands or another similar foreign jurisdiction) that own a diversified pool of senior secured loans. We may invest in instruments with underlying assets that have similar economic characteristics to the structured credit instruments in which we may make direct investments such as credit derivatives. We may invest in structured credit instruments that are fixed rate or floating or variable rate, and of any credit quality, duration, or maturity. We will invest significantly in securities that are unrated or rated below investment grade, i.e., “junk” securities. We refer to such investments, collectively as “Target Securities.”
We will identify potential investments using our Adviser’s market knowledge, experience and industry relationships. Our Adviser’s relationships with asset-backed securities issuers, CLO collateral managers, underwriters and trading desks will be used to source transactions. In determining when to sell an investment, our Adviser will consider the following factors: the performance of such investment, current market conditions, our capital needs, and other factors.
We seek to invest a majority of our assets in a broad portfolio of unrated or below investment grade rated asset-backed debt, including CLO debt tranches, and to a lesser extent, CLO equity. We invest to obtain exposure across a relatively broad range of underlying assets, collateral, loans, and issuers. We also take into consideration any correlation between different underlying securities.
The Fund may invest in credit derivatives, including CDX Indices or CDX index tranches. A “CDX Index” is a swap on an index of credit default swaps (“CDS”). Investing in CDX Indices allows an investor to manage credit risk or to take a position on a basket of credit entities (such as CDS) in a more efficient manner than transacting in single name CDS. If a credit event occurs in one of the underlying companies, the protection is paid out via the delivery of the defaulted bond by the buyer of protection in return or payment of the notional value of the defaulted bond by the seller of protection or it may be settled through a cash settlement between the two parties. The underlying company is then removed from the index. New series of CDX Indices are issued on a regular basis. A CDX index tranche provides access to customized risk, exposing each investor to losses at different levels of subordination. The lowest part of the capital structure is called the “equity tranche” as it has exposure to the first losses experienced in the basket. The mezzanine and senior tranches are higher in the capital structure but can also be exposed to loss in value.
We may, at times, invest a portion of our assets opportunistically in commercial mortgage backed securities (“CMBS”) in order to achieve our investment objective.
In order to comply with diversification requirements applicable to RICs, with respect to half of our investment portfolio, our interest in any one investment will not exceed 5% of the value of our gross assets, and with respect to the other half of our portfolio, our interest in any one investment will not exceed 25% of the value of our gross assets. See “Material U.S. Federal Income Tax Considerations” for our detailed RIC diversification requirements. We do not operate as a “diversified” investment company within the meaning of the 1940 Act.
As a stockholder of the Fund, you will not be able to directly enforce any rights and remedies in the event of a default of our investments. In the case of investments owned by the Fund, the Fund will not be able to directly enforce any rights and remedies in the event of a default of the underlying assets in asset-backed or CLO securities.
Our Target Securities are difficult to value by virtue of the fact that they are not publicly traded or actively traded on a secondary market but, instead, may be traded on a privately negotiated over-the-counter secondary basis by institutional investors. As a result, we will value these securities at fair value as determined in good faith pursuant to our valuation procedures.
We will be subject to certain regulatory restrictions in making our investments. On January 13, 2020, an affiliate received a co-investment exemptive order from the SEC, or the “Order,” which superseded a prior co-investment exemptive order granted on February 10, 2014, granting it the ability to negotiate terms other than price and quantity of co-investment transactions with other funds managed or owned by our Adviser or certain affiliates, including Prospect Capital Corporation (“PSEC”), Priority Income Fund, Inc. (“PRIS”), and Prospect Floating Rate and Alternative Income Fund, Inc. (“PFLOAT”), where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions included therein. We are able to rely on the Order and co-invest with such affiliates pursuant to the conditions contained in the Order. Under the terms of the Order, a majority of our independent trustees who have no financial interest in the transaction must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies. The Order also imposes reporting and record keeping requirements and limitations on transactional fees. We may only co-invest with other funds managed or owned by our Adviser or certain affiliates in accordance with such Order and existing regulatory guidance. See “Certain Relationships and Related Party Transactions-Allocation of Investments” in the SAI.
To seek to enhance our returns to our common stockholders, we may borrow money from time to time at the discretion of our Adviser within the levels permitted by the 1940 Act (which generally allows us to incur indebtedness so long as our asset coverage ratio is at least 300% with respect to and after incurring such indebtedness or issue preferred stock so long as our asset coverage ratio is at least 200% with respect to and after issuing such preferred stock) when the terms and conditions available are favorable to long-term investing and well-aligned with our investment strategy and portfolio composition. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. See “Investment Objective and Strategy – Use of Leverage” and “Risks Related to our Capital Structure and Leverage.”
While a registered closed-end management investment company may list its shares for trading in the public markets, we have currently elected not to do so. We believe that a non-traded structure is appropriate for the nature of the assets in which we invest. This structure allows us to focus on long-term risk adjusted returns and shields our investors from the volatility that would go along with having shares traded on a national securities exchange.
See “Investment Objective and Strategy” for additional information regarding our investment strategy.

About Our Adviser
We are managed by Prospect Enhanced Yield Management, LLC pursuant to an Investment Advisory Agreement (the “Investment Advisory Agreement”). Our Adviser is registered as an investment adviser with the SEC under the Advisers Act and is led by a team of investment professionals from the investment and operations team of Prospect Capital Management and Prospect Administration. These individuals are responsible for our day-to-day operations on behalf of our Adviser and are responsible for developing, recommending and implementing our investment strategy. Prospect Capital Management is the parent company of the Adviser. Prospect Capital Management also manages PSEC, a business development company traded on the NASDAQ Global Select Market. PSEC had total assets of approximately $7.0 billion as of March 31, 2025. Prospect Capital Management also manages PFLOAT a non-traded business development company. PFLOAT had total assets of approximately $105.5 million as of March 31, 2025. An affiliate of Prospect Capital Management manages PRIS, an externally managed, non-diversified, closed-end management investment company that invests primarily in senior secured loans. PRIS had total assets of approximately $746.5 million as of March 31, 2025. See “Risk Factors-Risks Related to Our Adviser and Its Affiliates.”
Our Adviser’s investment professionals have significant experience investing in the Target Securities. Such parties also have extensive knowledge of the managerial, operational and regulatory requirements of publicly registered investment companies. Our Adviser does not currently have employees, but has access to certain investment, finance, accounting, legal and administrative personnel of Prospect Capital Management and Prospect Administration and may retain additional personnel as our activities expand. In particular, certain personnel of Prospect Capital Management will be made available to our Adviser to assist it in managing our portfolio and operations, provided that they are supervised at all times by our Adviser’s management team. See “Management of the Fund - Overview of Our Adviser.” We believe that this depth of experience and disciplined investment approach will help our Adviser to successfully execute our investment strategy. See “Management” and “Portfolio Management” for biographical information regarding our Adviser’s professionals.
All investment decisions will be made by our Adviser’s professionals. Our Board of Trustees, including a majority of independent trustees, will oversee and monitor our investment performance and relationship with our Adviser. See “Investment Advisory Agreement.”
Risk Factors
An investment in our shares involves a high degree of risk and may be considered speculative. You should carefully consider the information found in “Risk Factors” before deciding to invest in our shares. The following are some of the risks an investment in us involves:
•Global economic, political and market conditions may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability.
•Economic recessions or downturns could impair our portfolio investments and adversely affect our operating results.
•Our securities are not currently listed on any securities exchange, and we do not expect a public market for them to develop in the foreseeable future, if ever. Therefore, shareholders should not expect to be able to sell their shares promptly or at a desired price. There is currently no secondary market for the shares and only a limited liquidity is expected to be provided to shareholders through the Fund’s Repurchase Program, at NAV.
•Shareholder participation in the Fund’s Repurchase Program may result in adverse consequences for shareholders who remain invested in the Fund.

•The timing of our repurchase offers pursuant to our Repurchase Program may be at a time that is disadvantageous to our shareholders.
•The amount of any distributions we may make is uncertain. Our distribution proceeds may exceed our earnings. Therefore, portions of the distributions that we make may be a return of the money that you originally invested and represent a return of capital to you for tax purposes. Such a return of capital is not immediately taxable, but reduces your tax basis in our shares, which may result in higher taxes for you even if your shares are sold at a price below your original investment.
•Legislative or other actions relating to taxes could have a negative effect on us.
•We intend to elect to be taxed, and qualify annually thereafter, as a RIC but may fail to qualify as a RIC or maintain such qualification. Such failure would subject us to U.S. federal income tax on all of our income, which would have a material adverse effect on our financial performance.
•As a result of the annual distribution requirement to qualify as a RIC, we will likely need to continually raise equity, make borrowings or sell existing investments to fund new investments. At times, these sources of funding may not be available to us on acceptable terms, if at all.
•We are subject to financial market risks, including changes in interest rates, which may have a substantially negative impact on our investments.
•Changes in credit spreads may adversely affect our profitability and result in realized and unrealized depreciation on our investments.
•A significant portion of our portfolio will be recorded at fair value as determined in good faith by our Board of Trustees and, as a result, there may be uncertainty as to the value of our investments.
•Our investments in structured credit securities involve certain risks in addition to the general risks typically associated with investing in debt securities.
•Our investments in ABS involve certain additional risks, including the risk of defaults in the underlying collateral, limitations in enforceability of any security interest or collateral granted with respect to underlying assets, and the value of the collateral may not satisfy the obligation upon default. These securities also present a higher degree of prepayment and extension risk and interest rate risk than do other types of debt instruments.
•There is potential for interruption and deferral of cashflow to our investments in structured credit instruments.
•Our investments in the primary CLO market involve certain additional risks, including a negative market environment hampering a CLO collateral manager's ability to acquire sufficient collateral obligations that satisfy the CLO's concentration limitations and, in turn, the CLO's target initial par amount of collateral prior to the CLO's effective date.
•Investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. securities.
•Our investments in the junior debt and equity tranches of CLOs are exposed to leveraged credit risk.
•CLOs typically will have no significant assets other than their underlying Senior Secured Loans; payments on the CLOs are and will be payable solely from the cashflows from such Senior Secured Loans.
•Credit derivatives may be illiquid or less liquid, volatile, difficult to price and leveraged so that small changes in the value of the underlying instruments may produce disproportionate losses to the Fund. In addition, the Fund is subject to the credit risk associated with the underlying assets of a derivatives contract as well as the risk of counterparty default. As a result, the Fund’s use of derivatives could result in losses, which could be significant.
•CMBS are, generally, securities backed by obligations (including certificates of participation in obligations) that are principally secured by mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, nursing homes and senior living centers. CMBS are subject to particular risks, including lack of standardized terms, shorter maturities than residential mortgage loans and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal.
•Our investments in Target Securities may be illiquid.
•We may invest in assets with no or limited performance or operating history.
•We are exposed to underlying borrower fraud through our portfolio securities.
•Our investments are subject to prepayments and calls, increasing re-investment risk.
•Non-investment grade debt, which is often referred to as “junk” or “high-yield,” involves a greater risk of default and higher price volatility than investment grade debt.
•We have not identified specific investments that we will make with the proceeds of this offering, and therefore you will not have the opportunity to evaluate our investments prior to purchasing our shares.
•We may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.
•The potential for our Adviser to earn incentive fees under the Investment Advisory Agreement may create an incentive for it to enter into investments that are riskier or more speculative than would otherwise be in our best interests, and, since the base management fee is based on average total assets, our Adviser may have an incentive to increase portfolio leverage in order to earn higher base management fees.
•Our Adviser and its affiliates face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments, which they will attempt to resolve in a fair and equitable manner, but which may result in actions that are not in our stockholders’ best interests.
•Our ability to achieve our investment objective depends on our Adviser’s ability to manage and support our investment process. If our Adviser were to lose access to its professionals, our ability to achieve our investment objective could be significantly harmed.
•Our ability to enter into transactions with our affiliates will be restricted.
•We may be unable to invest a significant portion of the net proceeds of our offering on acceptable terms in an acceptable timeframe.
•Because we intend to continue to issue and offer for sale additional shares, investors in this offering will incur dilution.
•We may issue shares of preferred stock and may borrow funds to make investments. We may also issue additional shares of preferred stock in order to provide funding to make investments. As a result, we would be exposed to the risks of borrowing, also known as leverage, which may be considered a speculative investment technique. Leverage increases the volatility of investments and magnifies the potential for loss on amounts invested, therefore increasing the risks associated with investing in our shares.
•Our investments may be concentrated in a limited number of investments, which would magnify the effect of any losses suffered by a few of these investments.
See “Risk Factors” beginning on page 20 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our shares.
Plan of Distribution

We have entered into a distribution agreement (the “Distribution Agreement”) with Ultimus Fund Distributors, LLC Capital Securities (the “Distributor”). Subject to the terms and conditions of the Distribution Agreement, we may issue and sell shares of the Fund from time to time through certain broker-dealers and other market intermediaries which have entered into distribution agreements with the Distributor. The shares will be offered on a continuous basis and may be purchased at NAV.

The Fund relies on exemptive relief from the SEC (received by an affiliate on March 24, 2020) to issue multiple classes of shares with different sales loads and ongoing shareholder servicing and/or distribution fees. The Fund engages in a continuous offering of shares of beneficial interest of the Fund, including Class A shares, Class C shares, and Class I shares. In connection with the sale of Class A shares, the Distributor will reallow to broker-dealers participating in the offering from the sales charge of 5.75%. The Distributor will compensate broker-dealers participating in the offering at a rate of up to 1.00% of the gross sales price per share for Class C Shares purchased from the Fund by such broker-dealer.

Settlements of sales of shares will occur on the third business day following the date on which any such sales are made. The Distributor will act as underwriter on a best efforts basis.

In addition, the Distributor will compensate broker-dealers participating in the offering of Class A and Class C shares on a quarterly basis at rates that are based on the average daily net assets of shares that are registered in the name of such broker-dealer as nominee or held in a shareholder account that designates such broker-dealer as the dealer of record. The rates, on an annual basis, are as follows: 0.25% for Class A shares, and 1.00% for Class C shares. Rights to these ongoing payments generally begin accruing in the 13th month following a purchase of Class A shares, although the Distributor may, in its discretion, make payments prior to the 13th month. Class I shares are not subject to shareholder servicing or distribution fees.

See “Plan of Distribution.”
Determination of Net Asset Value
The NAV of each class of the Fund’s shares is determined daily, as of the close of regular trading on the New York Stock Exchange (“NYSE”) (normally, 4:00 p.m., Eastern time). Each share is offered at the NAV next calculated after receipt of the purchase in good order, plus any applicable sales load. See “Determination of Net Asset Value.”
Purchases of Shares

We are offering to the public three classes of shares: Class A shares, Class C shares and Class I shares. The shares will be offered in a continuous offering. Shares will generally be offered for purchase on any day the NYSE is open for business. If you transmit your order to the Fund before the close of regular trading (generally 4:00 p.m. Eastern time) on a day that the NYSE is open for business, your order will be priced at the Fund’s NAV next computed after it is received by the Fund in good order. The minimum initial investment in our shares is $2,500 for Class A or C shares. The minimum investment in Class I shares is $500,000. The minimum subsequent investment for Class A, Class C and Class I shares is $500 per transaction, except that the minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. Financial intermediaries may aggregate orders of Class I Shares to meet the $500,000 minimum initial investment. In addition, the Distributor or the Fund may elect to waive the minimum and accept smaller investments in its discretion. See “Plan of Distribution.”
Use of Proceeds
The net proceeds of the continuous offering of shares are invested in accordance with our investment objective and policies as soon as practicable after receipt. Pending investment of the net proceeds in accordance with our investment objective and policies, we will invest in money market or short-term, high-quality fixed-income mutual funds. Investors should expect, therefore, that before we have fully invested the proceeds of this offering in accordance with our investment objective and policies, our assets will likely earn interest income at a modest rate. See “Use of Proceeds.”
Share Repurchase Program
We intend to conduct quarterly repurchase offers, at NAV, of no less than 5% of the Fund’s outstanding shares. Repurchase offers in excess of 5% are made solely at the discretion of the Board and investors should not rely on any expectation of repurchase offers in excess of 5%. It is also possible that a repurchase offer may be oversubscribed, with the result that shareholders may only be able to have a portion of their shares repurchased. Accordingly, although the Fund will make quarterly repurchase offers, investors should consider the Fund’s shares to be of limited liquidity. Shareholders will be notified of each quarterly repurchase offer and the date the repurchase offer ends (“Repurchase Request Deadline”). The time between the notification to shareholders and the Repurchase Request Deadline is generally 30 days, but may vary from no more than 42 days to no less than 21 days. Determination of NAV (“Repurchase Pricing Date”) occurs on the same date as the Repurchase Request Deadline. The Fund distributes payments to shareholders no later than seven calendar days after the Repurchase Pricing Date. The repurchase offers are expected to be made in January, April, July, and October of each year, beginning in January, 2026. See “Share Repurchase Program.”
Advisory Fees

Our Adviser is compensated for its services. Under the Investment Advisory Agreement, our Adviser is entitled to a fee consisting of two components—a base management fee and an incentive fee. When we determine to use leverage, as is the case with the issuance of preferred stock, the fees paid to the Adviser for investment advisory services are higher than if we did not use leverage because the fees paid are calculated based on total assets, which includes assets attributable to leverage. The base management fee is calculated at an annual rate of 1.375% of our total assets. The base management fee is payable quarterly in arrears and is calculated based on the average daily total assets during such period. The subordinated incentive fee, which we refer to as the subordinated incentive fee on income, will be calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter and will be subordinated to a fixed preferred return on the value of our net assets at the end of the immediately preceding calendar quarter equal to 1.75% per quarter, or an annualized rate of 7.0%. See “Investment Advisory Agreement—Overview of Our Adviser—Advisory Fees.”
Administration
We have entered into an administration agreement, or the “Administration Agreement,” under which we have agreed to reimburse Prospect Administration for our allocable portion of overhead and other expenses incurred by it in performing its obligations under the Administration Agreement, including furnishing us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities, as well as providing us with other administrative services. Prospect Administration is controlled by Prospect Capital Management. See “Administration Agreement.”
Sub-Administrator
We have entered into a sub-administration agreement, or the “Sub-Administration Agreement,” with Ultimus Fund Solutions, LLC (the "Sub-Administrator"), pursuant to which the Sub-Administrator provides certain administrative services necessary for the Fund’s operation. Pursuant to the Sub-Administration Agreement, the Sub-Administrator will receive compensation from the Fund.
Expense Limitation Agreement

Pursuant to the Expense Limitation and Reimbursement Agreement between us and our Adviser (the “ELA”), our Adviser has agreed reimburse expenses of each class of the Fund in order to limit the Fund’s Operating Expenses (as defined below) to an annual rate, expressed as a percentage of each class’s average quarterly net assets, equal to 2.00% (the “Annual Limit”). For purposes of the ELA, the term “Operating Expenses” with respect to the Fund, is defined to include all expenses necessary or appropriate for the operation of the Fund, including but not limited to any and all costs and expenses that qualify as line item “organization and offering” expenses in the financial statements of the Fund as the same are filed with the SEC and other expenses described in the Investment Advisory Agreement, but does not include the Adviser’s base management fee and incentive fee, any portfolio transaction or other investment-related costs (including brokerage commissions, dealer and underwriter spreads, prime broker fees and expenses and dividend expenses related to short sales), distribution and shareholder servicing fees, interest expenses and other financing costs, extraordinary expenses and acquired fund fees and expenses.

Any amount reimbursed pursuant to the ELA is subject to recoupment by our Adviser (an “ELA Recoupment”) within the three years following the date that the expense was reimbursed by the Adviser, so long as such recoupment does not cause the Fund’s expense ratio (after the recoupment is taken into account) to exceed either: (1) the Annual Limit in place at the time such amounts were paid by the Adviser; or (2) the Fund’s current Annual

Limit. If the ELA is terminated or expires pursuant to its terms, our Adviser maintains its right to recoupment, subject to the aforementioned limitations.

The Adviser has agreed to reimburse expenses until at least December 31, 2026. The ELA may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, on 60 days written notice to the Adviser.

Additionally, the Adviser has agreed, pursuant to a Fee Waiver and Reimbursement Agreement with the Fund, to (1) waive all management fees until at least December 31, 2026 and (2) reimburse the Fund's Operating Expenses (as defined in the ELA) up to the Annual Limit (as defined in the ELA) until at least December 31, 2026 (the “Management Fee Waiver and Reimbursement”). The Management Fee Waiver and Reimbursement is not subject to recoupment. The Management Fee Waiver and Reimbursement Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees on 60 days written notice to the Adviser.

The Adviser may waive or reimburse additional fees of the Fund in its discretion.

Conflicts of Interest
Our Adviser and certain of its affiliates may experience conflicts of interest in connection with the management of our business affairs, including, but not limited to, the following:
•The directors, officers and other personnel of our Adviser and its affiliates allocate their time between advising us and managing other investment activities and business activities in which they may be involved, including managing and operating PSEC, PFLOAT and PRIS;
•The compensation payable by us to our Adviser and other affiliates will be approved by our Board of Trustees consistent with the exercise of the requisite standard of care applicable to trustees under Delaware law and our declaration of trust and bylaws. Such compensation is payable, in most cases, whether or not our stockholders receive distributions;
•We will compete with certain affiliates for investments, including PSEC, PRIS and PFLOAT, subjecting our Adviser and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf;
•Regardless of the quality of the assets acquired or the services provided to us, or whether we make distributions to our stockholders, our Adviser will receive base management fees, reimbursement for payment of Fund expenses (as outlined in the Investment Advisory Agreement) and may receive subordinated incentive fees in connection with the generation of net investment income;
•We may compete with other funds managed by affiliates of our Adviser for investment opportunities, subjecting our Adviser and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions to us;
•From time to time, to the extent consistent with the 1940 Act and the rules and regulations promulgated thereunder, we and other clients (if any) for which our Adviser and its affiliates provide investment management services or carry on investment activities may make investments at different levels of an investment entity’s capital structure or otherwise in different classes of an issuer’s securities. These investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by us and such other clients;
•Our Adviser and its respective affiliates may give advice and recommend securities to other clients which may differ from advice given to, or securities recommended or bought for, us, even though their investment objective may be similar to ours;
•Prospect Capital Management and its affiliates may have existing business relationships or access to material, non-public information that would prevent our Adviser from recommending certain investment opportunities that would otherwise fit within our investment objective;
•Our Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of our Adviser or its affiliates. Affiliates of our Adviser, whose primary business includes the origination of investments, engage in investment advisory business with accounts that compete with us. Affiliates of our Adviser have no obligation to make their originated investment opportunities available to us; and
•To the extent permitted by the 1940 Act and staff interpretations, our Adviser may seek to have us and one or more other investment accounts managed or owned by our Adviser or certain of its affiliates participate in an investment opportunity. The Order permitting us to co-invest with other funds managed or owned by our Adviser or certain affiliates grants us the ability to negotiate terms other than price and quantity of co-investment transactions with other funds managed or owned by our Adviser or certain affiliates, including PSEC, PRIS and PFLOAT, where co-investing would otherwise be prohibited by the 1940 Act, subject to the conditions included therein. Under the terms of the Order, a majority of our independent trustees who have no financial interest in the transaction must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies. The Order also imposes reporting and record keeping requirements and limitations on transactional fees. We may only co-invest with other funds managed or owned by our Adviser or certain affiliates in accordance with such Order and existing regulatory guidance. See “Certain Relationships and Related Party Transactions—Allocation of Investments” in the statement of additional information. These co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among us and the other participating accounts. To mitigate these conflicts, our Adviser and its affiliates will seek to allocate portfolio transactions for all of the participating investment accounts, including us, on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments, the applicable investment programs and portfolio positions, the clients for which participation is appropriate and any other factors deemed appropriate.
Distributions
Subject to our Board of Trustees’ discretion and applicable legal restrictions, we intend to authorize and declare ordinary cash distributions on a quarterly basis and pay such distributions on a monthly basis. We will then calculate each stockholder’s specific distribution amount for the period using weekly record dates with each stockholder eligible to receive distributions beginning the week we accept the stockholder’s order for our shares. Our distributions may exceed our earnings. Therefore, portions of the distributions that we make may be a return of the money that you originally invested and represent a return of capital to you for tax purposes. Such a return of capital is not immediately taxable, but reduces your tax basis in our shares, which may result in higher taxes for you even if your shares are sold at a price below your original investment. Each year a statement on Form 1099-DIV identifying the source of the distribution will be mailed to our stockholders. There can be no assurance that we will be able to pay distributions at a specific rate or at all. See “Material U.S. Federal Income Tax Considerations.”
We intend to make our ordinary distributions in the form of cash, and stockholders will automatically receive additional shares of the Fund in an amount equivalent to the cash distribution, pursuant to our distribution reinvestment plan, unless a stockholder opts out of the plan. See “Distribution Reinvestment Plan.” Any distributions reinvested under the plan will nevertheless remain taxable to a U.S. stockholder. If stockholders hold shares in the name of a broker or financial intermediary, they should contact the broker or financial intermediary regarding their election to opt out of the distribution reinvestment plan.
Distribution Reinvestment Plan
Each shareholder whose shares are registered in its own name will automatically be a participant under the distribution reinvestment plan established by the Fund (the “DRIP”), and have all income dividends and/or capital gains distributions automatically reinvested in shares unless such shareholder specifically elects to receive all income, dividends and/or capital gain distributions in cash. See “Distribution Reinvestment Plan.”
Taxation
We intend to elect to be treated for U.S. federal income tax purposes, and intend to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not be subject to U.S. federal income tax on any ordinary income or capital gains that we timely distribute to our stockholders from our tax earnings and profits. To qualify for RIC tax treatment, we generally must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Material U.S. Federal Income Tax Considerations.”

Available Information
We file periodic reports, proxy statements and other information with the SEC. This information will be available on the SEC’s website at https.//www.sec.gov. This information will also be available free of charge by contacting us at 10 East 40th Street, 42nd Floor, New York, New York, 10016 or on our website at www.prospectenhanced.com (which is not intended to be an active hyperlink). These reports should not be considered a part of or as incorporated by reference into this prospectus, or the registration statement of which this prospectus is a part.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in this offering will bear directly or indirectly. The cost you pay to invest in the Fund varies depending upon which class of shares you purchase. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “Prospect Enhanced Yield Fund” or that “we” will pay fees or expenses, stockholders will indirectly bear such fees or expenses as investors in us.

Class	Class A	Class C		Class I
Shareholder Transaction Expenses(1)
Maximum sales load on your investment (as a percentage of offering price)	5.75%	None		None
Early Withdrawal Charge	None	1.00%	(2)	None
Annual Expenses (as a percentage of average net assets attributable to Shares)
Management Fees(3)	1.38%	1.38%		1.38%
Incentive fees(4)	—%	—%		—%
Service Fee	0.25%	0.25%		None
Distribution Fee	None	0.75%		None
Interest Expense on Borrowed Funds(5)	—%	—%		—%
Other Expenses(6)	4.90%	4.90%		4.90%
Acquired Fund Fees and Expenses(7)	—%	—%		—%
Total Annual Expenses	6.53%	7.28%		6.28%
Fee Waivers/Reimbursements/Recoupment(8)	(6.28)%	(6.28)%		(6.28)%
Net Annual Expenses	0.25%	1.00%		—%

(1)Amount assumes that we sell $50 million worth of our common stock (and do not issue any preferred stock) during the 12 months following the date of this prospectus. Actual expenses will depend on the number of shares we sell in this offering and the amount of leverage we employ. For example, if we were to raise proceeds significantly less than this amount over the next twelve months, our expenses as a percentage of our average net assets would be significantly higher. There can be no assurance that we will sell $50 million of our shares during the twelve months following the date of this prospectus.
(2)Class C shares are subject to an Early Withdrawal Charge equal to 1.00% of the original purchase price of Class C shares repurchased by the Fund that have been held, as of the time of repurchase, less than 365 days from the purchase date.
(3)Our base management fee under the Investment Advisory Agreement will be payable quarterly in arrears, and will be calculated at an annual rate of 1.375% of the value of our average daily total assets during such period. The percentage reflected in the table is higher than 1.375% because it is calculated on our average net assets (rather than our average total assets). See “Investment Advisory Agreement—Overview of Our Adviser—Advisory Fees.”
(4)The subordinated incentive fee payable to our Adviser is based on our performance and will not be paid unless we achieve certain performance targets. For example, the subordinated incentive fee, which we refer to as the subordinated incentive fee on income, will be calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter and will be subordinated to a fixed preferred return on the value of our net assets at the end of the immediately preceding calendar quarter equal to 1.75% per quarter, or an annualized rate of 7.0%. See “Investment Advisory Agreement—Overview of Our Adviser—Advisory Fees” for a full explanation of how this incentive fee is calculated. The Fund does not have any performance information upon which to calculate an incentive fee, as such, it is estimated at zero.

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(5)“Interest payments on borrowed funds” assumes borrowings of 0% of net assets during the first twelve months of the Fund’s operations.
(6)Other expenses include organizational and offering expenses, accounting, legal and auditing fees as well as the reimbursement of the compensation of our chief financial officer, chief compliance officer, treasurer and secretary and other administrative personnel of our Administrator and fees payable to our independent trustees. The amount presented in the table is based on estimated amounts that may be incurred for the current fiscal year. The estimate of our administrative costs is based on our projected allocable portion of overhead and other expenses incurred by Prospect Administration in performing its obligations under the Administration Agreement, as well as reimbursement of Fund expenses (as outlined in the Investment Advisory Agreement) paid by the Adviser. “Other expenses” does not include non-recurring expenses. See “Administration Agreement” and “Investment Advisory Agreement.”
(7)Acquired Fund Fees and Expenses are the indirect costs of investing in other investment companies including private funds that rely on Section 3(c)(1) or 3(c)(7) of the 1940 Act. These indirect costs may include performance fees paid to the Acquired Fund’s adviser or its affiliates. It does not include brokerage or transaction costs incurred by the Acquired Funds. Acquired Fund Fees and Expenses are based on estimated amounts for the current fiscal year. The amounts under this line item are estimated to be less than 1 basis point, and are therefore included in other expenses.
(8)Pursuant to the ELA, our Adviser has agreed to reimburse expenses of each class of the Fund in order to limit the Fund’s Operating Expenses (as defined below) to an annual rate, expressed as a percentage of each class’s average quarterly net assets, equal to 2.00% (the “Annual Limit”). For purposes of the ELA, the term “Operating Expenses” with respect to the Fund, is defined to include all expenses necessary or appropriate for the operation of the Fund, including but not limited to any and all costs and expenses that qualify as line item “organization and offering” expenses in the financial statements of the Fund as the same are filed with the SEC and other expenses described in the Investment Advisory Agreement, but does not include our Adviser’s base management fee and incentive fee, any portfolio transaction or other investment-related costs (including brokerage commissions, dealer and underwriter spreads, prime broker fees and expenses and dividend expenses related to short sales), distribution and shareholder servicing fees, interest expenses and other financing costs, extraordinary expenses and acquired fund fees and expenses. Any amount reimbursed pursuant to the ELA is subject to recoupment by our Adviser (an “ELA Recoupment”) within the three years following the date that the expense was reimbursed by the Adviser, so long as such recoupment does not cause the Fund’s expense ratio (after the recoupment is taken into account) to exceed either: (1) the Annual Limit in place at the time such amounts were paid by the Adviser; or (2) the Fund’s current Annual Limit. If the ELA is terminated or expires pursuant to its terms, our Adviser maintains its right to recoupment, subject to the aforementioned limitations. The Adviser has agreed to reimburse expenses until at least December 31, 2026. The ELA may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, on 60 days written notice to the Adviser. Additionally, the Adviser has agreed, pursuant to a Management Fee Waiver and Reimbursement Agreement with the Fund, to (1) waive all management fees until at least December 31, 2026 and (2) reimburse the Fund's Operating Expenses (as defined in the ELA) up to the Annual Limit (as defined in the ELA) until at least December 31, 2026. The Management Fee Waiver and Reimbursement is not subject to recoupment. The Management Fee Waiver and Reimbursement Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees on 60 days written notice to the Adviser.
Example
The following example demonstrates the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in our shares. In calculating the following expense amounts, we have assumed our annual operating expenses would remain at the percentage levels set forth in the table above and that the ELA and the Management Fee Waiver and Reimbursement Agreement would only be in effect for one year.

You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return.

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	1 Year	3 Years	5 Years	10 Years
Class A Shares	$60	187	310	601
Class C Shares	$10	158	299	625
Class I Shares	$0	130	257	560
The example and the expenses in the tables above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown. While the example assumes, as required by the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%.

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FINANCIAL HIGHLIGHTS

The Fund has not yet commenced investment operations, and therefore, a financial highlights table for the Fund has not been included in this Prospectus.

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INVESTMENT OBJECTIVE AND STRATEGY

We are an externally managed, non-diversified, closed-end management investment company that has registered as an investment company under the 1940 Act and operates as an interval fund. We are managed by Prospect Enhanced Yield Management, LLC, a registered investment adviser under the Investment Advisers Act of 1940, as amended, or the Advisers Act, which oversees the management of our activities and is responsible for making investment decisions for our portfolio. We intend to elect to be treated for U.S. federal income tax purposes, and qualify annually thereafter, as a regulated investment company, or RIC, under the Code.
Investment Strategy
Our investment objective is to generate current income and, as a secondary objective, long-term capital appreciation. This investment objective is not fundamental and may be changed by our Board of Trustees if we provide our stockholders with at least 60 days prior notice.
We seek to achieve our investment objective by investing, under normal circumstances, at least 80% of our net assets plus borrowings for investment purposes, in non-mortgage related structured credit instruments. Non-mortgage related structured credit instruments include: ABS, CLOs and other securitized investments representing interests in cashflows from various assets, such as loans, leases, and warehouse facilities. We may invest in instruments with underlying assets that have similar economic characteristics to the structured credit instruments in which we may make direct investments such as credit derivatives. We may invest in structured credit instruments that are fixed rate or floating or variable rate, and of any credit quality, duration, or maturity. We will invest significantly in securities that are unrated or rated below investment grade, i.e., “junk” securities.
The structured credit investments in which we invest typically will be special purpose vehicles and will be predominantly collateralized against pools of assets that vary by investment. The structured credit investments will typically will be BB or B rated (non-investment grade or “junk”) and in limited circumstances, unrated.
We will identify potential investments using our Adviser’s market knowledge, experience and industry relationships. Our Adviser’s relationships with asset-backed securities issuers, CLO collateral managers, underwriters and trading desks will be used to source transactions. In determining when to sell an investment, our Adviser will consider the following factors: the performance of such investment, current market conditions, our capital needs, and other factors.
We seek to invest a majority of our assets in a broad portfolio of unrated or below investment grade rated asset-backed debt, including CLO debt tranches and to a lesser extent, CLO equity. We invest to obtain exposure across a relatively broad range of underlying assets, collateral, loans, and issuers. We also take into consideration any correlation between different underlying securities.
The Fund may invest in credit derivatives, including CDX Indices or CDX index tranches. A CDX Index is a swap on an index of CDS. Investing in CDX Indices allows an investor to manage credit risk or to take a position on a basket of credit entities (such as CDS) in a more efficient manner than transacting in single name CDS. If a credit event occurs in one of the underlying companies, the protection is paid out via the delivery of the defaulted bond by the buyer of protection in return or payment of the notional value of the defaulted bond by the seller of protection or it may be settled through a cash settlement between the two parties. The underlying company is then removed from the index. New series of CDX Indices are issued on a regular basis. A CDX index tranche provides access to customized risk, exposing each investor to losses at different levels of subordination. The lowest part of the capital structure is called the “equity tranche” as it has exposure to the first losses experienced in the basket. The mezzanine and senior tranches are higher in the capital structure but can also be exposed to loss in value.
We may, at times, invest a portion of our assets opportunistically commercial mortgage backed securities (“CMBS”) in order to achieve our investment objective.

In order to comply with diversification requirements applicable to RICs, with respect to half of our investment portfolio, our interest in any one investment will not exceed 5% of the value of our gross assets, and with respect to the other half of our portfolio, our interest in any one investment will not exceed 25% of the value of our gross

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assets. We do not operate as a “diversified” investment company within the meaning of the 1940 Act. See “Material U.S. Federal Income Tax Considerations” for our detailed RIC diversification requirements.
Overview of Collateralized Loan Obligations
The CLOs that we invest in are special purpose investment vehicles (typically formed in the Cayman Islands or another similar foreign jurisdiction) that own a diversified pool of senior secured loans. A CLO raises capital by issuing multiple tranches of debt and an equity tranche. The rated CLO debt tranches consist of long-term financing with specified financing terms, including floating interest rates at a stated spread over SOFR.
In a typical CLO, the capital structure would include approximately 75% to 90% debt, with the remainder comprising the junior-most CLO security, typically referred to as the CLO’s equity tranche. Interest cashflows derived from the pool of Senior Secured Loans are generally allocated sequentially in this order:
(1) Administrative expenses in the CLO
(2) Senior collateral management fee
(3) Interest expense on senior debt tranches
(4) Interest expense on junior debt tranches
(5) Junior management fees
(6) Remainder to the equity tranche
This sequential cashflow allocation is usually referred to as the “payment waterfall.” The most subordinated tranche of securities is, therefore, the most sensitive to defaults and realized losses from the underlying loans, while the higher rated-tranches have lower corresponding risk (and offer lower potential returns).
The equity tranche represents the most junior tranche in the CLO capital structure. An investor in the equity tranche expects that the interest received from the loans will exceed the expenses in the CLO structure. If this does not occur, then the investors in the equity tranche will experience a lower level of distributions and may incur a complete loss of investment. If losses on the CLO’s loans increase above certain levels, the CLO’s debt investors are also at risk of principal loss.
Debt tranches of CLOs are typically rated by Moody’s, Standard & Poor’s (“S&P”) and Fitch and have a stated coupon or spread over SOFR. CLO debt tranches may be rated AAA to B. Equity tranches of CLOs are unrated and do not have a stated coupon. The principal and interest payments made to CLO junior debt tranches occur after the CLO’s senior and investment grade tranches have received their contractual payments. Equity tranches receive the cash flow after all other payments in the payment waterfall are made.
Overview of Deal Sourcing
Deals will typically be sourced through our Adviser’s direct contact and access to major U.S.-based ABS and CLO issuers and extensive relationships and contacts with U.S. ABS and CLO trading operations at banks and other financial institutions.
Analysis of Collateral
Our Adviser also will typically perform in-depth due diligence on the underlying collateral of ABS and CLO securities we evaluate for investments. Our Adviser’s evaluation process typically focuses on identifying high-risk assets, evaluating the key events which could lead to their default, and understanding the timing of these events and the expected severity of loss should these events take place.
We caution investors that the past performance described above is not indicative of future returns and the results do not include fees, expenses or taxes that a stockholder may incur. The results described above may not be representative of our portfolio.
In this process of evaluation, input generally will be obtained from our Adviser’s professionals. In addition, our Adviser has access to its experienced credit team for information with which to screen issuers according to

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qualitative and quantitative criteria. Credit statistics are typically reviewed for all collateral underlying our investments. This review usually will be used in the investment modeling process and stress case analysis, which our Adviser believes will produce a thorough assessment of underlying potential default and recovery characteristics of Target Securities.
ABS and CLO Structural Analysis
We utilize both proprietary and third party financial models to assess credit and structural risks of each prospective ABS and CLO investment and to determine expected returns. Typically these models incorporate many of the following structural variables and assumptions in respect of each transaction:
•probability and/or timing of underlying asset default;
•recovery rates and timing of recovery on defaulted assets;
•cash receipts and prepayments;
•term of the transaction;
•capital structure;
•funding cost;
•fees and expenses; and
•cash flow “waterfalls”, including application of excess spread and cash flow diversion triggers.
Utilizing our default and recovery assumptions generated for portfolios, a risk analysis generally will be performed to determine the probability of achieving various return levels for each investment. Transactions which demonstrate stable return profiles with high breakeven probabilities typically will be targeted and transactions with significant tail risk (i.e., probability of achieving below targeted returns) typically will be avoided.
Our Adviser also utilizes in-house legal professionals and/or external legal counsel to review ABS and CLO legal documents as part of the investment process.
The structural analysis generally will also be used to identify and manage risk concentrations in the aggregate investment portfolio (i.e., asset, asset class, sector, rating and manager) and to ensure ongoing compliance with our investment strategy.
Management of Investments
Investment decisions by our Adviser will generally be based on a rigorous credit and structural review and relative value analysis performed by its team, and potential investments will generally be analyzed on the merits of the individual transaction in terms of absolute return targets and relative value versus comparable opportunities.
Our Adviser’s team generally will prepare an investment memorandum that documents an investment hypothesis and supporting information. Supporting information often includes, among other items, due diligence performed on the underlying portfolio, stratification of collateral to be included in the transaction, the structural analysis set out above, due diligence performed on the collateral manager if applicable a review and analysis of the offering documentation, and modeling of “downside” and “stress” scenarios.
Our Adviser’s sale and purchase decisions are reviewed and approved by multiple professionals. Our Adviser’s professionals typically use a consensus approach to decision making, wherein each purchase or sale of an investment must be approved by a majority of such professionals. If a majority consensus is not reached, an investment sale or purchase typically will not be made. Our Adviser’s professionals confer as often as is necessary to discuss potential new investments and existing positions whenever action is required. As part of its investment decisions, our Adviser’s professionals may also take into consideration an analysis of a potential investment’s impact on our portfolio’s structure. See “Portfolio Management” for additional information on our Adviser’s professionals.
Risk management is an on-going process that may include regular benchmarking of investment performance against the initial investment hypothesis and the maintenance and monitoring of a “risk rating list” by our Adviser on a monthly basis derived from general market information including security prices, press releases, news and

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statements and ongoing due diligence to assist our Adviser in forecasting the occurrence of specific credit events and modeling outcomes.
Cash Uses and Cash Management Activities
In accordance with our investment strategy, our principal use of cash (including the net offering proceeds) will be to fund investments sourced by our Adviser, as well as initial expenses related to this offering, ongoing operational expenses, payment of repurchase offers, and payment of dividends and other distributions to stockholders in accordance with our distribution policy. See “Distributions”.
Use of Leverage
To seek to enhance our returns, we may borrow money from time to time at the discretion of our Adviser within the levels permitted by the 1940 Act (which generally allows us to incur indebtedness so long as our asset coverage ratio is at least 300% with respect to and after incurring such indebtedness or issue preferred stock so long as our asset coverage ratio is at least 200% with respect to and after issuing such preferred stock) when the terms and conditions available are favorable to long-term investing and well-aligned with our investment strategy and portfolio composition. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook.
The use of borrowed funds or the proceeds of notes or preferred stock to make investments has its own specific set of benefits and risks, and all of the costs of borrowing funds or issuing preferred stock would be borne by holders of our common stock. See “Risk Factors-Risks Related to Our Capital Structure and Leverage” for a discussion of the risks inherent to employing leverage.
Competition
We compete for investments with other investment companies and investment funds (including private equity funds, and mezzanine funds), as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, invest in Target Securities. As a result of these new entrants, competition for investment opportunities in Target Securities may intensify. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. We believe we will be able to compete with these entities primarily on the basis of the experience and contacts of our Adviser, and our responsive and efficient investment analysis and decision-making processes.
Operations
Our day-to-day investment operations are managed by our Adviser. Our Adviser does not currently have employees, but has access to certain investment, finance, accounting, legal, and administrative personnel of Prospect Capital Management and Prospect Administration. In particular, certain personnel of Prospect Capital Management will be made available to our Adviser to assist it in managing our portfolio and operations, provided that they are supervised at all times by our Adviser.
In addition, we reimburse Prospect Administration for an allocable portion of expenses incurred by it in performing its obligations under our Administration Agreement, including a portion of the rent and the compensation of our chief financial officer, chief compliance officer, treasurer and secretary and other administrative support personnel.
Facilities
We do not own any real estate or other physical properties materially important to our operation. Our corporate headquarters are located at 10 East 40th Street, 42nd Floor, New York, NY 10016, where we occupy office space pursuant to an Administration Agreement with Prospect Administration.
Legal Proceedings
Neither we nor our Adviser are currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us or against our Adviser.
From time to time, our Adviser, its affiliates or its professionals may be party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights with respect to our

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investments. While the outcome of such legal proceedings cannot be predicted with certainty, we do not expect that any such proceedings will have a material effect upon our financial condition or results of operations.

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RISK FACTORS
Investing in our shares involves a number of significant risks. In addition to the other information contained elsewhere in this prospectus, you should consider carefully the following information before making an investment in our shares. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, the net asset value of our shares could decline, and you may lose all or part of your investment.
Risks Related to Our Business and Structure
Our Board of Trustees may change our investment objective by providing our stockholders with 60 days prior notice, or may modify or waive our current operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.
Our investment objective is to generate current income and, as a secondary objective, long-term capital appreciation. This investment objective may be changed by our Board of Trustees if we provide our stockholders with at least 60 days prior notice. In addition, our Board of Trustees has the authority to modify or waive our current operating policies, investment criteria and strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our investment objective, current operating policies, investment criteria and strategies would have on our business, net asset value, operating results or the value of our shares. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we will have significant flexibility in investing the net proceeds of this offering and may use the net proceeds from our public offering in ways with which investors may not agree. Finally, since our shares are not listed on a national securities exchange, you will be limited in your ability to sell your shares in response to any changes in our investment objective, operating policies, investment criteria or strategies.
The SEC staff could modify its position on certain non-traditional investments, including investments in CLOs.
The staff of the SEC has undertaken a broad review of the potential risks associated with different asset management activities, focusing on, among other things, liquidity risk and risk from leverage. The staff of the Division of Investment Management has, in correspondence with registered management investment companies, raised questions about the level and special risks of investments in CLOs. While it is not possible to predict what conclusions the staff will reach in these areas, or what recommendations the staff might make to the SEC, the imposition of limitations on investments by registered management investment companies in CLOs could adversely impact our ability to implement our investment strategy and/or our ability to raise capital through public offerings, or cause us to take certain actions with potential negative impacts on our financial condition and results of operations. We are unable at this time to assess the likelihood or timing of any such regulatory development.
We are subject to credit risks and risks associated with unrated or below investment grade securities.
While the Fund’s investments are expected to consist of predominantly structured credit instruments, some of our investments may be subject to greater credit risk than others. Credit risk is the risk that an issuer of, or obligor under, an investment, may be unable or unwilling to make dividend, interest and principal payments when due and the related risk that the value of an investment may decline because of concerns about the issuer’s or obligor’s ability or willingness to make such payments. This risk may be especially heightened for certain of our investments which may be rated below investment grade or unrated, as well as investments that may be of credit quality comparable to securities rated below investment grade by a rating agency or unrated. Such unrated or below investment grade securities are commonly referred to as “junk” or “high yield” securities. Such investments of comparable credit quality, while generally offering the potential for higher yields than investment grade securities with similar maturities, involve greater risks, including the possibility of dividend or interest deferral, default or bankruptcy, and are regarded as predominantly speculative with respect to the issuer’s capacity to pay dividends or interest and repay principal. In addition, these investments of comparable credit quality are generally more susceptible to decline in market value due to adverse economic and business developments and are often unsecured and subordinated to other creditors of the issuer. The market values for unrated or below investment grade securities or investments of comparable credit quality tend to be very volatile, and these instruments are generally less liquid than investment grade securities.

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Economic recessions or downturns could impair our portfolio investments and adversely affect our operating results.
The performance of the underlying collateral for many of our investments may be susceptible to economic slowdowns or recessions and may be unable to repay our debt investments during these periods. Recent inflationary pressure and rising interest rates have and may continue to disrupt economic markets. In the past, instability in the global capital markets resulted in disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major domestic and international financial institutions. In particular, in past periods of instability, the financial services sector was negatively impacted by significant write-offs as the value of the assets held by financial firms declined, impairing their capital positions and abilities to lend and invest.
In an economic downturn, we may have non-performing assets or non-performing assets are likely to increase, and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may also decrease the value of any collateral securing our investments. A prolonged recession may further decrease the value of such collateral and result in losses of value in our portfolio and a decrease in our revenues, net income and NAV. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us on terms we deem acceptable. These events could prevent us from making or increasing investments and adversely affect our operating results.
We are subject to prepayment and extension risk.
Many types of debt instruments are subject to prepayment and extension risk. Prepayment risk is the risk that the issuer of a debt instrument will pay back the principal earlier than expected. This risk is heightened in a falling market interest rate environment. Prepayment may expose the Fund to a lower rate of return upon reinvestment of principal. Also, if a debt instrument subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment. Extension risk is the risk that the issuer of a debt instrument will pay back the principal later than expected. This risk is heightened in a rising market interest rate environment. This may negatively affect performance, as the value of the debt instrument decreases when principal payments are made later than expected. Additionally, the Fund may be prevented from investing proceeds it would have received at a given time at the higher prevailing interest rates.
Global economic, political and market conditions may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability.
Downgrades by rating agencies to the U.S. government’s credit rating or concerns about its credit and deficit levels in general could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our debt portfolio and our ability to access the debt markets on favorable terms. In addition, a decreased U.S. government credit rating could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our common stock.
Deterioration in the economic conditions in the Eurozone and globally, including instability in financial markets, may pose a risk to our business. In recent years, financial markets have been affected at times by a number of global macroeconomic and political events, including the following: large sovereign debts and fiscal deficits of several countries in Europe and in emerging markets jurisdictions, levels of non-performing loans on the balance sheets of European banks, the potential effect of any European country leaving the Eurozone, the effect of the United Kingdom leaving the European Union (the “EU”), and market volatility and loss of investor confidence driven by political events. The decision made in the United Kingdom to leave the EU has led to volatility in global financial markets and may lead to weakening in consumer, corporate and financial confidence in the United Kingdom and Europe. Market and economic disruptions have affected, and may in the future affect, consumer confidence levels and spending, personal bankruptcy rates, levels of incurrence and default on consumer debt and home prices, among other factors. We cannot assure you that market disruptions in Europe, including the increased cost of funding for certain governments and financial institutions, will not impact the global economy, and we cannot assure you that assistance packages will be available, or if available, be sufficient to stabilize countries and markets in Europe or elsewhere affected by a financial crisis. To the extent uncertainty regarding any economic recovery in Europe negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be significantly and adversely affected.

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Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Specifically, Russia’s recent military incursion into Ukraine, the response of the United States and other countries, and the potential for wider conflict, has increased volatility and uncertainty in the financial markets and may adversely affect the Fund.
Immediately following Russia’s invasion, the United States and other countries imposed wide-ranging economic sanctions on Russia, individual Russian citizens, and Russian banking entities and other businesses, including those in the energy sector. These unprecedented sanctions have been highly disruptive to the Russian economy and, given the interconnectedness of today’s global economy, could have broad and unforeseen macroeconomic implications. The ultimate nature, extent and duration of Russia’s military actions (including the potential for cyberattacks and espionage), and the response of state governments and businesses, cannot be predicted at this time. However, further escalation of the conflict could result in significant market disruptions, and negatively affect global supply chains, inflation and global growth. In addition, the Israel-Hamas conflict as well as the potential risk for a wider conflict could negatively affect financial markets. The Middle East plays a pivotal role in the global energy sector, and prolonged instability could impact oil prices, leading to increased costs for businesses and consumers. Furthermore, the U.S.’s diplomatic ties and commitments in the region mean that it might become more directly involved, either diplomatically or militarily, diverting attention and resources. These and any related events could negatively impact the performance of our investment’s underlying collateral.
Additionally, the Federal Reserve has raised interest rates multiple times since March 2022 and rates have remained elevated. These developments, along with the United States government’s credit and deficit concerns, global economic uncertainties and market volatility, could cause interest rates to be volatile, which may negatively impact the performance of the Fund.
Political, social and economic uncertainty creates and exacerbates risk.
Social, political, economic and other conditions and events (such as natural disasters, epidemics and pandemics, terrorism, conflicts and social unrest) will occur that create uncertainty and have significant impacts on issuers, industries, governments and other systems, including the financial markets, to which companies and their investments are exposed. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets, including in established markets such as the U.S. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat.
Uncertainty can result in or coincide with, among other things: increased volatility in the financial markets for securities, derivatives, loans, credit and currency; a decrease in the reliability of market prices and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; changes to governmental regulation and supervision of the loan, securities, derivatives and currency markets and market participants and decreased or revised monitoring of such markets by governments or self-regulatory organizations and reduced enforcement of regulations; limitations on the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; the significant loss of liquidity and the inability to purchase, sell and otherwise fund investments or settle transactions (including, but not limited to, a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high, rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.
Legislative or other actions relating to taxes could have a negative effect on us.

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Legislative or other actions relating to taxes could have a negative effect on us or our stockholders. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service (“IRS”) and the U.S. Treasury Department. We cannot predict with certainty how any changes in the tax laws might affect us, our stockholders or our investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our stockholders of such qualification, or could have other adverse consequences. Investors are urged to consult with their tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our securities.
Interest rate fluctuations may adversely affect the value of our portfolio investments which could have an adverse effect on our business, financial condition and results of operations.
Our debt investments may be based on floating rates, such as SOFR, EURIBOR, the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on our investments, the value of our common stock and our rate of return on invested capital. A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on our net interest income. An increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net income. Also, an increase in interest rates available to investors could make investment in our common stock less attractive if we are not able to increase our dividend rate, which could reduce the value of our common stock.
Because we have issued shares of preferred stock and may borrow money and may issue additional shares of preferred stock to finance investments, our net investment income may depend, in part, upon the difference between the rate at which we borrow funds or pay distributions on preferred stock and the rate that our investments yield. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates, our cost of funds would increase except to the extent we have issued fixed rate debt or preferred stock, which could reduce our net investment income.
You should also be aware that a change in the general level of interest rates can be expected to lead to a change in the interest rate we receive on many of our debt investments. Accordingly, a change in the interest rate could make it easier for us to meet or exceed the performance threshold and may result in a substantial increase in the amount of incentive fees payable to our Adviser with respect to the portion of the Incentive Fee based on income.
Our ability to achieve our investment objective depends on our Adviser’s ability to manage and support our investment process. If our Adviser were to lose access to its professionals, our ability to achieve our investment objective could be significantly harmed.
Since we have no employees, we will depend on the investment expertise, skill and network of business contacts of our Adviser. Our Adviser will evaluate, negotiate, structure, execute, monitor and service our investments. Our future success will depend to a significant extent on the continued service and coordination of the professionals of our Adviser. The departure of any of our Adviser’s professionals could have a material adverse effect on our ability to achieve our investment objective.
Our ability to achieve our investment objective depends on our Adviser’s ability to identify, analyze, invest in, finance and monitor companies and investments that meet our investment criteria. Our Adviser’s capabilities in structuring the investment process, providing competent, attentive and efficient services to us, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve our investment objective, our Adviser may need to hire, train, supervise and manage new investment professionals to participate in our investment selection and monitoring process. Our Adviser may not be able to find investment professionals in a timely manner or at all. Failure to support our investment process could have a material adverse effect on our business, financial condition and results of operations.
Both the Investment Advisory Agreement and Administration Agreement have termination provisions that allow the parties to terminate the agreements without penalty. For example, the Investment Advisory Agreement may be terminated at any time, without penalty, by our Adviser upon 60 days’ notice to us. If either agreement is terminated,

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it may adversely affect the quality of our investment opportunities. In addition, in the event such agreements are terminated, it may be difficult for us to replace our Adviser or Prospect Administration.
Because our business model depends to a significant extent upon relationships with investment banks, commercial banks, loan originators and CLO collateral managers, the inability of our Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.
Our Adviser depends on its relationships with investment banks, commercial banks, loan originators, and CLO collateral managers, and we will rely to a significant extent upon these relationships to provide us with potential investment opportunities. If our Adviser fails to maintain its existing relationships or develop new relationships with other sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom our Adviser has relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us.
We may face increasing competition for investment opportunities, which could delay deployment of our capital, reduce returns and result in losses.
We compete for investments with other investment companies and investment funds (including private equity funds, and mezzanine funds), as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, invest in Target Securities. As a result of these new entrants, competition for investment opportunities in Target Securities may intensify. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. A significant part of our competitive advantage stems from the fact that the market for Target Securities is underserved by financing sources generally. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms. Furthermore, many of our competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act will impose on us as a registered closed-end management investment company.
A significant portion of our investment portfolio will be recorded at fair value as determined in good faith pursuant to our valuation procedures and, as a result, there will be uncertainty as to the value of our investments.
Under the 1940 Act, we are required to carry our investments at market value or, if there is no readily available market value, at fair value as determined pursuant to our valuation procedures. Typically, there will not be a public market for the investments that we make. Our Target Securities are difficult to value by virtue of the fact that they are not publicly traded or actively traded on a secondary market but, instead, may be traded on a privately negotiated over-the-counter secondary market for institutional investors. As a result, we will value these securities daily at fair value as determined in good faith pursuant to our valuation procedures. Certain factors that may be considered in determining the fair value of our investments include dealer quotes for securities traded on the secondary market for institutional investors, the nature and realizable value of any collateral and estimates of the value of securities in which we invest, which will be supplied, directly or indirectly, by banks, other market counterparties or pricing systems or estimates approved for such purpose by our Board of Trustees. Such estimates may be unaudited or may be subject to little verification or other due diligence and may not comply with generally accepted accounting practices or other valuation principles. In addition, these entities may not provide estimates of the value of the securities in which we invest on a regular or timely basis or at all with the result that the values of such investments may be estimated by our Adviser on the basis of information available at the time. Because such valuations, and particularly valuations of private securities, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded securities existed or if we tried to sell our investments. Due to this

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uncertainty, our fair value determinations may cause our net asset value on a given date to materially understate or overstate the value that we may ultimately realize upon the sale of one or more of our investments.
There is a risk that investors in our shares may not receive distributions and that our distributions may not grow over time.
We intend to make distributions to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. In addition, due to the asset coverage test applicable to us as a registered closed-end management investment company, we may be limited in our ability to make distributions. See “Regulation—Senior Securities” in the SAI. You should understand that such distributions may not be based on our investment performance and can only be sustained if we achieve positive investment performance in future periods. You should also understand that any reimbursements to our Adviser (if any such reimbursements are made) would reduce the future distributions that you would otherwise be entitled. There can be no assurance that we will achieve the performance necessary to sustain our distributions or that we will be able to pay distributions at all. In particular, if the current period of market disruption and instability caused by inflationary pressures and various geopolitical tensions continues for an extended period of time, our ability to declare and pay distributions on our shares may be adversely impacted. Under such circumstances, our distributions may not be consistent with historical levels, may not grow over time, and may partially comprise a return of capital; and it is possible that investors may not receive distributions at all.
The amount of any distributions we may make is uncertain. Our distribution proceeds may exceed our earnings. Therefore, portions of the distributions that we make may be a return of the money that you originally invested and represent a return of capital to you for tax purposes.
We intend, subject to change by our Board of Trustees, to declare distributions on a quarterly basis and pay distributions on a monthly basis. We will pay these distributions to our stockholders out of assets legally available for distribution. While our Adviser may agree to limit our expenses to ensure that such expenses are reasonable in relation to our income, we cannot assure you that we will achieve investment results that will allow us to make a targeted level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this prospectus, including the risk that the current period of market disruption and instability caused by the coronavirus pandemic may continue for an extended period of time. In addition, the inability to satisfy the asset coverage test applicable to us as an investment company may limit our ability to pay distributions. All distributions will be paid at the discretion of our Board of Trustees and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable investment company regulations and such other factors as our Board of Trustees may deem relevant from time to time. We cannot assure you that we will pay distributions to our stockholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from the proceeds of our public offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. Such a return of capital is not immediately taxable, but reduces your tax basis in our shares, which may result in you recognizing more gain (or less loss) when your shares are sold. Distributions from the proceeds of our public offering or from borrowings will be distributed after payment of fees and expenses and could reduce the amount of capital we ultimately invest in our investments.
Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with such regulations may adversely affect us.
We are subject to the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC. We will be required to periodically review our internal control over financial reporting, and evaluate and disclose changes in our internal control over financial reporting. Developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance and our ability to make distributions. This process will also result in a diversion of management’s time and attention. We cannot be certain as to the timing of the completion of our evaluation, testing and remediation actions or the impact of the same on our operations and we may not be able to ensure that the process is effective or that our internal control over financial reporting is or will be effective in a timely manner. In the event that we are unable to develop or maintain an

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effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.
Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.
We, the Target Securities in which we invest, and the companies whose securities are held by CLOs will be subject to regulation at the local, state and federal level. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and our stockholders, potentially with retroactive effect.
Additionally, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy to avail ourselves of new or different opportunities. Such changes could result in material differences to our strategies and plans as set forth in this prospectus and may result in our investment focus shifting from the areas of expertise of our Adviser to other types of investments in which our Adviser may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.
Changes in the laws or regulations or the interpretations of the laws and regulations that govern registered closed-end management investment companies, RICs or non-depository commercial lenders could significantly affect our operations and our cost of doing business. Our portfolio companies are subject to federal, state and local laws and regulations. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, any of which could materially adversely affect our business, including with respect to the types of investments we are permitted to make, and your interest as a stockholder potentially with retroactive effect. In addition, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter its investment strategy in order to avail ourselves of new or different opportunities. These changes could result in material changes to the strategies and plans set forth in this prospectus and may result in our investment focus shifting from the areas of expertise of our Adviser to other types of investments in which our Adviser may have less expertise or little or no experience. Any such changes, if they occur, could have a material adverse effect on our business, results of operations and financial condition and, consequently, the value of your investment in us.
Over the last several years, there has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether these regulations will be implemented or what form they will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business.
The application of the risk retention rules under U.S. and EU law to CLOs may have broader effects on the CLO and loan markets in general, potentially resulting in fewer or less desirable investment opportunities for us.
Section 941 of the Dodd-Frank Act added a provision to the Securities Exchange Act of 1934, as amended, requiring the seller, sponsor or securitizer of a securitization vehicle to retain no less than five percent of the credit risk in assets it sells into a securitization and prohibiting such securitizer from directly or indirectly hedging or otherwise transferring the retained credit risk. The responsible federal agencies adopted final rules implementing these restrictions on October 22, 2014. The risk retention rules became effective with respect to CLOs two years after publication in the Federal Register. Under the final rules, the asset manager of a CLO is considered the sponsor of a securitization vehicle and is required to retain five percent of the credit risk in the CLO, which may be retained horizontally in the equity tranche of the CLO or vertically as a five percent interest in each tranche of the securities issued by the CLO. Although the final rules contain an exemption from such requirements for the asset manager of a CLO if, among other things, the originator or lead arranger of all of the loans acquired by the CLO retain such risk at the asset level and, at origination of such asset, takes a loan tranche of at least 20% of the aggregate principal balance, it is possible that the originators and lead arrangers of loans in this market will not agree to assume this risk or provide such retention at origination of the asset in a manner that would provide meaningful relief from the risk retention requirements for CLO managers.
We believe that the U.S. risk retention requirements imposed for CLO managers under Section 941 of the Dodd-Frank Act has created some uncertainty in the market in regard to future CLO issuance. Given that certain CLO

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managers may require capital provider partners to satisfy this requirement, we believe that this may create additional risks for us in the future.
On February 9, 2018, a panel of the United States Court of Appeals for the District of Columbia Circuit ruled that the federal agencies exceeded their authority under the Dodd-Frank Act in adopting the final rules as applied to asset managers of open-market CLOs. The agencies can request that the full court rehear the case, and if the full court agrees to rehear the case, there can be no assurance as to how long the court will take to issue its decision or whether the full court will reach the same ruling as that of the panel. The period for the federal agencies responsible for the Final U.S. Risk Retention Rules, or the “Applicable Agencies,” to petition for en banc review of the DC Circuit Ruling has expired and the Applicable Agencies have not filed a petition for certiorari requesting the case to be heard by the United States Supreme Court. Pending resolution of any such rehearing or appeal, the final rules continue to apply to asset managers of open-market CLOs. Since the Applicable Agencies have not successfully challenged the DC Circuit Ruling and the DC District Court has issued the above described order implementing the DC Circuit Ruling, collateral managers of open market CLOs are no longer required to comply with the Final U.S. Risk Retention Rules at this time. As such, it is possible that some collateral managers of open market CLOs will decide to dispose of the notes constituting the “eligible vertical interest” or “eligible horizontal interest” they were previously required to retain, or decide take other action with respect to such notes that is not otherwise permitted by the Final U.S. Risk Retention Rules.
There can be no assurance or representation that any of the transactions, structures or arrangements currently under consideration by or currently used by CLO market participants will comply with the Final U.S. Risk Retention Rules to the extent such rules are reinstated or otherwise become applicable to open market CLOs. The ultimate impact of the Final U.S. Risk Retention Rules on the loan securitization market and the leveraged loan market generally remains uncertain, and any negative impact on secondary market liquidity for securities comprising a CLO may be experienced due to the effects of the Final U.S. Risk Retention Rules on market expectations or uncertainty, the relative appeal of other investments not impacted by the Final U.S. Risk Retention Rules and other factors.
In Europe, there has also been an increase in political and regulatory scrutiny of the securitization industry. Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization (as amended from time to time and including any delegated or implementing legislation and any binding guidance adopted with respect thereto by the European supervisory authorities and/or the European Commission, the “EU Securitization Regulation”) became effective on January 1, 2019 and applies to all new “securitizations” (as defined therein) issued on or after January 1, 2019. The EU Securitization Regulation repealed and replaced the prior EU risk retention requirements with a single regime that applies to, broadly, European credit institutions and investment firms (and certain consolidated affiliates thereof, including those located in the United States), insurance and reinsurance companies, alternative investment fund managers (“AIFMs”) that manage and/or market their alternative investment funds in the EU, undertakings for collective investment in transferable securities regulated pursuant to EU Directive 2009/65/EC (“UCITS”) and the management companies thereof and, subject to some exceptions, institutions for occupational retirement provision (“IORPs”), each as set out in the EU Securitization Regulation (each, an “EU Affected Investor”).
On January 31, 2020, the United Kingdom ceased to be a member of the European Union and, following a transition period expiring on December 31, 2020, ceased to apply EU law and instead the bulk of EU law as in force on that day was transposed into UK domestic law subject to certain amendments. Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”), and as amended by the Securitization (Amendment) (EU Exit) Regulations 2019 (as may be further amended from time to time and including any delegated or implementing legislation and any binding guidance adopted with respect thereto by the UK Financial Conduct Authority and/or the UK Prudential Regulation Authority, the “UK Securitization Regulation”) became applicable with respect to (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA; (e) management companies as defined in the FSMA; and (f) credit institutions and investment firms (and certain consolidated affiliates thereof, including those located in the United States) as

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defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA (each, a “UK Affected Investor”).
Failure to comply with the EU Securitization Regulation or the UK Securitization Regulation may subject EU Affected Investors or UK Affected Investors, as applicable, to a range of regulatory penalties including, for those investors who are subject to regulatory capital requirements, a punitive capital charge against their investment, or in the case of AIFMs or UCITS, a requirement to take corrective action as is in the best interest of their own investors.
The EU Securitization Regulation and the UK Securitization Regulation restrict each EU Affected Investor and each UK Affected Investor (as applicable) from investing in securitizations unless, broadly speaking and among other things: (a)(i) the originator, sponsor or original lender with respect to the relevant securitization will retain, on an on-going basis, a net economic interest of not less than 5% with respect to certain specified credit risk tranches or securitized exposures and (ii) the risk retention is disclosed to the investor in accordance with the EU Securitization Regulation or the UK Securitization Regulation (as applicable); and (b) such investor is able to demonstrate that it has undertaken certain due diligence with respect to various matters, including the risk characteristics of its investment position and the underlying assets, and that procedures are established for such activities to be monitored on an on-going basis. There are material differences between the EU Securitization Regulation and the UK Securitization Regulation on one hand and the prior EU risk retention requirements on the other, particularly with respect to transaction transparency, reporting and diligence requirements and the imposition of a direct compliance obligation on the “sponsor”, “originator” or “original lender” of a securitization where such entity is established in the EU/UK. The new EU and UK regimes are also beginning to diverge as the EU Securitization Regulation has recently been amended by Regulation (EU) 2021/557 while the UK Securitization Regulation remains in the form enacted. Such divergence is expected to continue.
CLOs issued in Europe are generally structured in compliance with both the EU Securitization Regulation and the UK Securitization Regulation so that prospective investors subject to such laws can invest in compliance with such requirements. To the extent a CLO is structured in compliance with the EU Securitization Regulation or the UK Securitization Regulation, our ability to invest in the residual tranches of such CLOs could be limited, or we could be required to hold our investment for the life of the CLO. If a CLO has not been structured to comply with the EU Securitization Regulation or the UK Securitization Regulation (which could be the case for CLOs issued in the United States or elsewhere outside of the EU and the UK), it will limit the ability of EU Affected Investors or UK Affected Investors (as applicable) to purchase CLO securities, which may adversely affect the price and liquidity of the securities (including the residual tranche) in the secondary market.
We may experience fluctuations in our quarterly results.
We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments that meet our investment criteria, the yield earned or interest rate payable on the securities we acquire, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods.
We may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.
We are classified as “non-diversified” under the 1940 Act. As a result, we can invest a greater portion of our assets in obligations of a single issuer than a “diversified” fund. We may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence. We intend to elect to be taxed, and to qualify annually thereafter, as a RIC under Subchapter M of the Code, and thus we intend to satisfy the diversification requirements of Subchapter M, including its less stringent diversification requirements that apply to the percentage of our total assets that are represented by cash and cash items (including receivables), U.S. government securities, the securities of other regulated investment companies and certain other securities.
Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. As a registered closed-end management investment company, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage.

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We may in the future issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we will be permitted, as a registered closed-end management investment company, to issue senior securities representing indebtedness so long as our asset coverage ratio with respect thereto, defined under the 1940 Act as the ratio of our gross assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities representing indebtedness, is at least 300% after each issuance of such senior securities. In addition, we will be permitted to issue additional shares of preferred stock so long as our asset coverage ratio with respect thereto, defined under the 1940 Act as the ratio of our gross assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities representing indebtedness, plus the aggregate involuntary liquidation preference of our outstanding Preferred Stock, is at least 200% after each issuance of such preferred stock. If the value of our assets declines, we may be unable to satisfy these tests. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness or redeem outstanding shares of preferred stock, in each case at a time when doing so may be disadvantageous. Also, any amounts that we use to service our indebtedness or preferred dividends would not be available for distributions to our common stockholders.
Furthermore, as a result of issuing senior securities, we would also be exposed to typical risks associated with leverage, including an increased risk of loss. Our preferred stock, if any, will rank “senior” to common stock in our capital structure but will rank “junior” to any senior indebtedness we incur in the future.
We are not generally able to issue and sell our shares at a price below net asset value per share, other than in connection with a rights offering to our existing stockholders. We may, however, sell our shares at a price below the then-current net asset value per share if our Board of Trustees determines that such sale is in the best interests of us and our stockholders, and our stockholders approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board of Trustees, closely approximates the market value of such securities (less any distributing commission or discount). If we raise additional funds by issuing more shares, then the percentage ownership of our stockholders at that time will decrease, and you may experience dilution.
Our ability to enter into transactions with our affiliates will be restricted.
We will be prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act and we will generally be prohibited from buying or selling any securities from or to such affiliate. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same Target Security (whether at the same or different times), without prior approval of the SEC. If a person acquires more than 25% of our voting securities, we will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or Trustees or its affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any portfolio company or CLO of an investment fund managed by our Adviser or its affiliates without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.
On January 13, 2020 an affiliate received a co-investment exemptive order from the SEC, which superseded a prior co-investment exemptive order granted on February 10, 2014, granting it the ability to negotiate terms other than price and quantity of co-investment transactions with other funds managed or owned by our Adviser or certain affiliates, including PSEC, PRIS, and PFLOAT, where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions included therein. We are able to rely on the Order and co-invest with such affiliates pursuant to the conditions contained in the Order. Under the terms of the Order, a majority of our independent trustees who have no financial interest in the transaction must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies. The Order also imposes reporting and record keeping

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requirements and limitations on transactional fees. We may only co-invest with other funds managed or owned by our Adviser or certain affiliates in accordance with such Order and existing regulatory guidance.
We are uncertain of our sources for funding our future capital needs; if we cannot obtain equity or debt financing on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected.
The net proceeds from the sale of shares will be used to allow us to pursue our investment opportunities and to pay for our operating expenses and various fees and expenses such as base management fees, incentive fees and other fees. Any working capital reserves we maintain may not be sufficient for investment purposes, and we may require debt or equity financing to operate. Accordingly, in the event that we develop a need for additional capital in the future for investments or for any other reason, these sources of funding may not be available to us. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected. As a result, we would be less able to broaden our portfolio and achieve our investment objective, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.
If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and our ability to continue the offering.
Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm (when undertaken, as noted below), may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our consolidated financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors and lenders to lose confidence in our reported financial information, which could have a negative effect on our ability to continue the offering.
We may experience cyber-security incidents and are subject to cyber-security risks. The failure in cyber-security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.
Our business operations rely upon secure information technology systems for data processing, storage and reporting. Despite careful security and controls design, implementation and updating, our information technology systems could become subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Cyberattacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through "hacking" or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make network services unavailable to intended users). Network, system, application and data breaches could result in operational disruptions or information misappropriation, which could have a material adverse effect on our business, results of operations and financial condition. Like other companies, we may experience threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.
The occurrence of a disaster such as a cyber-attack, a disease pandemic, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and

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retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.
Cyber-security failures by or breaches conducted by third-parties against the Adviser, any future sub-adviser(s), the Administrator and other service providers (including, but not limited to, accountants, custodians, transfer agents and administrators), and the issuers of securities in which we invest, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with our ability to calculate our net asset value, impediments to trading, the inability of our stockholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While we have established a business continuity plan in the event of, and risk management systems to prevent, such cyberattacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, we cannot control the cyber security plans and systems put in place by our service providers and issuers in which we invest. We and our stockholders could be negatively impacted as a result.
We are dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.
Our business is dependent on our and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:
•sudden electrical or telecommunications outages;
•natural disasters such as earthquakes, tornadoes and hurricanes;
•disease pandemics;
•events arising from local or larger scale political or social matters, including terrorist acts; and
•cyber-attacks.
These events, in turn, could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.
Risks Related to an Investment in Our Shares
The shares sold in this offering will not be listed on an exchange or quoted through a quotation system for the foreseeable future, if ever. Therefore, if you purchase shares in this offering, you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares.
The shares offered by us are illiquid assets for which there is not expected to be any secondary market nor is it expected that any will develop in the foreseeable future, if ever. Limited liquidity will be provided to shareholders only through our Repurchase Program, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price the shareholder paid for the shares being repurchased. There is no guarantee that shareholders will be able to sell all of the shares they desire pursuant to our Repurchase Program. The Repurchase Program will include numerous restrictions that limit your ability to sell your shares. Other than with respect to our Repurchase Program discussed in “Share Repurchase Program”, investors have no right to require the Fund to redeem their shares. See “Share Repurchase Program” for detailed description of the Fund’s Repurchase Program.
The Distributor in our continuous offering has limited experience selling shares on behalf of a registered closed-end management investment company and may be unable to sell a sufficient number shares for us to achieve our investment objective.
The Distributor has limited experience selling shares on behalf of a registered closed-end management investment company. There is no assurance that it will be able to sell a sufficient number of shares to allow us to have adequate funds to purchase a relatively broad portfolio of investments and generate income sufficient to cover our expenses.

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As a result, we may be unable to achieve our investment objective, and you could lose some or all of the value of your investment.
Our ability to successfully conduct our continuous offering is dependent, in part, on the ability of the Distributor to successfully establish, operate and maintain a network of broker-dealers.
The success of our public offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of the Distributor to establish and maintain a network of licensed securities broker-dealers and other agents to sell our shares. If the Distributor fails to perform, we may not be able to raise adequate proceeds through our public offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.
Shareholder participation in the Fund’s Repurchase Program may result in adverse consequences for shareholders who remain invested in the Fund.
The Fund believes that repurchase offers are generally beneficial to the Fund’s shareholders, and repurchases generally will be funded from available cash or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments (including by borrowing to obtain such investments), which may harm the Fund’s investment performance. Moreover, a reduction in the size of the Fund through repurchases may result in (i) an increase in the Fund's expense ratio, (ii) untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant and also contribute to an increase in the Fund's expense ratio), (iii) an increase the Fund’s portfolio turnover, and (iv) limits on the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. Also, the sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund’s NAV per share.
The Fund only offers limited liquidity, and there is no guarantee that a shareholders shares will be repurchased in the amount or at the time desired.
As a closed-end “interval fund,” the Fund makes quarterly repurchase offers for no less than 5% of the Fund’s outstanding shares at NAV. Even though the Fund makes quarterly repurchase offers (typically in or around the last month of the calendar quarter), investors should consider the Fund’s shares to be illiquid. There is no guarantee that you will be able to sell the amount of shares that you wish to tender in connection with a given repurchase offer. Shareholders may tender more shares than the Fund has offered to repurchase. If so, the Fund will repurchase the shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, it is possible that not all shares that are tendered in a repurchase offer will be repurchased. There is also a risk that some shareholders, in anticipation of proration, may tender more shares than they wish to have repurchased in a given quarter, thereby increasing the likelihood that a proration will occur. Finally, the Board (including a majority of Independent Trustees (as defined below)) may suspend quarterly repurchases in accordance with Rule 23c-3. Due to the foregoing, an investment in the Fund may not be appropriate for IRAs or other qualified retirement plans that require minimum distributions. Each of these factors may further limit the liquidity of the Fund’s shares. See “Share Repurchase Program.”
We may be unable to invest a significant portion of the net proceeds of our offering on acceptable terms in an acceptable timeframe.
Delays in investing the net proceeds of our offering may impair our performance. We cannot assure you that we will be able to identify any investments that meet our investment objective or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of our offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.
Before making investments, we will invest the net proceeds of our public offering in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will have returns substantially lower than the returns that we anticipate earning from investments in Target Securities and related investments. As a result, we may not have as great an ability to pay distributions while our portfolio is not fully invested in securities meeting our investment objective as we may be able to when our portfolio is fully invested in securities meeting our investment objective.

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Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of an investment in us.
Potential investors will not have preemptive rights to any shares we issue in the future. Our Agreement and Declaration of Trust (the “Declaration of Trust”) authorizes us to issue an unlimited number of shares. After an investor purchases shares, we may elect to sell additional shares in the future, which would dilute an investor’s percentage ownership interest in us. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.
Certain provisions of our Declaration of Trust and bylaws could deter takeover attempts and have an adverse impact on the value of our shares.
Our Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board, and could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing our expenses and interfering with our normal operations. The trustees are elected for indefinite terms and do not stand for reelection. Also, we do not intend to hold annual meetings of our shareholders. A trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining trustees. In addition, shareholders have the power to remove a Trustee to the extent provided by the 1940 Act and the rules and regulations thereunder.

We have entered into a royalty-free license to use the name “Prospect Enhanced Yield Fund” which may be terminated if our Adviser is no longer our investment adviser.
We entered into a royalty-free license agreement with our Adviser. Under this agreement, our Adviser granted us a non-exclusive license to use the name “Prospect Enhanced Yield Fund” Under the license agreement, we have the right to use the “Prospect Enhanced Yield Fund” name for so long as our Adviser remains our investment adviser.
Risks Related to Our Adviser and Its Affiliates
Our Adviser and its affiliates, including our officers and some of our trustees, will face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our stockholders.
Our Adviser and its affiliates will receive substantial fees from us in return for their services, and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to public offerings of equity by us, which allows the Distributor to earn additional dealer manager fees and our Adviser to earn increased asset management fees. In addition, if we decide to utilize leverage, it will increase our assets and, as a result, will increase the amount of management fees payable to our Adviser.
We may be obligated to pay our Adviser incentive compensation even if we incur a net loss due to a decline in the value of our portfolio.
Our Investment Advisory Agreement entitles our Adviser to receive incentive compensation on income regardless of any capital losses. In such case, we may be required to pay our Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or if we incur a net loss for that quarter.
Any incentive fee payable by us that relates to our net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If an investment defaults and was structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the subordinated incentive fee will become uncollectible. Our Adviser is not under any obligation to reimburse us for any part of the subordinated incentive fee it received that was based on accrued income that we never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in our paying a subordinated incentive fee on income we never received.

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The recognition of income in connection with investments that we purchase with original issue discount may result in the payment of an incentive fee to our Adviser without a corresponding receipt of cash income.
In the event we recognize loan interest income in excess of the cash we receive in connection with an investment that we purchase with original issue discount, we may be required to liquidate assets in order to pay a portion of the incentive fee. Our Adviser, however, is not required to reimburse us for the portion of any incentive fees attributable to non-cash income in the event of a subsequent default on such investment and non-payment of such non-cash income.
Our Adviser’s professionals’ time and resources may be diverted due to obligations they have to other clients.
Our Adviser’s professionals serve or may serve as officers, trustees or principals of entities that operate in the same or a related line of business as we do, or of investment funds managed by the same personnel. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interests or in the best interest of our stockholders. Our investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. For example, we rely on our Adviser to manage our day-to-day activities and to implement our investment strategy. Our Adviser and certain of its affiliates are currently, and plan in the future to continue to be, involved with activities which are unrelated to us. As a result of these activities, our Adviser, its personnel and certain of its affiliates will have conflicts of interest in allocating their time and resources between us and other activities in which they are or may become involved, including, but not limited to, the management of Prospect Capital Management, PSEC, PRIS and PFLOAT. Our Adviser and its personnel will devote only as much of its or their time and resources to our business as our Adviser and its personnel, in their judgment, determine is reasonably required, which may be substantially less than their full time and resources.
Furthermore, our Adviser and its affiliates may have existing business relationships or access to material, non-public information that may prevent it from recommending investment opportunities that would otherwise fit within our investment objective. These activities could be viewed as creating a conflict of interest in that the time, effort and ability of the members of our Adviser and its affiliates and their officers and employees will not be devoted exclusively to our business but will be allocated between us and the management of the monies of other advisees of our Adviser and its affiliates.
We may face additional competition due to the fact that individuals associated with our Adviser are not prohibited from raising money for or managing another entity that makes the same types of investments that we target.
Our Adviser’s professionals are not prohibited from raising money for and managing another investment entity that makes the same types of investments as those we target. For example, certain professionals of our Adviser are simultaneously providing advisory services to other affiliated entities, including Prospect Capital Management, which serves as the investment adviser to PSEC and PFLOAT. As a result, the time and resources that our Adviser’s professionals may devote to us may be diverted to another investment entity. In addition, we may compete with any such investment entity for the same investors and investment opportunities. The Order grants us the ability to negotiate terms other than price and quantity of co-investment transactions with other funds managed or owned by our Adviser or certain affiliates, including PSEC, PRIS and PFLOAT, where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions included therein. Under the terms of the Order, a majority of our independent trustees who have no financial interest in the transaction must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies. The Order also imposes reporting and record keeping requirements and limitations on transactional fees. We may only co-invest with other funds managed or owned by our Adviser or certain affiliates in accordance with such Order and existing regulatory guidance. See “Certain Relationships and Related Party Transactions—Allocation of Investments” in the statement of additional information. To the extent we are able to make co-investments with our Adviser’s affiliates, these co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among us and the other participating accounts.

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Affiliates of our Adviser have no obligation to make their originated investment opportunities available to our Adviser or to us, and such opportunities may be provided to PSEC or another affiliate of our Adviser.
To mitigate the foregoing conflicts, our Adviser and its affiliates will seek to allocate portfolio transactions on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments, the applicable investment programs and portfolio positions, the clients for which participation is appropriate and any other factors deemed appropriate.
Our incentive fee may induce our Adviser to make speculative investments.
The subordinated incentive fee payable by us to our Adviser may create an incentive for it to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the subordinated incentive fee payable to our Adviser is determined may encourage it to use leverage to increase the return on our investments. In addition, the fact that our base management fee is payable based upon our average total assets, which would include any borrowings for investment purposes, may encourage our Adviser to use leverage to make additional investments. Under certain circumstances, the use of leverage may increase the likelihood of a default, which would adversely affect holders of our common stock. Such a practice could result in our investing in more speculative securities than would otherwise be in our best interests, which could result in higher investment losses, particularly during cyclical economic downturns.
Risks Related to Our Investments
Our investments in ABS securities, CLO securities and other structured finance securities involve certain risks.
Our investments consist primarily of structured credit investments including ABS securities and CLO securities, and we may invest in other related structured finance securities. ABS, CLOs and structured finance securities are generally backed by an asset or a pool of assets that serve as collateral. We and other investors in ABS, CLO and related structured finance securities ultimately bear the credit risk of the underlying collateral. In the case of most ABS and CLOs, the structured finance securities are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of junior tranches which are the focus of our investment strategy, and scheduled payments to junior tranches have a priority in right of payment to subordinated/equity tranches.
In light of the above considerations, ABS, CLO and other structured finance securities may present risks similar to those of the other types of debt obligations and, in fact, such risks may be of greater significance in the case of ABS, CLO and other structured finance securities. For example, investments in structured vehicles, including ABS junior debt and junior debt securities issued by CLOs, involve risks, including credit risk and market risk. Changes in interest rates and credit quality may cause significant price fluctuations.
In addition to the general risks associated with investing in debt securities, ABS and CLO securities carry additional risks, including: (1) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) our investments in ABS and CLO junior debt tranches will likely be subordinate in right of payment to other senior classes of CLO debt; and (4) the complex structure of a particular security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. Additionally, changes in the collateral held by ABS and CLO structures may cause payments on the instruments we hold to be reduced, either temporarily or permanently. Structured investments, particularly the subordinated interests in which we invest, are less liquid than many other types of securities and may be more volatile than the assets underlying the investment. In addition, ABS, CLOs, and other structured finance securities may be subject to prepayment risk. Further, the performance of an ABS, CLO, or other structured finance security may be adversely affected by a variety of factors, including the security’s priority in the capital structure of the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. There are also the risks that the trustee of an ABS or CLO does not properly carry out its duties to the ABS or CLO, potentially resulting in loss to the ABS or CLO. In addition, the complex structure of the security may produce unexpected investment results,

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especially during times of market stress or volatility. Investments in structured finance securities may also be subject to liquidity risk.
Asset-backed securities and mortgage-backed securities in which we may invest often involve risks that are different from risks associated with other types of debt instruments.
Asset-backed securities. Asset-backed securities often involve risks that are different from risks associated with other types of debt instruments. For instance, asset-backed securities may be particularly sensitive to changes in prevailing interest rates. In addition, the underlying assets may be subject to prepayments that shorten the securities’ weighted average maturity and may lower their return. Asset-backed securities are also subject to risks associated with their structure and the nature of the assets underlying the security and the servicing of those assets. Payment of interest and repayment of principal on asset-backed securities is largely dependent upon the cash flows generated by the assets backing the securities and, in certain cases, supported by letters of credit, surety bonds or other credit enhancements. The values of asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. Furthermore, debtors may be entitled to the protection of a number of state and federal consumer credit laws with respect to the assets underlying these securities, which may give the debtor the right to avoid or reduce payment. In addition, due to their often complicated structures, various asset-backed securities may be difficult to value and may constitute illiquid investments. If many borrowers on the underlying loans or other obligations default, losses could exceed the credit enhancement level and result in losses to investors in asset-backed securities.
Structured finance securities may involve risks that are different from or greater than the risks associated with other types of debt investments.
A portion of the Fund’s investments may consist of collateralized loan obligations, collateralized debt obligations or other asset-backed securities or similar instruments. Structured finance securities may present risks similar to those of the other types of debt obligations in which the Fund may invest and, in fact, such risks may be of greater significance in the case of structured finance securities. Moreover, investing in structured finance securities may entail a variety of unique risks. Among other risks, structured finance securities may be subject to prepayment risk. In addition, the performance of a structured finance security will be affected by a variety of factors, including its priority in the capital structure of the issuer thereof, and the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets.
Our investments in the primary CLO market involve certain additional risks.
Between the pricing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the target initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions on the CLO equity securities and could result in early redemptions which may cause CLO equity and debt investors to receive less than face value of their investment.
CLOs typically will have no significant assets other than their underlying Senior Secured Loans; payments on CLO investments are and will be payable solely from the cashflows from such Senior Secured Loans.
CLOs typically will have no significant assets other than their underlying Senior Secured Loans. Accordingly, payments on CLO investments are and will be payable solely from the cashflows from such Senior Secured Loans, net of all management fees and other expenses. Payments to us as a holder of CLO investments are and will be met only after payments due on the senior notes (and, where appropriate, the junior secured notes) from time to time have been made in full. This means that relatively small numbers of defaults of Senior Secured Loans may adversely impact our returns.

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The Senior Loan portfolios of the CLO vehicles in which we invest may be concentrated in a limited number of industries or borrowers, which may subject those vehicles, and in turn us, to a risk of significant loss if there is a downturn in a particular industry in which a number of a CLO vehicle’s investments are concentrated.
The CLO vehicles in which we invest may have Senior Loan portfolios that are concentrated in a limited number of industries or borrowers. A downturn in any particular industry or borrower in which a CLO vehicle is heavily invested may subject that vehicle, and in turn us, to a risk of significant loss and could significantly impact the aggregate returns we realize. If an industry in which a CLO vehicle is heavily invested suffers from adverse business or economic conditions, a material portion of our investment in that CLO vehicle could be affected adversely, which, in turn, could adversely affect our financial position and results of operations.
Failure to maintain adequate diversification of underlying obligors across the CLOs in which we invest would make us more vulnerable to defaults.
Even if we maintain adequate diversification across different CLO issuers, we may still be subject to concentration risk since CLO portfolios tend to have a certain amount of overlap across underlying obligors. This trend is generally exacerbated when demand for bank loans by CLO issuers outpaces supply. Market analysts have noted that the overlap of obligor names among CLO issuers has increased recently, and is particularly evident across CLOs of the same year of origination, as well as with CLOs managed by the same asset manager. To the extent we invest in CLOs which have a high percentage of overlap, this may increase the likelihood of defaults on our CLO investments occurring together.
Our CLO investments are exposed to leveraged credit risk.
We may be in a subordinated position with respect to realized losses on the Senior Secured Loans underlying our investments in the junior debt and equity tranches of CLOs. The leveraged nature of junior debt and equity tranches of CLOs, in particular, magnifies the adverse impact of Senior Secured Loan defaults. CLO investments represent a leveraged investment with respect to the underlying Senior Secured Loans. Therefore, changes in the market value of the CLO investments could be greater than the change in the market value of the underlying Senior Secured Loans, which are subject to credit, liquidity and interest rate risk.
Changes in credit spreads may adversely affect our profitability and result in realized and unrealized depreciation on our investments.
The performance of our CLO equity investments will depend, in a large part, upon the spread between the rate at which the CLO borrows funds and the rate at which it lends these funds. Any reduction of the spread between the rate at which the CLO invests and the rate at which it borrows may adversely affect the CLO equity investor’s profitability.
Because CLO equity investors are paid the residual income after the CLO debt tranches receive contractual interest payments, a reduction in the weighted average spread of the Senior Secured Loans underlying a CLO will reduce the income flowing to CLO equity investors. As a result, CLO investors will experience realized and unrealized depreciation in periods of prolonged spread compression. If these conditions continue, the CLO investors, such as us, may lose some or all of their investment.
There is the potential for interruption and deferral of cashflow.
If certain minimum collateral value ratios and/or interest coverage ratios are not met by a CLO (e.g., due to Senior Secured Loan defaults), then cashflow that otherwise would have been available to pay the distribution on the CLO investments may instead be used to redeem any senior notes or to purchase additional Senior Secured Loans, until the ratios again exceed the minimum required levels or any senior notes are repaid in full. This could result in an elimination, reduction or deferral in the distribution and/or principal paid to the holders of the CLO investments, which would adversely impact our returns.
Investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments.
Our investment strategy involves investments in securities issued by foreign entities, including foreign CLOs. Investing in foreign entities may expose us to additional risks not typically associated with investing in U.S. issuers. These risks include changes in exchange control regulations, political and social instability, expropriation,

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imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. Further, we, and the CLOs in which we invest, may have difficulty enforcing creditor’s rights in foreign jurisdictions. In addition, the underlying companies of the CLOs in which we invest may be foreign, which may create greater exposure for us to foreign economic developments.
Although our investments are U.S. dollar-denominated, any investments denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but we can offer no assurance that we will, in fact, hedge currency risk, or that if we do, such strategies will be effective.
Our investments in Target Securities may be illiquid.
We may invest a substantial percentage of our portfolio in securities that are considered illiquid. “Illiquid securities” are securities that we reasonably expect cannot be sold or disposed of in current market conditions within seven calendar days or less without the sale or disposition significantly changing the market value of the investment. We may not be able to readily dispose of such securities at prices that approximate those at which we could sell such securities if they were more widely-traded and, as a result of such illiquidity, we may have to sell other investments or engage in borrowing transactions to raise cash to meet our obligations. Limited liquidity can also affect the volatility and market price of securities, thereby adversely affecting our net asset value and ability to make dividend distributions. Target Securities may not be readily marketable and may be subject to restrictions on resale. Target Securities Loans are generally not listed on any U.S. national securities exchange and no active trading market may exist for the securities in which we will invest. Although a secondary market may exist for our investments, the market for our investments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. As a result, these types of investments may be more difficult to value. In addition, we believe that ownership of Target Securities has generally been distributed across a wide range of holders, some of whom we believe may continue to face near-to intermediate-term liquidity issues. Further, we believe that larger institutional investors with sufficient resources to source, analyze and negotiate the purchase of these assets may refrain from purchases of the size that we are targeting, thereby reducing the prospective investor population, which would limit our ability to sell our Target Securities if we choose to or need to do so. We have no limitation on the amount of our assets which may be invested in securities that are not readily marketable or are subject to restrictions on resale.
We may invest in assets with no or limited performance or operating history.
We may invest in assets with no or limited investment history or performance record upon which our Adviser will be able to evaluate their likely performance. Our investments in entities with no or limited operating history are subject to all of the risks and uncertainties associated with a new business, including the risk that such entities will not achieve target returns.
Consequently, our profitability, net asset value and share price could be adversely affected.
We are exposed to underlying borrower fraud through the Target Securities held in our portfolio.
Investing in Target Securities involves the possibility of our investments being subject to potential losses arising from material misrepresentation or omission on the part of borrowers whose loans we hold, either directly or indirectly through Target Securities. Such inaccuracy or incompleteness may adversely affect the valuation of our investments or may adversely affect the ability of the relevant investment to perfect or effectuate a lien on the collateral securing the loan. The Target Securities in which we will invest will rely upon the accuracy and completeness of representations made by the underlying borrowers to the extent reasonable, but cannot guarantee such accuracy or completeness. In addition, the quality of our investments in Target Securities is subject to the accuracy of representations made by the underlying issuers.
In addition, we are subject to the risk that the systems used by the CLO collateral managers to control for the accuracy of representations made by the underlying issuers are defective.
The payment of underlying portfolio manager fees and other charges could adversely impact our returns.

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We may invest in securities where the underlying portfolios may be subject to management, administration and incentive or performance fees, in addition to those payable by us. Payment of such additional fees could adversely impact the returns we achieve.
The inability of a CLO collateral manager to reinvest the proceeds of the prepayment of Senior Secured Loans may adversely affect us.
There can be no assurance that, in relation to any CLO investment, in the event that any of the Senior Secured Loans of a CLO underlying such investment are prepaid, the CLO collateral manager will be able to reinvest such proceeds in new Senior Secured Loans with equivalent investment returns. If the CLO collateral manager cannot reinvest in new Senior Secured Loans with equivalent investment returns, the interest proceeds available to pay interest on the rated liabilities and investments may be adversely affected.
Our CLO investments are subject to prepayments and calls, increasing re-investment risk.
Our investments and/or the underlying Senior Secured Loans may prepay more quickly than expected, which could have an adverse impact on our value. Prepayment rates are influenced by changes in interest rates and a variety of economic, geographic and other factors beyond our control and consequently cannot be predicted with certainty. In addition, for a CLO collateral manager there is often a strong incentive to refinance well performing portfolios once the senior tranches amortize. The yield to maturity of the investments will depend on, inter alia, the amount and timing of payments of principal on the loans and the price paid for the investments. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments of the debt.
Furthermore, our investments generally will not contain optional call provisions, other than a call at the option of the holders of the equity tranches for the senior notes and the junior secured notes to be paid in full after the expiration of an initial period in the deal (referred to as the “non-call period”).
The exercise of the call option is by the relevant percentage (usually a majority) of the holders of the equity tranches and, therefore, where we do not hold the relevant percentage we will not be able to control the timing of the exercise of the call option. The equity tranches also generally have a call at any time based on certain tax event triggers. In any event, the call can only be exercised by the holders of equity tranches if they can demonstrate (in accordance with the detailed provisions in the transaction) that the senior notes and junior secured notes will be paid in full if the call is exercised.
Early prepayments and/or the exercise of a call option otherwise than at our request may also give rise to increased re-investment risk with respect to certain investments, as we may realize excess cash earlier than expected. If we are unable to reinvest such cash in a new investment with an expected rate of return at least equal to that of the investment repaid, this may reduce our net income and, consequently, could have an adverse impact on our ability to pay dividends.
We will have limited control of the administration and amendment of Senior Secured Loans owned by the CLOs in which we invest.
We will not be able to directly enforce any rights and remedies in the event of a default of a Senior Secured Loan held by a CLO vehicle. In addition, the terms and conditions of the Senior Secured Loans underlying our investments in the equity and junior debt tranches of CLOs may be amended, modified or waived only by the agreement of the underlying lenders. Generally, any such agreement must include a majority or a super majority (measured by outstanding loans or commitments) or, in certain circumstances, a unanimous vote of the lenders. Consequently, the terms and conditions of the payment obligations arising from Senior Secured Loans could be modified, amended or waived in a manner contrary to our preferences.
We will have no influence on management of underlying investments managed by non-affiliated third party CLO collateral managers.
We will not be responsible for and will have no influence over the asset management of the portfolios underlying the CLO investments we hold where those portfolios are managed by non-affiliated third party CLO collateral managers. Similarly, we will not be responsible for and will have no influence over the day-to-day management, administration or any other aspect of the issuers of the individual securities. As a result, the values of the portfolios

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underlying our CLO investments could decrease as a result of decisions made by third party CLO collateral managers.
We will have limited control of the administration and amendment of any CLO in which we invest.
The terms and conditions of Target Securities may be amended, modified or waived only by the agreement of the underlying security holders. Generally, any such agreement must include a majority or a super majority (measured by outstanding amounts) or, in certain circumstances, a unanimous vote of the security holders. Consequently, the terms and conditions of the payment obligation arising from the CLOs in which we invest be modified, amended or waived in a manner contrary to our preferences.
Senior Secured Loans of CLOs may be sold and replaced resulting in a loss to us.
The Senior Secured Loans underlying our CLO investments may be sold and replacement collateral purchased within the parameters set out in the relevant CLO indenture between the CLO and the CLO trustee and those parameters may typically only be amended, modified or waived by the agreement of a majority of the holders of the senior notes and/or the junior secured notes and/or the equity tranche once the CLO has been established. If these transactions result in a net loss, the magnitude of the loss from the perspective of the equity tranche would be increased by the leveraged nature of the investment.
Our financial results may be affected adversely if one or more of our significant junior debt and equity investments in a CLO vehicle defaults on its payment obligations or fails to perform as we expect.
We expect that a majority of our portfolio will consist of junior debt and equity investments in CLOs, which involve a number of significant risks. CLOs are typically highly levered (~10 times), and therefore the junior debt and equity tranches that we will invest in are subject to a higher risk of total loss. In particular, investors in CLOs indirectly bear risks of the underlying debt investments held by such CLOs. We will generally have the right to receive payments only from the CLOs, and will generally not have direct rights against the underlying borrowers or the entity that sponsored the CLOs. Although it is difficult to predict whether the prices of indices and securities underlying CLOs will rise or fall, these prices (and, therefore, the prices of the CLOs) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally.
The investments we make in CLOs will likely be thinly traded or have only a limited trading market. CLO investments are typically privately offered and sold, in the primary and secondary markets. As a result, investments in CLOs may be characterized as illiquid securities. In addition to the general risks associated with investing in debt securities, CLOs carry additional risks, including, but not limited to: (i) the possibility that distributions from the underlying Senior Secured Loans will not be adequate to make interest or other payments; (ii) the quality of the underlying Senior Secured Loans may decline in value or default; and (iii) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the CLO or unexpected investment results. Further, our investments in equity and junior debt tranches of CLOs will be subordinate to the senior debt tranches thereof.
Investments in structured vehicles, including equity and junior debt instruments issued by CLOs, involve risks, including credit risk and market risk. Changes in interest rates and credit quality may cause significant price fluctuations. Additionally, changes in the underlying Senior Secured Loans held by a CLO may cause payments on the instruments we hold to be reduced, either temporarily or permanently. Structured investments, particularly the subordinated interests in which we invest, are less liquid than many other types of securities and may be more volatile than the Senior Secured Loans underlying the CLOs in which we invest.
Non-investment grade or “junk” debt involves a greater risk of default and higher price volatility than investment grade debt.
The Senior Secured Loans underlying our CLO investments typically will be BB or B rated (non-investment grade or “junk”) and in limited circumstances, unrated, Senior Secured Loans. Non-investment grade or “junk” securities are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default and higher price volatility than investment grade debt.
Our investments in CLOs may be subject to special anti-deferral provisions that could result in us incurring tax or recognizing income prior to receive cash distributions related to such income.

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We anticipate that the CLOs in which we invest may constitute “passive foreign investment companies,” or “PFICs.” If we acquire shares in a PFIC (including in CLOs that are PFICs), we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares. Additional charges in the nature of interest generally will be imposed on the Fund in respect of deferred taxes arising from any such excess distribution or gain. This additional tax and interest may apply even if we make a distribution in an amount equal to any “excess distribution” or gain from the disposition of such shares. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) will generally require us to recognize our share of the PFICs income for each year regardless of whether we receive any distributions from such PFICs. We must nonetheless distribute such income to qualify for tax treatment as a RIC.
If we hold more than 10% of the shares in a foreign corporation that is treated as a controlled foreign corporation, or “CFC” (including in a CLO treated as a CFC), we may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to our pro rata share of certain of the foreign corporation’s income for the tax year (including both ordinary earnings and capital gains). If we are required to include such deemed distributions from a CFC in our income, we will be required to distribute such income to qualify for RIC tax treatment regardless of whether or not the CFC makes an actual distribution during such year.
If we are required to include amounts in income prior to receiving distributions representing such income, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to U.S. federal income tax. For additional discussion regarding the tax implications of a RIC, see “Material U.S. Federal Income Tax Considerations—Taxation as a Regulated Investment Company.”
The CLOs in which we invest may be subject to withholding tax if they fail to comply with certain reporting requirements.
Legislation commonly referred to as the ‘‘Foreign Account Tax Compliance Act,’’ or FATCA, imposes a withholding tax of 30% on payments of U.S. source interest and distributions to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements. Most CLO vehicles in which we invest will be treated as non-U.S. financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO vehicle in which we invest fails to properly comply with these reporting requirements, it could reduce the amounts available to distribute to equity and junior debt holders in such CLO vehicle, which could materially and adversely affect our operating results and cash flows. See “Certain U.S. Federal Tax Considerations -- Foreign Account Tax Compliance Act” for additional discussion regarding FATCA.
To the extent OID and PIK interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.
Our investments may include original issue discount, or OID, instruments and payment in kind, or PIK, interest arrangements, which represents contractual interest added to a loan balance and due at the end of such loan’s term. To the extent OID or PIK interest constitute a portion of our income, we are exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:
•The higher interest rates of OID and PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and OID and PIK instruments generally represent a significantly higher credit risk than coupon loans.
•Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation.
•OID and PIK instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral. OID and PIK income may also create uncertainty about the source of our cash distributions.

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For accounting purposes, any cash distributions to stockholders representing OID and PIK income are not treated as coming from paid-in capital, even if the cash to pay them comes from offering proceeds. As a result, despite the fact that a distribution representing OID and PIK income could be paid out of amounts invested by our stockholders, the 1940 Act does not require that stockholders be given notice of this fact by reporting it as a return of capital.
We are subject to risks associated with any hedging or derivative transactions in which we participate.
We may in the future purchase and sell a variety of derivative instruments, including credit derivatives. The Fund may invest in derivatives to hedge against credit risks or other forms of risk, including interest rate risk, or for other investment or risk management purposes. The Fund may invest in derivatives for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. Derivative transactions may be volatile and involve various risks different from, and in certain cases, greater than the risks presented by other instruments. The primary risks related to derivative transactions include counterparty, correlation, illiquidity, leverage, volatility, OTC trading, operational and legal risks. A small investment in derivatives could have a large potential impact on our performance, effecting a form of investment leverage on our portfolio. In certain types of derivative transactions, we could lose the entire amount of our investment. In other types of derivative transactions, the potential loss is theoretically unlimited.
The following is a more detailed discussion of primary risk considerations related to the use of derivative transactions that investors should understand before investing in our securities.
Counterparty risk. Counterparty risk is the risk that a counterparty in a derivative transactions will be unable to honor its financial obligation to us, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations. Certain participants in the derivatives market, including larger financial institutions, have experienced significant financial hardship and deteriorating credit conditions. If our counterparty to a derivative transaction experiences a loss of capital, or is perceived to lack adequate capital or access to capital, it may experience margin calls or other regulatory requirements to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its obligations may increase substantially. If a counterparty becomes bankrupt, we may experience significant delays in obtaining recovery (if at all) under the derivative contract in bankruptcy or other reorganization proceeding; if our claim is unsecured, we will be treated as a general creditor of such prime broker or counterparty and will not have any claim with respect to the underlying security. We may obtain only a limited recovery or may obtain no recovery in such circumstances. The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to us.
Correlation risk. When used for hedging purposes, an imperfect or variable degree of correlation between price movements of the derivative instrument and the underlying investment sought to be hedged may prevent us from achieving the intended hedging effect or expose us to the risk of loss. The imperfect correlation between the value of a derivative and our underlying assets may result in losses on the derivative transactions that are greater than the gain in the value of the underlying assets in our portfolio.
The Adviser may not hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge, or because it does not foresee the occurrence of the risk. These factors may have a significant negative effect on the fair value of our assets and the market value of our securities.
Liquidity risk. Derivative transactions, especially when traded in large amounts, may not be liquid in all circumstances, so that in volatile markets we would not be able to close out a position without incurring a loss. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which we may conduct transactions in derivative instruments may prevent prompt liquidation of

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positions, subjecting us to the potential of greater losses. As a result, we may need to liquidate other investments to meet margin and settlement payment obligations.
Leverage risk. Trading in Derivative transactions can result in significant leverage and risk of loss. Thus, the leverage offered by trading in derivative instruments will magnify the gains and losses we experience and could cause our NAV to be subject to wider fluctuations than would be the case if we did not use the leverage feature in derivative instruments.
Volatility risk. The prices of many derivative instruments, including many options and swaps, are highly volatile. Price movements of options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. The value of options and swap agreements also depends upon the price of the securities or currencies underlying them. These factors may cause the derivatives transactions to experience adverse market movements.
OTC trading. Derivative transactions that may be purchased or sold may include instruments not traded on an organized market. The risk of non-performance by the counterparty to such derivative transaction may be greater and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange traded instrument. In addition, significant disparities may exist between “bid” and “ask” prices for certain derivative instruments that are not traded on an exchange. Such instruments are often valued subjectively and may result in mispricings or improper valuations. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value, or both. In contrast, cleared derivative transactions benefit from daily mark-to-market pricing and settlement, and segregation and minimum capital requirements applicable to intermediaries.
Operational and Legal risk. Derivatives are also subject to operational and legal risks. Operational risk generally refers to risk related to potential operational issues, including documentation issues, settlement issues, system failures, inadequate controls, and human errors. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract. Transactions entered into directly between two counterparties generally do not benefit from such protections; however, certain uncleared derivative transactions are subject to minimum margin requirements which may require us and our counterparties to exchange collateral based on daily marked-to-market pricing. OTC trading generally exposes us to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing us to suffer a loss. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where we have concentrated our transactions with a single or small group of counterparties.
Regulatory Risk. The derivative investments in which we may invest are subject to comprehensive statutes, regulations and margin requirements. In particular, certain provisions of the Dodd-Frank Act require certain standardized derivatives to be executed on a regulated market and cleared through a central counterparty, which may result in increased margin requirements and costs for us. The Dodd-Frank Act also established minimum margin requirements on certain uncleared derivatives which may result in us and our counterparties posting higher margin amounts for uncleared derivatives.
In October 2020, the SEC adopted Rule 18f-4 under the 1940 Act related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies. Rule 18f-4 in effect rescinds and withdraws the guidance of the SEC and its staff regarding asset segregation and cover practices with respect to such transactions. Rule 18f-4 permits us to enter into derivatives and other transactions that create future payment or delivery obligations, including short sales, notwithstanding the senior security provisions of the 1940 Act if we comply with certain value-at-risk (“VaR”) leverage limits and derivatives risk management program and board oversight and reporting requirements or comply with a “limited derivatives users” exception. We intend to elect to rely on the limited derivatives users exception. We may change the election and comply with the other provisions of Rule 18f-4 related to derivatives transactions at any time and without notice. To satisfy the limited derivatives users exception, we have adopted and implemented written policies and procedures reasonably designed to manage our derivatives risk and limit our derivatives exposure in accordance with Rule 18f-4. Rule 18f-4 also permits us to enter into reverse repurchase agreements or similar financing transactions notwithstanding the senior security provisions of the 1940 Act if we aggregate the amount of indebtedness associated with our reverse

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repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating our asset coverage ratios as discussed above or treat all such transactions as derivatives transactions for all purposes under Rule 18f-4. In connection with our intention to elect to rely on Rule 18f-4, we will not rely on the previous guidance of the SEC and its staff regarding asset segregation and cover practices in determining how we will comply with Section 18 with respect to our use of derivatives and the other transactions that Rule 18f-4 addresses.
The Fund may invest opportunistically in CMBS, which are subject to several types of risks that may adversely impact Fund performance.
Commercial mortgage-backed securities, or CMBS, are bonds that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities the Fund may invest in are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or default.
In a rising interest rate environment, the value of CMBS may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated assets but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying CMBS to make principal and interest payments or to refinance may be impaired. In this case, existing credit support in the securitization structure may be insufficient to protect us against loss of the Fund’s principal on these securities. The value of CMBS also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.
CMBS are also subject to several risks created through the securitization process. Certain subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater risk than those CMBS that are more highly rated.
The Fund may not control the special servicing of the mortgage loans included in the CMBS in which the Fund invests and, in such cases, the special servicer may take actions that could adversely affect the Fund’s interests.
With respect to each series of CMBS in which the Fund may invest, overall control over the special servicing of the related underlying mortgage loans may be held by a directing certificate-holder, which is appointed by the holders of the most subordinate class of CMBS in such series. The Fund may acquire classes of existing series of CMBS where it will not have the right to appoint the directing certificate-holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate-holder, take actions that could adversely affect the Fund’s interests.
Risks Related to our Capital Structure and Leverage
Our potential borrowings may expose us to additional risks, including the typical risks associated with leverage and could adversely affect our business, financial condition and results of operations.
We may incur leverage through the issuance of preferred stock, repurchase agreements, and by borrowing under a credit facility. We may incur additional leverage, directly or indirectly, through one or more special purpose vehicles, indebtedness for borrowed money, additional shares of preferred stock, debt securities and other structures and instruments, in significant amounts and on terms that our Adviser and our Board of Trustees deem appropriate, subject to applicable limitations under the 1940 Act. Such leverage may be used for the acquisition and financing of our investments, to pay fees and expenses and for other purposes. Such leverage may be secured and/or unsecured. Any such leverage does not include leverage embedded or inherent in the CLO structures and ABS structures in which we invest or in derivative instruments in which we may invest. Accordingly, there is a layering of leverage in our overall structure.

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The more leverage we employ, the more likely a substantial change will occur in our NAV. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized. For instance, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could also negatively affect our ability to make distributions and other payments to our stockholders. Leverage is generally considered a speculative investment technique. Our ability to service any debt that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. The cumulative effect of the use of leverage with respect to any investments in a market that moves adversely to such investments could result in a substantial loss that would be greater than if our investments were not leveraged.
As a registered closed-end management investment company, we will generally be required to meet certain asset coverage requirements, as defined under the 1940 Act, with respect to any senior securities. With respect to senior securities representing indebtedness (i.e., borrowings or deemed borrowings, including the Notes), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., our Preferred Stock), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock. If legislation were passed that modifies this section of the 1940 Act and increases the amount of senior securities that we may incur, we may increase our leverage to the extent then permitted by the 1940 Act and the risks associated with an investment in us may increase.
If our asset coverage declines below 300% (or 200%, as applicable), we would not be able to incur additional debt or issue additional preferred stock, and could be required by law to sell a portion of our investments to repay some debt or redeem shares of preferred stock (if applicable) when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends of an amount necessary to continue to be subject to tax as a RIC. The amount of leverage that we employ will depend on the Adviser’s and our Board of Trustees’ assessment of market and other factors at the time of any proposed borrowing. We cannot assure you that we will be able to obtain credit at all or on terms acceptable to us.
In addition, any debt facility into which we may enter would likely impose financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments or to make the distributions required to qualify as a RIC under Subchapter M of the Code.
Changes in interest rates may affect our cost of capital and net investment income.
Because we may finance our investments, in part, using leverage, including any future borrowings, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations. Also, we have limited experience in entering into hedging transactions, and we may have to purchase or develop such expertise.
You should also be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates may make it easier for us to meet or exceed the subordinated incentive fee preferred return and may result in a substantial increase of the amount of incentive fees payable to our Adviser with respect to pre-incentive fee net investment income. See “Investment Advisory Agreement.”

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Holders of any preferred stock we issue have the right to elect members of our Board of Trustees and class voting rights on certain matters.
Holders of any preferred stock we might issue in the future would have, the right to elect members of our Board of Trustees and class voting rights on certain matters. In addition, preferred stockholders have class voting rights on certain matters, including changes in fundamental investment restrictions and conversion to open-end status, and accordingly can veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of our common stock and preferred stock, both by the 1940 Act and by requirements imposed by rating agencies or the terms of our credit facilities, might impair our ability to maintain our qualification as a RIC for U.S. federal income tax purposes. While we would intend to redeem our preferred stock to the extent necessary to enable us to distribute our income as required to maintain our qualification as a RIC, there can be no assurance that such actions could be effected in time to meet the tax requirements.
U.S. Federal Income Tax Risks
We will be subject to U.S. federal income tax if we are unable to qualify as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements.
To maintain RIC tax treatment under the Code, we must meet the following annual distribution, income source and asset diversification requirements. See “Material U.S. Federal Income Tax Considerations.”
•The annual distribution requirement for a RIC will be satisfied if we distribute to our stockholders on an annual basis at least the sum of (i) 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, and (ii) 90% of our net tax-exempt interest income. We are subject to an asset coverage ratio requirement under the 1940 Act and may in the future become subject to certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to U.S. federal income tax at corporate.
•The income source requirement will be satisfied if we obtain at least 90% of our income for each year from dividends, interest, gains from the sale of shares or securities or similar sources.
•The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. To satisfy this requirement, at least 50% of the value of our assets must consist of cash, cash equivalents, U.S. government securities, securities of other RICs, and other acceptable securities; and no more than 25% of the value of our assets can be invested in (i) the securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) the securities of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.
If we fail to qualify for or maintain RIC tax treatment for any reason and are subject to U.S. federal income tax at corporate rates, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.
We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.
For U.S. federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt or equity investments that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we

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have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discounts and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.
Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our stockholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to U.S. federal income tax at corporate rates. If we fail to qualify for or maintain RIC tax treatment for any reason and are subject to U.S. federal income tax at corporate rates, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. For additional discussion regarding the tax implications of a RIC, see “Material U.S. Federal Income Tax Considerations—Taxation as a Regulated Investment Company.”
If we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, you will be taxed as though you received a distribution of some of our expenses.
A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. If we are not a publicly offered RIC for any period, a non-corporate stockholder’s allocable portion of our affected expenses, including our management fees, will be treated as an additional distribution to the stockholder and will not be deductible for non-corporate taxpayers for the 2019 through 2025 tax years. Beginning in the 2026 tax year, such expenses will be treated as miscellaneous itemized deductions to non-corporate stockholders and will be deductible to such stockholders only to the extent they exceed 2% of such stockholders' adjusted gross income and are not deductible for alternative minimum tax purposes. While we anticipate that we will constitute a publicly offered RIC for our current tax year, there can be no assurance that we will in fact so qualify for any of our taxable years.
We may in the future choose to pay dividends in part in our own stock, in which case you may be required to pay tax in excess of the cash you receive.
We may distribute taxable dividends that are payable in cash or shares of our common stock at the election of each stockholder. In accordance with guidance issued by the Internal Revenue Service, a publicly offered RIC should generally be eligible to treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder is permitted to elect to receive his or her distribution in either cash or stock of the RIC (even where there is a limitation on the percentage of the distribution payable in cash, provided that the limitation is at least 20%), subject to the satisfaction of certain guidelines. If too many stockholders elect to receive cash, each stockholder electing to receive cash generally must receive a portion of his or her distribution in cash (with the balance of the distribution paid in stock. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the distribution paid in stock generally will be a taxable distribution in an amount equal to the amount of cash that could have been received instead of stock. If we decide to make any such distributions that are payable in part in our stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our stock, or a combination thereof) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this prospectus constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus may include statements as to:
•the impact of an economic downturn on the ability of the issuer of a Senior Secured Loan to continue to operate, which could lead to the loss of some or all of our investment in such Senior Secured Loan or CLO investment;
•the impact of interest rate volatility on our results, particularly if we elect to use leverage as part of our investment strategy;
•our future operating results;
•our business prospects and the prospects of the companies in which we may invest;
•our expected financings and investments;
•the adequacy of our cash resources and working capital;
•the timing of cash flows, if any, from the Target Securities in which we invest;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•our ability to source favorable investments;
•our use of financial leverage;
•our tax treatment;
•the timing and amount of interest distributions and dividends from the investments we make; and
•the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.
In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this prospectus involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in this prospectus. Other factors that could cause actual results to differ materially include:
•changes in the economy;
•risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters, or disease pandemics, such as COVID-19; and
•future changes in laws or regulations and conditions that impact our operations or investments.
We have based the forward-looking statements included in this prospectus on information available to us on the date of this prospectus, and we assume no obligation to update any such forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC. The forward-looking statements and projections contained in this prospectus are excluded from the safe harbor protection provided by Section 27A of the Securities Act.

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USE OF PROCEEDS
We expect that the net proceeds of the continuous offering of shares will be invested in accordance with our investment objective and policies (as stated below) as soon as practicable after receipt. Pending investment of the net proceeds in accordance with our investment objective and policies, we will invest primarily in cash, cash equivalents, U.S. government securities, money market funds, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment, consistent with our election to be taxed as a RIC. Investors should expect, therefore, that before we have fully invested the proceeds of the offering in accordance with our investment objective and policies, the assets would earn interest income at a modest rate. We estimate that it will take up to three months for us to substantially invest the net proceeds received during this continuous offering, depending on the availability of attractive opportunities and market conditions. However, we can offer no assurance that we will be able to achieve this goal.

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DISTRIBUTIONS
Subject to our Board of Trustees’ discretion and applicable legal restrictions, we intend to authorize and declare ordinary cash distributions to holders of our common stock on a quarterly basis and pay such distributions on a monthly basis. Each year a statement on Form 1099-DIV, identifying the source of the distribution (i.e., paid from ordinary income, paid from net capital gains on the sale of securities, and/or a return of paid-in capital surplus, which is a nontaxable distribution) will be mailed to our stockholders. Our distributions may exceed our earnings. As a result, a portion of the distributions we make may represent a return of capital for tax purposes.
From time to time and not less than quarterly, our Adviser must review our accounts to determine whether cash distributions are appropriate. We shall distribute pro rata to our common stockholders funds received by us which our Adviser deems unnecessary for us to retain.
We intend to make our ordinary distributions in the form of cash, and stockholders will automatically receive additional shares of the Fund in an amount equivalent to the cash distribution, pursuant to our distribution reinvestment plan, unless a stockholder opts out of the plan. See “Distribution Reinvestment Plan.” Any distributions reinvested under the plan will nevertheless remain taxable to a U.S. stockholder. If stockholders hold shares in the name of a broker or financial intermediary, they should contact the broker or financial intermediary regarding their election to opt out of the distribution reinvestment plan. The timing and amount of any future distributions to stockholders are subject to applicable legal restrictions and the sole discretion of our Board of Trustees.
To qualify for and maintain RIC tax treatment, we generally must, among other things, distribute at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. In order to avoid certain excise taxes imposed on RICs, we currently intend to distribute during each calendar year an amount at least equal to the sum of (1) 98% of our net ordinary income for the calendar year, (2) 98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (3) any net ordinary income and net capital gains for preceding years that were not distributed during such years and on which we paid no federal income tax. We may make interim special distributions to meet our RIC distribution requirements. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions and, if we issue senior securities, we will be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings. See “Regulation” in the SAI and “Material U.S. Federal Income Tax Considerations.”
We may fund our cash distributions to stockholders from any sources of funds available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets and non-capital gains proceeds from the sale of assets.

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DISTRIBUTION REINVESTMENT PLAN
Pursuant to the DRIP, each shareholder whose shares are registered in its own name will automatically be a participant under the DRIP and have all income dividends and/or capital gains distributions automatically reinvested in additional full and fractional shares unless such shareholder specifically elects to receive all income, dividends and/or capital gain distributions in cash. A shareholder whose shares are registered in the name of a nominee must contact the nominee regarding its status under the DRIP, including whether such nominee will participate on such shareholder’s behalf. Shareholders who participate in the DRIP and who hold shares through banks, brokers or nominees, may not be able to transfer their shares to another brokerage account and continue to participate in the DRIP.
A shareholder may elect to:
    ●    reinvest both dividends and capital gain distributions;
    ●    receive dividends in cash and reinvest capital gain distributions; or
    ●    receive both dividends and capital gain distributions in cash.
Generally, for U.S. federal income tax purposes, shareholders receiving shares under the DRIP will be treated as having received a distribution equal to the amount payable to them in cash as a distribution had the shareholder not participated in the DRIP.
Shares will be issued pursuant to the DRIP at their net asset value determined on the next valuation date following the ex-dividend date (the last date of a dividend period on which an investor can purchase shares and still be entitled to receive the dividend). There is no sales load or other charge for reinvestment. A request to receive cash distributions must be received by the Fund before the record date to be effective for that dividend or capital gain distribution. The Fund may terminate the DRIP at any time. Any expenses of the DRIP will be borne by the Fund.
All correspondence concerning the DRIP should be directed to Prospect Enhanced Yield Fund, c/o Ultimus Fund Solutions, 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022. Certain transactions can be performed by calling the toll free number at 1-833-404-2747.

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DETERMINATION OF NET ASSET VALUE
The net asset value per share for the Fund is determined following the close of regular trading on the New York Stock Exchange (“NYSE”), generally 4:00 p.m. Eastern time, on each day the NYSE is open for trading. Each of the Fund’s share classes will be offered at net asset value plus the applicable sales load, if any.

We determine the net asset value per share of our shares by dividing the value of our investments, cash and other assets (including interest accrued but not collected) less all our liabilities (including accrued expenses, borrowings and interest payables) by the total number of shares of our common stock outstanding of the class. The most significant estimate inherent in the preparation of our financial statements likely will be the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. There generally is no single method for determining fair value in good faith. As a result, determining fair value usually requires that judgment be applied to the specific facts and circumstances of each investment while employing a consistently applied valuation process for the types of investments we make.
The Board has adopted procedures pursuant to which the Fund will value its investments. In accordance with the valuation procedures, the Fund’s portfolio investments for which market quotations are readily available are valued at market value. Investments for which market quotations are not readily available or are deemed to be unreliable are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. Our Board of Trustees has designated the Adviser as the Fund’s valuation designee for purposes of Rule 2a-5 under the 1940 Act. The Adviser will oversee the valuation of the Fund’s investments on behalf of the Fund. The Fund seeks to derive a value at which market participants could transact in an orderly market and also seek to benchmark the model inputs and resulting outputs to observable market data, when available and appropriate. The Fund has elected to engage third-party valuation firms to provide assistance in valuing our investments.

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MANAGEMENT OF THE FUND

Board of Trustees

Our business and affairs are managed under the direction of our Board of Trustees. The responsibilities of our Board of Trustees include, among others, the oversight of our investment activities, oversight of the daily valuation of our assets, oversight of our financing arrangements and corporate governance activities. Our Board of Trustees currently has an audit committee and a nominating and corporate governance committee and may establish additional committees from time to time as necessary. Each Trustee will serve until his or her death, resignation or removal. Our Board of Trustees consists of four members, three of whom are not “interested persons” of us or our Adviser as defined in Section 2(a)(19) of the 1940 Act. We refer to these individuals as our Independent Trustees.

The names and business address of the Board and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Management” in the SAI.
Overview of Our Adviser
Management Services and Responsibilities
Prospect Enhanced Yield Management, LLC has registered as an investment adviser under the Advisers Act and serves as our investment adviser pursuant to the Investment Advisory Agreement in accordance with the 1940 Act. Subject to the overall supervision of our Board of Trustees, our Adviser oversees our day-to-day operations and provides us with investment advisory services. Under the terms of the Investment Advisory Agreement, our Adviser:
•determines the composition and allocation of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•determines what securities we will purchase, retain or sell;
•identifies, evaluates, negotiates and structures the investments we make; and
•executes, monitors and services the investments we make.
Our Adviser’s services under the Investment Advisory Agreement may not be exclusive, and our Adviser is free to furnish similar services to other entities so long as its services to us are not impaired. In addition, certain personnel of Prospect Capital Management will be made available to our Adviser to assist it in managing our portfolio and operations, provided that they are supervised at all times by our Adviser’s management team. A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement will be available in the Fund’s semi-annual report to shareholders for the fiscal period ending December 31, 2025.
Advisory Fees
We pay our Adviser a fee for its services under the Investment Advisory Agreement consisting of two components—a base management fee and an incentive fee. The cost of both the base management fee payable to our Adviser and any incentive fees it earns will ultimately be borne by our common stockholders.
Base Management Fee. The base management fee is calculated at an annual rate of 1.375% of our total assets. The base management fee is payable quarterly in arrears and is calculated based on the average daily total assets during such period. The base management fee may or may not be taken in whole or in part at the discretion of our Adviser. All or any part of the base management fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as our Adviser shall determine. The base management fee for any partial month or quarter will be appropriately prorated.
Subordinated Incentive Fee. The subordinated incentive fee, which we refer to as the subordinated incentive fee on income, will be calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter. The subordinated incentive fee on income will be subject to a quarterly fixed preferred return to investors, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, of 1.75% (7.0% annualized), subject to a “catch up” feature. For

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purposes of this fee “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses reimbursed under the Investment Advisory Agreement and Administration Agreement, any interest expense and dividends paid on any issued and outstanding preferred shares, but excluding the subordinated incentive fee on income). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The calculation of the subordinated incentive fee on income for each quarter is as follows:
•No incentive fee is payable to our Adviser in any calendar quarter in which our pre-incentive fee net investment income does not exceed the fixed preferred return rate of 1.75%, or the fixed preferred return.
•100% of our pre-incentive fee net investment income, if any, that exceeds the fixed preferred return but is less than or equal to 2.059% in any calendar quarter (8.235% annualized) is payable to our Adviser. We refer to this portion of our pre-incentive fee net investment income (which exceeds the fixed preferred return but is less than or equal to 2.059%) as the “catch-up.” The “catch-up” provision is intended to provide our Adviser with an incentive fee of 15.0% on all of our pre-incentive fee net investment income when our pre-incentive fee net investment income reaches 2.059% in any calendar quarter.
•15.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.059% in any calendar quarter (8.235% annualized) is payable to our Adviser once the fixed preferred return is reached and the catch-up is achieved (15.0% of all pre-incentive fee net investment income thereafter is allocated to our Adviser).

The following is a graphical representation of the calculation of the incentive fee:

Quarterly Subordinated Incentive Fee on Income

Pre-incentive fee net investment income

(expressed as a percentage of the value of our net assets at the end of the immediately preceding calendar quarter)

Percentage of pre-incentive fee net investment income allocated to incentive fee
Example: Subordinated Incentive Fee on Income for Each Calendar Quarter
Scenario 1
Assumptions
Investment income (including interest, dividends, fees, etc.) = 1.25%
Fixed preferred return(1) = 1.75%
Base management fee(2) = 0.34375%
Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.2%
Pre-incentive fee net investment income (investment income - (base management fee + other expenses)) = 0.70625%

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Pre-incentive fee net investment income does not exceed the fixed preferred return rate, therefore there is no subordinated incentive fee on income payable.
Scenario 2
Assumptions
Investment income (including interest, dividends, fees, etc.) = 2.525%
Fixed preferred return(1) = 1.75%
Base management fee(2) = 0.34375%
Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.2%
Pre-incentive fee net investment income (investment income - (base management fee + other expenses)) = 1.98125%
Subordinated incentive fee on income = 100% × pre-incentive fee net investment income (subject to “catch-up”)(4)
= 100% × (1.98125% - 1.75%)
= 0.232125%
Pre-incentive fee net investment income exceeds the fixed preferred return rate, but does not fully satisfy the “catch-up” provision, therefore the subordinated incentive fee on income is 0.23125%.
Scenario 3
Assumptions
Investment income (including interest, dividends, fees, etc.) = 3.5%
Fixed preferred return(1) = 1.75%
Base management fee(2) = 0.34375%
Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.2%
Pre-incentive fee net investment income (investment income - (base management fee + other expenses)) = 2.95625%
Catch up = 100% × pre-incentive fee net investment income (subject to “catch-up”)(4)
Subordinated incentive fee on income = 100% × “catch-up” + (15.0% × (pre-incentive fee net investment income – 2.059%))

Catch up = 2.059% - 1.75% = 0.309%

Subordinated incentive fee on income = (100% × 0.309%) + (15.0% × (2.95625% - 2.059%))
= 0.309% + (15% × 0.89725%)
= 0.309% + 0.1345875%
= 0.44358755%
Pre-incentive fee net investment income exceeds the fixed preferred return and fully satisfies the “catch-up” provision, therefore the subordinated incentive fee on income is 0.44%.

(1)Represents 7.0% annualized fixed preferred return.
(2)Represents 1.375% annualized base management fee on average total assets.
(3)Excludes organizational and offering expenses.
(4)The “catch-up” provision is intended to provide our Adviser with an incentive fee of 15.0% on all pre-incentive fee net investment income when our net investment income exceeds 2.059% in any calendar quarter.
*    The returns shown are for illustrative purposes only. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in the examples above.
Duration and Termination of Investment Advisory Agreement
Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for a period of two years from the date it was executed and will remain in effect from year-to-year thereafter if approved

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annually by our Board of Trustees or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our Trustees who are not interested persons. An affirmative vote of the holders of a majority of our outstanding voting securities is also necessary in order to make material amendments to the Investment Advisory Agreement.
The Investment Advisory Agreement provides that we may terminate the agreement without penalty upon 60 days written notice to our Adviser. If our Adviser wishes to voluntarily terminate the Investment Advisory Agreement, it must give stockholders a minimum of 60 days’ notice prior to termination and must pay all expenses associated with its termination. The Investment Advisory Agreement may also be terminated, without penalty, upon the vote of a majority of our outstanding voting securities.
Without the vote of a majority of our outstanding voting securities, our Investment Advisory Agreement may not be amended in a manner economically material to our stockholders. In addition, should we or our Adviser elect to terminate the Investment Advisory Agreement, a new investment adviser may not be appointed without approval of a majority of our outstanding shares, except in limited circumstances where a temporary adviser may be appointed without stockholder consent, consistent with the 1940 Act for a time period not to exceed 150 days following the date on which the previous contract terminates.
Indemnification
The Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, our Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of its services under the Investment Advisory Agreement or otherwise as our investment adviser.
Organization of Our Adviser
Our Adviser is a Delaware limited liability company that is registered as an investment adviser under the Advisers Act. The principal address of our Adviser is Prospect Enhanced Yield Management, LLC, 700 S Rosemary Ave, Suite 204, West Palm Beach, FL 33401. Our Adviser is owned and controlled by Prospect Capital Management.
    Portfolio Management
The portfolio managers who are primarily responsible for the day-to-day management of the Fund’s assets include: M. Grier Eliasek, President and Chief Executive Officer of our Adviser and President and Chief Executive Officer of the Fund, as well as John F. Barry III and Ga’ash “Josh” Soffer.
M. Grier Eliasek has served as a portfolio manager of the Fund since its inception. Mr. Eliasek currently serves as President and Chief Executive Officer of our Adviser, as a Managing Director of our Administrator, as President, Co-Founder and Chief Operating Officer of PSEC, as President and Chief Operating Officer of Prospect Flexible Income Management, LLC and Chairman of the Board of Trustees, Chief Executive Officer and President of PFLOAT. He also serves on the Board of Trustees for PSEC and leads each of Prospect Capital Management’s investment committees in the origination, selection, monitoring and portfolio management of investments. Prior to joining Prospect Capital Management in 2004, Mr. Eliasek served as a Managing Director with Prospect Street Ventures, an investment management firm which, together with its predecessors, invested in various investment strategies through publicly traded closed-end funds and private limited partnerships. Prior to joining Prospect Street Ventures, Mr. Eliasek served as a consultant with Bain & Company, a global strategy consulting firm. Mr. Eliasek received his MBA from Harvard Business School and his Bachelor of Science degree in Chemical Engineering with Highest Distinction from the University of Virginia, where he was a Jefferson Scholar and a Rodman Scholar.
John F. Barry III has served as a portfolio manager of the Fund since its inception. Mr. Barry is Chairman of the Board and Chief Executive Officer of PSEC. Mr. Barry is also President and Secretary of Prospect Capital Management and President and Secretary of Prospect Administration, LLC. Mr. Barry has been an officer of Prospect Capital Management (and predecessors) since 1990 and is the chairman of the firm’s investment committee. In addition to overseeing PSEC and Prospect Capital Management, Mr. Barry has served on the boards of directors of more than a dozen private and public portfolio companies, including as Chairman and Chief Executive Officer of Bondnet Trading Systems, Inc. Mr. Barry also has served on the Board of Advisors of USEC,

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Inc., a publicly-traded energy company. From 1988 to 1989, Mr. Barry managed the Corporate Finance Department of L.F. Rothschild & Company. From 1983 to 1988, Mr. Barry was an investment banker at Merrill Lynch & Co. From 1979 to 1983, Mr. Barry was an attorney at Davis Polk & Wardwell. From 1978 to 1979, Mr. Barry served as a Law Clerk to Circuit Judge J. Edward Lumbard, formerly Chief Judge of the United States Court of Appeals for the Second Circuit in New York City. Mr. Barry served from 1999 to 2011 as Chairman of the Board of the Mathematics Foundation of America, a non-profit foundation that enhances opportunities in mathematics education for students from diverse backgrounds. Mr. Barry received his Bachelor of Arts magna cum laude from Princeton University in 1974, where he was a University Scholar, and his J.D. cum laude from Harvard Law School in 1978, where he was an officer of the Harvard Law Review.
Ga’ash “Josh” Soffer has served as a portfolio manager of the Fund since its inception. Mr. Soffer is a Principal of our Adviser and has been in the finance industry since 2004. He is responsible for originating, executing, and managing investments in CLOs and CMBS. From 2018 to 2021, Mr. Soffer was a co-founder and portfolio manager of 1L Investments, a securitized products hedge fund. From 2011 to 2016, he was co-founder and co-chief investment officer of Rion Capital, a fixed income relative value hedge fund specializing in securitized products. Mr. Soffer also held positions in trading and portfolio management at Level Global Investors, UBS AG and AVM LP. He began his career at Merrill Lynch Investment Management. Josh received his BA from the University of Pennsylvania.
The SAI provides additional information about each portfolio manager’s compensation, other accounts managed and ownership of Fund shares.
Overview of Our Administrator
We have also entered into an Administration Agreement with Prospect Administration under which Prospect Administration, among other things, provides (or arranges for the provision of) administrative services and facilities for us. For providing these services, we reimburse Prospect Administration for our allocable portion of overhead incurred by Prospect Administration in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our chief financial officer, chief compliance officer, treasurer and secretary and other administrative support personnel. Under the Administration Agreement, Prospect Administration furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Prospect Administration also performs or oversees the performance of our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, Prospect Administration assists us in determining and publishing our net asset value, overseeing the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. After identifying those whole and partial portions of its internal and external costs and expenses incurred by Prospect Administration to provide administrative services to us (e.g., personnel (compensation and overhead), infrastructure, vendors, etc.) and that are reimbursable under the Administration Agreement, Prospect Administration allocates to us all such costs and expenses not previously reimbursed to Prospect Administration by us. Our payments to Prospect Administration for these allocated costs and expenses are periodically reviewed by our Board of Trustees, which oversees the allocation of the foregoing costs and expenses. After identifying those whole and partial portions of its internal and external costs and expenses incurred by Prospect Administration to provide administrative services to us (e.g., personnel (compensation and overhead), infrastructure, vendors, etc.) and that are reimbursable under the Administration Agreement, Prospect Administration allocates to us all such costs and expenses not previously reimbursed to Prospect Administration by us. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. Prospect Administration is an affiliate of Prospect Capital Management and our Adviser.
Indemnification
The Administration Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, Prospect Administration and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including

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reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Prospect Administration’s services under the Administration Agreement or otherwise as our administrator.
Sub-Administrator

We have retained the Sub-Administrator whose principal business address is 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022, to provide certain administrative and fund accounting services to the Fund. Under the terms of the Sub-Administration Agreement, the Sub-Administrator is responsible, directly or through its agents, for, among other things, certain administration, accounting and investor services for the Fund. In consideration for these services, the Sub-Administrator will receive compensation from the Fund.

Control Persons
A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. Because the Fund has not commenced operations as of the date of this prospectus, the Fund does not have any control persons or principal holders other than Prospect Capital Management, the entity that provided the initial seed capital for the Fund.

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FUND EXPENSES

Our primary operating expenses will be the payment of advisory fees and other expenses under the Investment Advisory Agreement, Administration Agreement, and other expenses necessary for our operations. Our investment advisory fee will compensate our Adviser for its work in identifying, evaluating, negotiating, executing, monitoring and servicing our investments. We bear all other expenses of our operations and transactions, including (without limitation) fees and expenses relating to:
•organization and offering;
•calculating the Fund’s net asset value (including the cost and expenses of any independent valuation firms);
•expenses incurred by the Adviser, Prospect Administrator or affiliates thereof payable to third parties, including agents, consultants or other advisors (such as independent valuation firms, accountants and legal counsel), in monitoring financial and legal affairs for the Fund and in monitoring the Fund’s investments and performing due diligence on its prospective investments;
•interest payable on debt, if any, incurred to finance the Fund’s investments;
•offerings of the Fund’s debt, common stock and other securities;
•investment advisory and management fees;
•administration fees, if any, payable under the Administration Agreement;
•fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments;
•transfer agent and custodial fees;
•federal and state registration fees;
•all costs of registration and listing the Fund’s securities on any securities exchange; federal, state and local taxes;
•Trustees’ fees and expenses;
•costs of preparing and filing reports or other documents required by the Securities and Exchange Commission or any other governmental agency;
•costs of any reports, proxy statements or other notices to stockholders, including printing costs;
•the Fund’s allocable portion of any fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;
•research and market data expenses including, without limitation, news and quotation equipment and services; computer software specific to the business of the Fund;
•any unreimbursed expenses incurred in connection with transactions not consummated; and
•all other expenses incurred by the Fund or the Administrator in connection with administering the Fund’s business, including payments under the Administration Agreement based upon the Fund’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Fund’s chief compliance officer and chief financial officer and their respective staffs.

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Organizational expenses will be expensed as they are incurred and offering expenses will be deferred until the Fund commences operations, and then amortized to expense over 12 months on a straight-line basis.

The Adviser will be entitled to receive reimbursement from the Fund of organization and offering expenses in accordance with the terms of the ELA.

Pursuant to the ELA, our Adviser has agreed to reimburse expenses of each class of the Fund in order to limit the Fund’s Operating Expenses (as defined below) to an annual rate, expressed as a percentage of each class’s average quarterly net assets, equal to 2.00% (the “Annual Limit”). For purposes of the ELA, the term “Operating Expenses” with respect to the Fund, is defined to include all expenses necessary or appropriate for the operation of the Fund, including but not limited to any and all costs and expenses that qualify as line item “organization and offering” expenses in the financial statements of the Fund as the same are filed with the SEC and other expenses described in the Investment Advisory Agreement, but does not include our Adviser’s base management fee and incentive fee, any portfolio transaction or other investment-related costs (including brokerage commissions, dealer and underwriter spreads, prime broker fees and expenses and dividend expenses related to short sales), distribution and shareholder servicing fees, interest expenses and other financing costs, extraordinary expenses and acquired fund fees and expenses.

Any amount reimbursed pursuant to the ELA is subject to recoupment by our Adviser (an “ELA Recoupment”) within the three years following the date that the expense was reimbursed by the Adviser, so long as such recoupment does not cause the Fund’s expense ratio (after the recoupment is taken into account) to exceed either: (1) the Annual Limit in place at the time such amounts were paid by the Adviser; or (2) the Fund’s current Annual Limit. If the ELA is terminated or expires pursuant to its terms, our Adviser maintains its right to recoupment, subject to the aforementioned limitations.

The Adviser has agreed to reimburse expenses until at least December 31, 2026. The ELA may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, on 60 days written notice to the Adviser.

Additionally, the Adviser has agreed, pursuant to a Management Fee Waiver and Reimbursement Agreement with the Fund, to (1) waive all management fees until at least December 31, 2026 and (2) reimburse the Fund's Operating Expenses (as defined in the ELA) up to the Annual Limit (as defined in the ELA) until at least December 31, 2026. The Management Fee Waiver and Reimbursement is not subject to recoupment. The Management Fee Waiver and Reimbursement Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees on 60 days written notice to the Adviser.

The Adviser may waive or reimburse additional fees of the Fund in its discretion.

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DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on June 27, 2024.

Shares of Beneficial Interest

The Declaration of Trust authorizes the Fund’s issuance of an unlimited number of shares of beneficial interest, par value $0.001 per share. There is currently no market for our shares and we do not expect that a market for our shares will develop in the foreseeable future. Pursuant to the Declaration of Trust and as permitted by Delaware law, shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of Delaware, as amended (the “DGCL”) and therefore generally will not be personally liable for our debts or obligations.

Shares

Under the terms of the Declaration of Trust, all shares, when consideration for shares is received by the Fund, will be fully paid and nonassessable. Distributions may be paid to shareholders if, as and when authorized and declared by the Board. Shares will have no preference, preemptive, appraisal, conversion, exchange or redemption rights, and will be freely transferable. The Declaration of Trust provides that the Board shall have the power to repurchase or redeem shares. In the event of the Fund’s dissolution, after the Fund pays or adequately provides for the payment of all claims and obligations of the Fund, and upon the receipt of such releases, indemnities and refunding agreements deemed necessary by the Board, each share will be entitled to receive, according to its respective rights, a pro rata portion of the Fund’s assets available for distribution for the applicable class, subject to any preferential rights of holders of the Fund’s outstanding preferred shares, if any. Each whole share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional share will be entitled to a proportionate fractional vote. Shareholders shall be entitled to vote on all matters on which a vote of shareholders is required by the 1940 Act, the Declaration of Trust or a resolution of the Board. There will be no cumulative voting in the election or removal of Trustees. Under the Declaration of Trust, the Fund is not required to hold annual meetings of shareholders. The Fund only expects to hold shareholder meetings to the extent required by the 1940 Act or pursuant to special meetings called by the Board or a majority of shareholders.

Preferred Shares and Other Securities

The Declaration of Trust provides that the Board may, subject to the Fund’s investment policies and restrictions and the requirements of the 1940 Act, authorize and cause the Fund to issue securities of the Fund other than common shares of beneficial interest (including preferred shares, debt securities or other senior securities), by action of the Board without the approval of shareholders. The Board may determine the terms, rights, preferences, privileges, limitations and restrictions of such securities as the Board sees fit.

Preferred shares could be issued with rights and preferences that would adversely affect shareholders. Preferred shares could also be used as an anti-takeover device. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (i) immediately after issuance of preferred shares and before any distribution is made with respect to the shares and before any purchase of shares is made, the aggregate involuntary liquidation preference of such preferred shares together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities must not exceed an amount equal to 50% of the Fund’s total assets after deducting the amount of such distribution or purchase price, as the case may be; and (ii) the holders of preferred shares, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares. The Fund does not plan to issue preferred shares within twelve months of the effectiveness of its registration statement.

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The following table shows the amounts of the Fund’s shares that have been authorized and are outstanding as of May 30, 2025.

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Fund or for its Account	(4) Amount Outstanding Excluding Amount Shown Under (3)
Class A Shares	Unlimited	None	0
Class C Shares	Unlimited	None	0
Class I Shares	Unlimited	None	4,000

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Pursuant to the Declaration of Trust, Trustees and officers of the Fund will not be subject in such capacity to any personal liability to the Fund or shareholders, unless the liability arises from bad faith, willful misfeasance, gross negligence or reckless disregard for the Trustee’s or officer’s duty.

Except as otherwise provided in the Declaration of Trust, the Fund will indemnify and hold harmless any current or former Trustee or officer of the Fund against any liabilities and expenses (including reasonable attorneys’ fees relating to the defense or disposition of any action, suit or proceeding with which such person is involved or threatened), while and with respect to acting in the capacity of a Trustee or officer of the Fund, except with respect to matters in which such person did not act in good faith in the reasonable belief that his or her action was in the best interest of the Fund, or in the case of a criminal proceeding, matters for which such person had reasonable cause to believe that his or her conduct was unlawful. In accordance with the 1940 Act, the Fund will not indemnify any Trustee or officer for any liability to which such person would be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her position. The Fund will provide indemnification to Trustees and officers prior to a final determination regarding entitlement to indemnification as described in the Declaration of Trust.

The Fund has entered into the Investment Advisory Agreement with the Adviser. The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Adviser is not liable for any error of judgment or mistake of law or for any loss the Fund suffers.

Pursuant to the Declaration of Trust, the Fund will advance the expenses of defending any action for which indemnification is sought if the Fund receives a written undertaking by the indemnitee which provides that the indemnitee will reimburse the Fund unless it is subsequently determined that the indemnitee is entitled to such indemnification.

Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that our present or former directors or officers have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.

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Number of Trustees; Appointment of Trustees; Vacancies; Removal

The Declaration of Trust provides that the number of Trustees shall be no less than one and no more than 15 as determined in writing by a majority of the Trustees then in office. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation or removal. Subject to the provisions of the 1940 Act, individuals may be appointed by the Trustees at any time to fill vacancies on the Board by the appointment of such persons by a majority of the Trustees then in office. Each Trustee shall hold office until his or her successor shall have been appointed pursuant to the Declaration of Trust. To the extent that the 1940 Act requires that Trustees be elected by shareholders, any such Trustees will be elected by a plurality of all shares voted at a meeting of shareholders at which a quorum is present.

The Declaration of Trust provides that any Trustee may be removed (provided that after the removal the aggregate number of Trustees is not less than the minimum required by the Declaration of Trust) with or without cause by an action adopted by the majority of the then Trustees.

Action by Shareholders

The Declaration of Trust provides that shareholder action can be taken only at a meeting of shareholders or by written consent of shareholders in lieu of a meeting. Subject to the 1940 Act, the Declaration of Trust or a resolution of the Board specifying a greater or lesser vote requirement, the affirmative vote of a majority of shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the shareholders with respect to any matter submitted to a vote of the shareholders.

Amendment of Declaration of Trust and Bylaws

Subject to the provisions of the 1940 Act and the Declaration of Trust, the Board may amend the Declaration of Trust without any vote of shareholders. Pursuant to the Declaration of Trust and bylaws, the Board has the exclusive power to amend or repeal the bylaws or adopt new bylaws at any time.

No Appraisal Rights

In certain extraordinary transactions, some jurisdictions provide the right to dissenting shareholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in such statute. Those rights are commonly referred to as appraisal rights. The Declaration of Trust provides that shares shall not entitle shareholders to appraisal rights.

Conflict with Applicable Laws and Regulations

The Declaration of Trust provides that if and to the extent that any provision of the Declaration of Trust conflicts with any provision of the 1940 Act, the provisions under the Code applicable to the Fund as a RIC or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or affect the validity of any action taken or omitted to be taken prior to such determination.

Derivative Actions
No person, other than a Trustee, who is not a shareholder of the Fund shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund. No shareholder of the Fund may maintain a derivative action on behalf of the Fund, unless holders of at least fifty percent (50%) of the outstanding shares of the Fund join in the bringing of such derivative action, except that the aforementioned 50% requirement shall not apply to claims made under the federal securities laws. Generally, a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: the shareholder makes a pre-suit demand upon the Trustees and the Trustees are afforded a reasonable amount of time to consider such request and to investigate the basis of such claim. Further, the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the

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request and may (except when a request is for a claim or claims under the federal securities laws) require an undertaking by the shareholder making such request to reimburse the Fund for the expense of any such advisors in the event that the Trustees determine not to bring such action.

Exclusive Delaware Jurisdiction

Under the Declaration of Trust, any claims related to the Fund, except claims under the federal securities laws, must be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, unless the Fund, in its sole discretion, consents in writing to an alternative forum. As a result of this exclusive jurisdiction provision, shareholders may be required to bring suit in an inconvenient and less favorable jurisdiction. Further, under this provision, those bound by the Declaration of Trust, including shareholders of the Fund, waive any and all rights to trial by jury.

Anti-Takeover Provisions in the Declaration of Trust

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board. The Board has determined that these provisions are in the best interest of the Fund and its shareholders. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office with or without cause by an action adopted by the majority of the then Trustees. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our shares. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts and financial institutions. This summary assumes that investors hold our shares as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service regarding this offering. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
A “U.S. stockholder” generally is a beneficial owner of our shares who is for U.S. federal income tax purposes:
•A citizen or individual resident of the United States;
•A corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;
•A trust, if a court in the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all decisions of the trust, or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or
•An estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A “non-U.S. stockholder” generally is a beneficial owner of our shares that is neither a U.S. stockholder nor a partnership for U.S. federal income tax purposes.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner in a partnership holding our shares should consult his, her or its tax advisers with respect to the purchase, ownership and disposition of our shares.
Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Election to be Taxed as a RIC
We intend to elect to be treated, and qualify annually thereafter, as a RIC under Subchapter M of the Code. As a RIC, we generally will not be subject to U.S. federal income tax on any income that we timely distribute to our stockholders from our tax earnings and profits. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax treatment, we generally must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses, or the “Annual Distribution Requirement.”
Taxation as a Regulated Investment Company
If we:
•qualify as a RIC; and
•satisfy the Annual Distribution Requirement,

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then we will not be subject to U.S. federal income tax on the portion of our income we distribute (or are deemed to distribute) to stockholders as dividends. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our stockholders. We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income and net capital gains recognized, but not distributed, in preceding years and on which we paid no U.S. federal income tax, or the “Excise Tax Avoidance Requirement.” We generally will endeavor in each taxable year to avoid any U.S. federal excise tax on our earnings.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to our business of investing in such stock or securities, or the “90% Income Test”; and
•diversify our holdings so that at the end of each quarter of the taxable year:
◦at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets and more than 10% of the outstanding voting securities of the issuer; and
◦no more than 25% of the value of our assets is invested in (i) the securities, other than U.S. government securities or securities of other RICs, (ii) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) the securities of certain “qualified publicly traded partnerships,” or the “Diversification Tests.”
For U.S. federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash.
Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received all of the corresponding cash amount. As a result, we may have difficulty meeting the Annual Distribution Requirement necessary to qualify for and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.
Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation— Senior Securities” in the SAI. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

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We anticipate that the CLOs in which we invest may constitute PFICs. If we acquire shares in a PFIC (including equity tranche investments in CLOs that are PFICs), we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from any such excess distributions or gains. This additional tax and interest may apply even if we make a distribution in an amount equal to any “excess distribution" or gain from the disposition of such shares as a taxable dividend by it to its shareholders. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, or a QEF, in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the PFIC, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in our income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and we must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.
If we hold more than 10% of the shares in a foreign corporation that is treated as a CFC (including equity tranche investments in a CLO treated as a CFC), we may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to our pro rata share of certain of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. This deemed distribution is required to be included in the income of a U.S. Shareholder of a CFC regardless of whether the shareholder has made a QEF election with respect to such CFC. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or constructively) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (directly, indirectly or constructively) 10% or more of the combined voting power of all classes of shares of a corporation or 10% or more of the total value of shares of all classes of stock of such foreign corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and we must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.
Legislation commonly referred to as the Foreign Account Tax Compliance Act,” or “FATCA,” imposes a withholding tax of 30% on payments of U.S. source interest and dividends to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its United States account holders and its United States owners. The CLOs in which we invest may be treated as non-U.S. financial institutions or investment funds for this purpose, and therefore would be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which we invest fails to properly comply with these reporting requirements, it could reduce the amounts available to distribute to junior debt and equity tranche holders in such CLO, which could materially and adversely affect our operating results and cash flows.
The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.
Taxation of U.S. Stockholders
Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions, or Qualifying Dividends, may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the current 20% maximum rate applicable to Qualifying Dividends.

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Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains that are currently taxable at a current maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its shares and regardless of whether paid in cash or reinvested in additional shares. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.
We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained capital gains at our regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by U.S. stockholders taxed at individual rates on long-term capital gains, the amount of tax that individual U.S. stockholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s adjusted tax cost basis for his, her or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”
If we are treated as a publicly offered RIC, we may distribute taxable dividends that are payable in cash or shares of our common stock at the election of each stockholder. Under certain applicable provisions of the Code and the Treasury regulations, distributions payable in cash or in shares of stock at the election of stockholders are treated as taxable dividends whether a stockholder elects to receive cash or shares. The Internal Revenue Service has published guidance indicating that this rule will apply even where the total amount of cash that may be distributed is limited to no more than 20% of the total distribution. Under this guidance, if too many stockholders elect to receive their distributions in cash, the cash available for distribution must be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in stock). If we decide to make any distributions consistent with these rulings that are payable in part in our stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our stock, or a combination thereof) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale.
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the dividend was declared.
If an investor purchases our shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.
A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of his, her or its shares. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or

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disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of our shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of our shares may be disallowed if other shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
The maximum rate on long-term capital gains for non-corporate taxpayers is 20%. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at a 21% rate. Non-corporate stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
If we are not a publicly offered RIC for any period, a non-corporate stockholder’s pro rata portion of our affected expenses, including our management fees, will be treated as an additional dividend to the stockholder and will not be deductible for non-corporate taxpayers for the 2019 through 2026 tax years. A “publicly offered” RIC is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. While we anticipate that we will constitute a publicly offered RIC for our first tax year, there can be no assurance that we will in fact so qualify for any of our taxable years.
We (or the applicable withholding agent) will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the current 20% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.
We may be required to withhold U.S. federal income tax, or backup withhold from all distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number generally is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.
Taxation of non-U.S. Stockholders
Whether an investment in the shares is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares by a non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisers before investing in our shares.
Distributions of our investment company taxable income to non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to non-U.S. stockholders directly) will be subject to U.S. withholding tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. For distributions made to non-U.S. stockholders, no withholding is required and the

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distributions generally are not subject to U.S. federal income tax if (i) the distributions are properly reported to our stockholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions were derived from sources specified in the Code for such dividends and (iii) certain other requirements were satisfied. No assurance can be given as to whether any significant amount of our distributions would be designated as eligible for this exemption from withholding. If the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholder, and, if an income tax treaty applies, attributable to a permanent establishment in the United States, we will not be required to withhold U.S. federal tax if the non-U.S. stockholder complies with the applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)
Actual or deemed distributions of our net capital gains to a non-U.S. stockholder, and gains realized by a non-U.S. stockholder upon the sale of our shares, generally will not be subject to U.S. withholding tax and generally will not be subject to U.S. federal income tax unless (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States, or (ii) such non-U.S. stockholder is an individual present in the United States for 183 days or more during the year of the distribution or gain.
If we distribute our net capital gains in the form of deemed rather than actual distributions, a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. stockholder, distributions (both actual and deemed) and gains realized upon the sale of our shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be appropriate for a non-U.S. stockholder.
We must generally report to our Non-U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. stockholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 24%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. stockholder, provided the Non-U.S. stockholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. stockholder’s U.S. federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.
FATCA generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs (i) enter into an agreement with the U.S. Department of the Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to provide such information and are in compliance with the terms of such IGA and any implementing legislation or regulation. The types of income subject to the tax include U.S.-source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends, the U.S. Department of the Treasury has indicated its intent to eliminate this requirement in proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported generally includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain financial information associated with the holder's account. In addition, subject to certain

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exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of the non-U.S. stockholder and the status of the intermediaries through which they hold their shares, non-U.S. stockholders could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, the non-U.S. stockholder might be eligible for refunds or credits of such taxes.
Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.
Taxation of Repurchase Offers
U.S. stockholders. A repurchase of shares of the Fund by the Fund generally will be treated as a taxable transaction for U.S. federal income tax purposes, either as a “sale or exchange,” or, under certain circumstances, as a “dividend.” Under Section 302(b) of the Code, a U.S. stockholder (other than a tax-exempt stockholder) whose shares of the Fund are repurchased by the Fund generally will be treated as having sold the shares and will recognize gain or loss for U.S. federal income tax purposes, so long as either (a) such U.S. stockholder tenders, and the Fund repurchases, all of such U.S. stockholder’s shares (i.e., reduces such U.S. stockholder’s percentage ownership of the Fund to 0%), (b) such U.S. stockholder meets numerical safe harbors with respect to percentage voting interest and reduction in ownership of the Fund following the completion of the repurchase, or (c) the tender otherwise results in a payment to such U.S. stockholder that is not essentially equivalent to a dividend, which determination depends on a U.S. stockholder’s particular facts and circumstances, including the initial size of and extent to which a U.S. stockholder’s ownership percentage interest in the Fund is reduced. For these purposes, a stockholder’s ownership of the Fund is determined after applying the ownership attribution rules under Section 318 of the Code. The gain or loss recognized by a U.S. stockholder in such case generally will equal the difference between the price paid by the Fund for the shares pursuant to the repurchase offer and the U.S. stockholder’s adjusted tax basis in the shares sold. A tendering U.S. stockholder’s gain or loss will generally be a capital gain or loss. A capital gain or loss will generally be treated as a long-term capital gain or loss if the shares of the Fund have been held for more than one year and as a short-term capital gain or loss if the shares have been held for one year or less. The maximum U.S. federal income tax rate applicable to capital gains recognized by a non-corporate U.S. stockholder is currently (i) the same as the applicable ordinary income rate for short-term capital gains and (ii) 20% for long-term capital gains. The 3.8% Medicare contribution tax, described above, may apply to gain from the repurchase.
In the event that a tendering U.S. stockholder’s ownership (or deemed ownership under Section 318 of the Code) of shares of the Fund is not reduced to the extent required under the tests described above, such U.S. stockholder would generally be deemed to receive a distribution from the Fund under Section 301 of the Code with respect to the shares held by the U.S. stockholder after the tender (a “Section 301 distribution”). Such distribution, which would equal the price paid by the Fund to such U.S. stockholder for the shares of the Fund sold, would be taxable as a dividend to the extent of the Fund’s current and/or accumulated earnings and profits allocable to such distribution, with the excess treated as a return of capital reducing the U.S. stockholder’s adjusted tax basis in the shares, and thereafter as capital gain. If any amounts received by a U.S. stockholder are treated as a dividend, the adjusted tax basis (after any adjustment for a return of capital) in the shares sold pursuant to the repurchase offer will generally be transferred to any remaining shares held by the U.S. stockholder.
In addition, if a tender of shares of the Fund is treated as a “dividend” to a tendering stockholder, the IRS may take the position that a constructive distribution under Section 305(c) of the Code may result to a stockholder whose proportionate interest in the earnings and assets of the Fund has been increased by such tender. Stockholders are urged to consult their own tax advisors regarding the possibility of deemed distributions resulting from the sale of shares pursuant to a repurchase offer.

If you own an IRA or other retirement plan, you must indicate on your repurchase offer request form whether the Fund should withhold federal income tax. Unless you elect in your repurchase offer request form that you do not want to have federal tax withheld, the repurchase will be subject to withholding.

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Further, the U.S. federal income tax consequences with respect to sales of the shares of the Fund, including backup withholding, discussed above, will similarly apply to the tender of shares pursuant to a repurchase offer.
Non-U.S. stockholders. Generally, if a non-U.S. stockholder’s sale of shares of the Fund pursuant to a repurchase offer is respected as a sale or exchange for U.S. federal income tax purposes pursuant to Section 302(b) of the Code (as discussed above), any gain realized by the non-U.S. stockholder will not be subject to U.S. federal income tax or to any U.S. tax withholding, provided that such gain is not effectively connected with a trade or business carried on in the United States by the non-U.S. stockholder (and if an income tax treaty applies, on whether the transaction is attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States). If, however, all or a portion of the proceeds received by a tendering non-U.S. stockholder is treated for U.S. federal income tax purposes as a distribution by the Fund that is a dividend, or if a non-U.S. stockholder is otherwise treated as receiving a deemed distribution that is a dividend by reason of the non-U.S. stockholder’s increase in its percentage ownership of the Fund resulting from other stockholders’ sale of shares pursuant to a repurchase offer, and, as discussed in greater detail above, absent a statutory exemption, the dividend received or deemed received by the non-U.S. stockholder will be subject to a U.S. withholding tax imposed at a 30% rate (or a lower treaty rate). Such withholding will not apply, however, if the dividend income is effectively connected with a trade or business carried on in the United States by the non-U.S. stockholder and the non-U.S. stockholder complies with applicable certification requirements (generally, by furnishing an IRS Form W-8ECI). If any gain or dividend income realized in connection with the tender of shares of the Fund by a non-U.S. stockholder is effectively connected with a trade or business carried on in the United States by the non-U.S. stockholder, such gain or dividend will generally be taxed at the regular rates applicable to U.S. stockholders. In addition, if the non-U.S. stockholder is a non-U.S. corporation, it may be subject to a branch profits tax of 30% (or a lower treaty rate) on its effectively connected income. In order to qualify for an exemption from withholding for effectively connected income or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, discussed above, a non-U.S. stockholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, or any substitute form). Because an applicable withholding agent may not be able to determine if a particular non-U.S. stockholder qualifies for sale or exchange treatment pursuant to Section 302(b) of the Code, such agent may withhold U.S. federal income tax equal to 30% of the gross payments payable to a non-U.S. stockholder unless the agent determines that an exemption or a reduced rate of withholding is available as discussed above.
However, a non-U.S. stockholder may be eligible to obtain a refund of all or a portion of any tax withheld if such non-U.S. stockholder establishes that it qualifies for sale or exchange treatment pursuant to Section 302(b) of the Code or is otherwise able to establish that no tax or a reduced amount of tax is due. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS – Taxation of non-U.S. Stockholders,” above for further information concerning the taxation of non-U.S. stockholders. Non-U.S. stockholders are urged to consult their tax advisors regarding the application of U.S. federal income tax rules, including withholding, to their tender of shares of the Fund pursuant to a repurchase offer.
Stockholders should consult their own tax advisers concerning any possible disclosure obligation with respect to their disposition of shares of the Fund pursuant to a repurchase offer.
Failure to Qualify as a RIC
If we fail to satisfy the 90% Income Test or the Diversification Tests for any taxable year, we may nevertheless continue to qualify as a RIC for such year if certain remedial provisions are applicable (which may, among other things, require us to pay certain U.S. federal taxes or to dispose of certain assets).

If we were unable to qualify for treatment as a RIC and the foregoing relief provisions are not applicable, we would be subject to tax on all of our taxable income at regular corporate rates, regardless of whether we make any distributions to our stockholders. Distributions would not be required, and any distributions would be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits and, subject to certain limitations, may be eligible for the 20% maximum rate for non-corporate taxpayers provided certain holding period and other requirements were met. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s

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adjusted tax basis, and any remaining distributions would be treated as a capital gain. Generally, a non-taxable return of capital will reduce an investor’s adjusted tax basis in our stock for U.S. federal tax purposes, which will result in higher tax liability when the stock is sold. To requalify as a RIC in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and dispose of any earnings and profits from any year in which we failed to qualify as a RIC. Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized within the subsequent 5 years, unless we made a special election to pay U.S. federal income tax on such built-in gain at the time of our requalification as a RIC.

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PLAN OF DISTRIBUTION
This is a continuous offering of our shares as permitted by the federal securities laws.

The Distributor is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The Distributor is a FINRA-registered broker-dealer. The Distributor is headquartered at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022.
We are offering to the public three classes of shares: Class A shares, Class C shares and Class I shares. The Fund’s shares are offered at NAV plus the applicable sales load on a continuous basis. The minimum initial investment in our shares is $2,500 for Class A or C shares, and the minimum subsequent investment in our shares is $500 per transaction, except that the minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan and that the minimum investment in Class I is $500,000. Financial intermediaries may aggregate orders of Class I Shares to meet the $500,000 minimum initial investment. In addition, the Distributor or the Fund may elect to waive the minimum and accept smaller investments in its discretion.
Class A shares are available through brokerage and transactional-based accounts. Class C shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class C shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class C shares, (3) through transaction/brokerage platforms at participating brokers, (4) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law that are also registered with or as a broker-dealer, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by institutional accounts as defined by FINRA Rule 4512(c), (3) through bank-sponsored collective trusts and bank-sponsored common trusts, (4) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (5) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers Class I Shares, (6) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law that are also registered with or as a broker-dealer, whose broker-dealer does not receive any compensation from the Fund or from the Distributor, (7) by the Fund’s officers and directors and their immediate family members, as well as officers and employees of Prospect Capital Management and their immediate family members, (8) by participating brokers and their affiliates, including their officers, directors, employees and registered representatives, as well as the immediate family members of such persons, as defined by FINRA Rule 5130, (9) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers, and (10) by any other categories of purchasers that we name in an amendment or supplement to this prospectus. Further information about shares that are offered in conjunction with a retirement plan can be obtained directly from such retirement plan.
In certain cases, where a holder of Class A or Class C shares exits a relationship with a participating broker for this offering and does not enter into a new relationship with a participating broker for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors; we expect to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. We may also offer Class I shares to other investment vehicles. The minimum initial investment in this offering for Class I shares is $500,000. Financial intermediaries may aggregate orders of Class I Shares to meet the $500,000 minimum initial investment. In addition, the Distributor or the Fund may elect to waive the minimum and accept smaller investments in its discretion. If you are eligible to purchase all three classes of shares, then in most cases you should purchase Class I shares because participating brokers will not charge brokerage commissions on Class I shares and Class I shares have no shareholder servicing and/or distribution fee, which will reduce the NAV or distributions of the other share classes. However, Class I shares will not receive shareholder services. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of shares you may be eligible to purchase. Neither the Distributor nor its

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affiliates will directly or indirectly compensate any person engaged as an investment advisor or bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us. The Distributor may also sell shares for cash directly to its own clients and customers at the public offering price.
To the extent allowed by applicable federal and state laws, rules, and regulations, we may also make certain sales directly to certain persons, if designated by management, without a broker-dealer intermediary. Such sales must be made by our officers and directors pursuant to the principles of SEC Rule 3a4-1 or otherwise in accordance with applicable law.
Additional Broker and Dealer Compensation
The Adviser or its affiliates, in the Adviser’s discretion and from its own resources, may pay additional compensation to financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell shares of the Fund (collectively, “Financial Intermediaries”) in connection with the sale and servicing of Fund shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a Financial Intermediaries’ registered representatives, placement on a list of investment options offered by a Financial Intermediary, or the ability to assist in training and educating the Financial Intermediaries. The Additional Compensation may differ among Financial Intermediaries in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the Financial Intermediary, or determined in some other manner. The receipt of Additional Compensation by a selling Financial Intermediary may create potential conflicts of interest between an investor and its Financial Intermediary who is recommending the Fund over other potential investments. Payments of Additional Compensation by the Adviser or its affiliates may have the effect of increasing the Fund’s assets under management, which would result in a corresponding increase in management fees payable to the Adviser. The Adviser has not adopted a limitation on the maximum permissible amount of the Additional Compensation that could be paid to Financial Intermediaries.

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PURCHASES OF SHARES

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by the Fund’s transfer agent, Ultimus Fund Solutions, LLC (the “Transfer Agent”). If your check or electronic payment does not clear, you will be responsible for any loss incurred by the funds and charged a $25 fee to defray bank charges. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary or their agent and accepted by the Fund. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary or their agent may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.

By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to the Fund to:

Prospect Enhanced Yield Fund
c/o Ultimus Fund Solutions, LLC Via Regular Mail:
P.O. Box 46707
Cincinnati, Ohio 45246

Via Overnight Mail:
225 Pictoria Drive, Suite 450
Cincinnati, OH 45246

All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash equivalents, for example, cash, cashier’s checks, bank official checks, certified checks, bank money orders, third party checks (except for properly endorsed IRA transfer and rollover checks), counter checks, starter checks, traveler’s checks, money orders, credit card checks, and checks drawn on non-U.S. financial institutions will generally not be accepted.

If your check or electronic payment does not clear, you will be responsible for any loss incurred by the funds and charged a $25 fee to defray bank charges. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the Transfer Agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the Transfer Agent. Upon receipt of the completed account application, the Transfer Agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 1-833-404-2747 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank

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can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds.

By Wire — Subsequent Investments

Before sending a wire, investors must contact the Transfer Agent to advise them of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the Transfer Agent and custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Automatic Investment Plan — Subsequent Investments

You may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $500 on specified days of each month into your established Fund account. Please contact the Fund at 1-833-404-2747 for more information about the Fund’s Automatic Investment Plan.

By Telephone

Investors may purchase additional shares of the Fund by calling 1-833-404-2747. If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4:00 p.m. Eastern time will be purchased at the appropriate price calculated on that day.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA Patriot Act of 2001, the Transfer Agent will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call the Transfer Agent at 1-833-404-2747 for additional assistance when completing an application.

If the Administrator does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within 5 business days if clarifying information/documentation is not received.

Share Class Considerations

When selecting a share class, you should consider the following:

●	which share classes are available to you;

●	the amount you intend to invest;

●	how long you expect to own the shares; and

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●	total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial advisor to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Class A Shares

Class A shares are sold at the prevailing net asset value per Class A share plus the applicable sales load (which may be reduced as described below); however, the following are additional features that should be taken into account when purchasing Class A shares:

 ●    a minimum initial investment of $2,500 and a minimum subsequent investment of at least $500;

 ●    a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class A shares; and

 ●    Investors in Class A shares may pay a sales load based on the amount of their investment up to 5.75%, as set forth in the table below. A reallowance will be made by the Distributor from the sales load paid by each investor. There are no sales loads on reinvested distributions. The Fund reserves the right to waive sales loads. The following sales loads apply to your purchases of Class A shares of the Fund:

Amount Invested	Broker Commission / Dealer Reallowance*	Dealer Manager Fee	Sales Load as a % of Offering Price	Sales Load as a % of Amount Invested
Under $100,000	5.00%	0.75%	5.75%	6.10%
$100,000 - $249,999	4.00%	0.75%	4.75%	4.99%
$250,000 - $499,999	3.00%	0.75%	3.75%	3.90%
$500,000 - $999,999	2.00%	0.50%	2.50%	2.56%
$1,000,000 and above	1.00%	0.00%	1.00%	1.01%

*    Gross dealer concession paid to participating broker-dealers.

You may be able to buy Class A shares without a sales charge (i.e. “load-waived”) when you are:

 ●    reinvesting dividends or distributions;

 ●    participating in an investment advisory or agency commission program under which you pay a fee to an investment advisor or other firm for portfolio management or brokerage services;

 ●    exchanging an investment in Class A (or equivalent type) shares of another fund for an investment in the Fund;

 ●    a current or former director or Trustee of the Fund;

 ●    an employee (including the employee’s spouse, domestic partner, children, grandchildren, parents, grandparents, siblings, and any dependent of the employee, as defined in section 152 of the Code) of the Adviser or its affiliates or of a broker-dealer authorized to sell shares of the Fund; or

 ●    purchasing shares through a financial services firm (such as a broker-dealer, investment advisor or financial institution) that has a special arrangement with the Fund.

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In addition, concurrent purchases of Class A shares by related accounts may be combined to determine the application of the sales load. The Fund will combine purchases made by an investor, the investor’s spouse or domestic partner, and dependent children when it calculates the sales load.

It is the investor’s responsibility to determine whether a reduced sales load would apply. The Fund is not responsible for making such determination. To receive a reduced sales load, notification must be provided at the time of the purchase order. If you purchase Class A shares directly from the Fund, you must notify the Fund in writing. Otherwise, notice should be provided to the Financial Intermediary through whom the purchase is made so they can notify the Fund.

Right of Accumulation

For the purposes of determining the applicable reduced sales charge, the right of accumulation allows you to include prior purchases of Class A Shares of the Fund as part of your current investment as well as reinvested dividends. To qualify for this option, you must be either:

•an individual;
•an individual and spouse purchasing shares for your own account or trust or custodial accounts for your minor children; or
•a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401, 403 or 457 of the Code, including related plans of the same employer.

If you plan to rely on this right of accumulation, you must notify the Fund’s Distributor at the time of your purchase. You will need to give the Distributor your account numbers. Existing holdings of family members or other related accounts of a shareholder may be combined for purposes of determining eligibility. If applicable, you will need to provide the account numbers of your spouse and your minor children as well as the ages of your minor children.

Letter of Intent

The letter of intent allows you to count all investments within a 13-month period in Class A shares of the Fund as if you were making them all at once for the purposes of calculating the applicable reduced sales charges. The minimum initial investment under a letter of intent is 5% of the total letter of intent amount. The letter of intent does not preclude the Fund from discontinuing sales of its shares. You may include a purchase not originally made pursuant to a letter of intent under a letter of intent entered into within 90 days of the original purchase. To determine the applicable sales charge reduction, you also may include (1) the cost of Class A shares of the Fund which were previously purchased at a price including a front end sales charge during the 90-day period prior to the Distributor receiving the letter of intent, and (2) the historical cost of shares of other Funds you currently own acquired in exchange for Class A shares the Fund purchased during that period at a price including a front-end sales charge. You may combine purchases and exchanges by family members (limited to spouse and children, under the age of 21, living in the same household). You should retain any records necessary to substantiate historical costs because the Fund, the transfer agent and any financial intermediaries may not maintain this information. Shares acquired through reinvestment of dividends are not aggregated to achieve the stated investment goal.

Shareholder Services Plan

The Fund has adopted a “Shareholder Services Plan” with respect to its Class A shares under which the Fund may compensate financial industry organizations for providing ongoing shareholder servicing of client accounts with whom they have distributed shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Shareholder Services Plan, the Fund, with respect to its Class A shares, may incur expenses on an annual basis

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equal up to 0.25% of its average net assets attributable to Class A shares. Because these fees are paid from the Fund’s assets on an ongoing basis they will increase your costs over time and may cost you more than paying other types of sales charges.

Distribution Plan

Class A shares are not subject to a Distribution Fee.

Class C Shares

Class C shares are sold at the prevailing net asset value per Class C share and are not subject to any upfront sales charge; however, the following are additional features that should be taken into account when purchasing Class C shares:

●    a minimum initial investment of $2,500 and a minimum subsequent investment of at least $500;

●    a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class C shares;

●    a Distribution Fee which will accrue at an annual rate equal to 0.75% of the average daily net assets of the Fund attributable to Class C shares; and

●    an Early Withdrawal Charge equal to 1.00% of the original purchase price of Class C shares repurchased by the Fund that have been held, as of the time of repurchase, less than 365 days from the purchase date.

Because the Class C shares of the Fund are sold at the prevailing NAV per Class C share without an upfront sales load, the entire amount of your purchase is invested immediately.

Shareholder Services Plan

The Fund has adopted a “Shareholder Services Plan” with respect to its Class C shares under which the Fund may compensate financial industry organizations for providing ongoing administration of client accounts with whom they have distributed shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Shareholder Services Plan, the Fund, with respect to its Class C shares, may incur expenses on an annual basis equal up to 0.25% of its average net assets attributable to Class C shares. Because these fees are paid from the Fund’s assets on an ongoing basis they will increase your costs over time and may cost you more than paying other types of sales charges.

Distribution Plan

The Fund, with respect to its Class C shares, is authorized under a “Distribution Plan” to pay to the Distributor a Distribution Fee for certain activities relating to the distribution of shares to investors and maintenance of shareholder accounts. These activities include marketing and other activities to support the distribution of the Class C shares. The Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have asset-based distribution fees.

Under the Distribution Plan, the Fund pays the Distributor a Distribution Fee at an annual rate of 0.75% of average daily net assets attributable to Class C shares to compensate or reimburse brokers, dealers, other financial

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institutions or other industry professionals to compensate or reimburse brokers, dealers, other financial institutions or other industry professionals to compensate or reimburse brokers, dealers, other financial institutions or other industry professionals. Because these fees are paid from the Fund’s assets on an ongoing basis they will increase your costs over time and may cost you more than paying other types of sales charges.

Class I Shares

Class I shares will be sold at the prevailing net asset value per Class I share and are not subject to any upfront sales charge. The Class I shares are not subject to a Distribution Fee, shareholder servicing fees, or early withdrawal charges. Class I shares may only be available through certain financial intermediaries. Because the Class I shares of the Fund are sold at the prevailing NAV per Class I share without an upfront sales charge, the entire amount of your purchase is invested immediately. However, for all accounts, Class I shares require a minimum investment of $500,000, and minimum subsequent investments of $500, unless made pursuant to the Fund’s distribution reinvestment plan. Financial intermediaries may aggregate orders of Class I Shares to meet the $500,000 minimum initial investment. In addition, the Distributor or the Fund may elect to waive the minimum and accept smaller investments in its discretion.

Shareholder Services Plan

Class I shares are not subject to shareholder servicing fee.

Distribution Plan

Class I shares are not subject to a Distribution Fee.

Cost Basis Reporting

Federal law requires that investment companies report their shareholders’ cost basis, gain/loss and holding period to the Internal Revenue Service on Shareholders’ Consolidated Form 1099s when “covered” securities are sold or repurchased. The Fund has chosen the first in, first out (“FIFO”) method as its default tax lot identification method for all shareholders. A tax lot identification method is the way the Fund will determine which specific shares are deemed to be repurchased when there are multiple purchases on different dates at differing net asset values, and the entire position is not repurchased at one time. The Fund’s standing tax lot identification method is the method by which covered shares will be reported on your Consolidated Form 1099 if you do not select a specific tax lot identification method. You may choose a method different from the Fund’s standing method and will be able to do so at the time of your purchase or upon the repurchase of covered shares.

For those securities defined as “covered” under current Internal Revenue Service cost basis tax reporting regulations, the Fund is responsible for maintaining accurate cost basis and tax lot information for tax reporting purposes. The Fund is not responsible for the reliability or accuracy of the information for those securities that are not “covered.” The Fund and its service providers do not provide tax advice. Investors should consult independent sources, which may include a tax professional, with respect to decisions with respect to choosing a tax lot identification method.

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SHARE REPURCHASE PROGRAM
We do not currently intend to list our shares on any securities exchange and do not expect any secondary market for them to develop in the foreseeable future. Therefore, shareholders should expect that they will be unable to sell their shares for an indefinite time or at a desired price. No shareholder will have the right to require the Fund to repurchase such shareholder’s shares or any portion thereof. Shareholders may not transfer their investment from the Fund to any other registered investment company. Because no public market exists for the shares, and none is expected to develop in the foreseeable future, shareholders will not be able to liquidate their investment, other than through our Repurchase Program, or, in limited circumstances, as a result of transfers of shares to other investors.
To provide shareholders with limited liquidity, we are structured as an “interval fund” and intend to conduct quarterly offers to repurchase between 5% and 25% of our outstanding shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given repurchase offer, it is possible that we may offer to repurchase only the minimum amount of 5% of our outstanding shares. Quarterly repurchases will occur in the months of January, April, July, and October of each year, beginning in January, 2026. The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of our outstanding voting securities (as defined in the 1940 Act). The Repurchase Offer Notice will be sent to shareholders at least 21 calendar days before the Repurchase Request Deadline, which is ordinarily on the third Friday of the month in which the repurchase occurs. Shareholders may withdraw or change a repurchase request with a proper instruction submitted to the Fund in good form at any point before the Repurchase Request Deadline. We determine the NAV applicable to repurchases on the Repurchase Request Deadline. However, the NAV will be calculated no later than the Repurchase Pricing Date. We distribute payments to shareholders between one and three business days after the Repurchase Pricing Date and will distribute such payment no later than seven calendar days after such date. Our shares are not listed on any securities exchange, and we anticipate that no secondary market will develop for our shares. Accordingly, you may not be able to sell shares when and/or in the amount that you desire. Thus, the shares are appropriate only as a long-term investment. In addition, our repurchase offers may subject us and shareholders to special risks.
If a shareholder holds shares in the name of a broker or financial intermediary, the shareholder should contact the broker or financial intermediary regarding any special procedures that may be applicable to that shareholder regarding repurchases.
Determination of Repurchase Offer Amount
The Board in its sole discretion, will determine the number of shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”). The Board has authorized the Fund to conduct quarterly repurchase offers for 5% of the Fund’s total number of shares outstanding. Any increase in the Repurchase Offer Amount above 5% must be authorized by the Board. The Repurchase Offer Amount must be at least 5%, but no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline. If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, we will repurchase the shares on a pro rata basis. However, we may accept all shares tendered for repurchase by shareholders who own less than 100 shares and who tender all of their shares, before prorating other amounts tendered. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum.
Notice to Shareholders
No less than 21 days and more than 42 days before each Repurchase Request Deadline, we shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether to tender their shares for repurchase, including the existence and amount of any repurchase fee to be charged. The Fund does not currently impose a repurchase fee; however, the Fund does impose an early withdrawal charge of 1% for Class C shares that have been held as of the time of repurchase for less than 365 days from the purchase date. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the

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“Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.
Repurchase Price
The repurchase price of the shares will be the NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may call us at 1-833-404-2747 to learn the NAV. The Repurchase Offer Notice also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.
Repurchase Amounts and Payment of Proceeds
Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record, or credited directly to a predetermined bank account on the repurchase payment date (the "Repurchase Payment Date"), which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.
If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, we may, but are not required to, repurchase an additional amount of shares not to exceed 2.00% of our outstanding shares on the Repurchase Request Deadline. If we determine not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding shares on the Repurchase Request Deadline, we will repurchase the shares on a pro rata basis. However, we may accept all shares tendered for repurchase by shareholders who own less than 100 shares and who tender all of their shares, before prorating other amounts tendered. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum.
Consequences of Repurchase Offers
From the time that the Fund sends the Shareholder Notification until the Repurchase Pricing Date for that offer, the Fund must maintain assets at least equal to the percentage of its shares subject to the repurchase offer. For this purpose, such assets will consist of investments that may be sold or otherwise disposed of in the ordinary course of business, at approximately the price at which the Fund values them, within the period between the Repurchase Request Deadline and the Repurchase Payment Date, or which mature by the Repurchase Payment Date. The Fund is also permitted to borrow up to the maximum extent permitted under the 1940 Act to meet repurchase requests.
If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares by increasing the Fund’s expenses and reducing any net investment income. There is no assurance that the Fund will be able sell a significant amount of additional shares so as to mitigate these effects.
These and other possible risks associated with the Fund’s repurchase offers are described under “Risk Factors - Risks Related to an Investment in Our Shares.” In addition, the repurchase of shares by the Fund will be a taxable event to shareholders. For a discussion of these tax consequences, see “Material U.S. Federal Income Tax Considerations.”
CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Our securities are held under a custody agreement by U.S. Bank National Association. The address of the custodian is: 5065 Wooster Rd, Cincinnati, OH 45226. Ultimus Fund Solutions, LLC will act as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent is 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022.
LEGAL MATTERS

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Certain legal matters in connection with the offering have been passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain matters with respect to Delaware law have been passed upon for us by Richards, Layton & Finger, P.A..
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche, LLP is the independent registered public accounting firm of the Fund.

HOUSEHOLDING

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. Once implemented, a shareholder must call 1-833-404-2747 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.
AVAILABLE INFORMATION

The prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (File No. 333-280963). The complete Registration Statement may be obtained from the SEC at https://www.sec.gov. See the cover page of this prospectus for information about how to obtain a paper copy of the Registration Statement or SAI without charge.
We file periodic reports, proxy statements and other information with the SEC. This information will be available on the SEC’s website at https://www.sec.gov. This information will also be available free of charge by contacting us at 10 East 40th Street, 42nd Floor, New York, New York, 10016, or by telephone at (212)-448-0702 or on our website at www.prospectenhanced.com (which is not intended to be an active hyperlink). These reports should not be considered a part of or as incorporated by reference into this prospectus, or the registration statement of which this prospectus is a part.
Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, periodic reports and other information, or “documents,” electronically by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our website. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.
PRIVACY NOTICE

FACTS	WHAT DOES THE PROSPECT ENHANCED YIELD FUND (THE “FUND”) DO WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

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What?
The types of personal information we collect and share depend on the product or service you have with us. This information can include:
▪      Social Security number
▪      Assets
▪      Retirement Assets
▪      Transaction History
▪      Checking Account Information
▪      Purchase History
▪      Account Balances
▪      Account Transactions
▪      Wire Transfer Instructions
When you are no longer our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share your personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons the Fund chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does the Fund share?	Can you limit this sharing?
For our everyday business purposes – Such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes – information about your transactions and experiences	No	We don’t share
For our affiliates’ everyday business purposes – information about your creditworthiness	No	We don’t share
For non-affiliates to market to you	No	We don’t share

Questions?	Call 1-833-404-2747

Who we are
Who is providing this notice?	Prospect Enhanced Yield Fund Ultimus Fund Solutions, LLC (Administrator) Ultimus Fund Distributors, LLC (Distributor)
What we do

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How does the Fund protect my personal information?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

Our service providers are held accountable for adhering to strict policies and procedures to prevent any misuse of your nonpublic personal information.

How does the Fund collect my personal information?
We collect your personal information, for example, when you
▪     Open an account
▪     Provide account information
▪     Give us your contact information
▪     Make deposits or withdrawals from your account
▪     Make a wire transfer
▪     Tell us where to send the money
▪     Tell us who receives the money
▪     Show your government-issued ID
▪     Show your driver’s license
We also collect your personal information from other companies.

Why can’t I limit all sharing?
Federal law gives you the right to limit only
▪     Sharing for affiliates’ everyday business purposes – information about your creditworthiness
▪     Affiliates from using your information to market to you
▪     Sharing for non-affiliates to market to you
State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates
Companies related by common ownership or control. They can be financial and nonfinancial companies.
Prospect Enhanced Yield Management, LLC, the investment adviser to the Fund, could be deemed to be an affiliate.

Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies ▪ The Fund does not share with non-affiliates so they can market to you.
Joint marketing	A formal agreement between non-affiliated financial companies that together market financial products or services to you. ▪ The Fund does not jointly market.

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Prospect Enhanced Yield Fund
Class A Shares
Class C Shares
Class I Shares

PROSPECTUS

August 1, 2025

All dealers that buy, sell or trade the Fund's shares, whether or not participating in this offering, may be required to deliver a prospectus when acting on behalf of the Fund.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
7

STATEMENT OF ADDITIONAL INFORMATION

Prospect Enhanced Yield Fund
Class A Shares
Class C Shares
Class I Shares

August 1, 2025

This STATEMENT OF ADDITIONAL INFORMATION, or SAI, is NOT A PROSPECTUS and should only be read in conjunction with our prospectus, dated August 1, 2025, relating to this offering and any accompanying prospectus supplement. A copy of the prospectus and any accompanying prospectus supplement may be obtained, without charge, by calling us at (212)-448-0702, or by visiting our website at www.prospectenhanced.com (which is not intended to be an active hyperlink).
Our prospectus and this SAI omit certain of the information contained in the registration statement filed with the Securities and Exchange Commission, or the SEC. The registration statement may be obtained from the SEC via the SEC’s website at https.//www.sec.gov, at no charge.
Unless otherwise noted, the terms “we,” “us,” “our,” and “Prospect Enhanced Yield Fund” refer to Prospect Enhanced Yield Fund. Terms not defined herein have the same meaning as given to them in the prospectus.

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Page
TABLE OF CONTENTS	SAI-2
INVESTMENT POLICIES	SAI-3
MANAGEMENT OF THE FUND	SAI-6
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	SAI-12
CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS	SAI-14
INVESTMENT ADVISER AND OTHER SERVICE PROVIDERS	SAI-16
REGULATION	SAI-19
BROKERAGE ALLOCATION AND OTHER PRACTICES	SAI-22
OTHER INFORMATION	SAI-23
FINANCIAL STATEMENTS	SAI-24

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INVESTMENT POLICIES

The Fund is a non-diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on June 27, 2024. The Fund offers three separate classes of shares of beneficial interest (“Shares”) designated as Class A, Class C and Class I.

Prospect Enhanced Yield Management LLC serves as the Fund’s investment adviser (the “Adviser”). The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the prospectus. Certain additional investment information is set forth below.

Fundamental Policies

The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund. No other policy is a fundamental policy of the Fund, except as expressly stated. As defined by the Investment Company Act of 1940, as amended (the “1940 Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the shareholders of the Fund, duly called, (i) of 67% or more of the Shares represented at such meeting, if the holders of more than 50% of the outstanding Shares are present in person or represented by proxy or (ii) of more than 50% of the outstanding Shares, whichever is less. Within the limits of the fundamental policies of the Fund, the management of the Fund has reserved freedom of action.

The Fund may not:
(1)borrow money and issue senior securities (as defined under the 1940 Act), except to the extent permitted under the 1940 Act, the rules and regulations thereunder (or an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the Securities and Exchange Commission (“SEC”) from time to time;
(2)act as an underwriter of securities of other issuers (except to the extent that we may be deemed an “underwriter” of securities we purchase that must be registered under the Securities Act before they may be offered or sold to the public);
(3)purchase or sell real estate or interests in real estate or real estate investment trusts (except that we may (A) purchase and sell real estate or interests in real estate in connection with the orderly liquidation of investments, or in connection with foreclosure on collateral, or (B) own the securities of companies that are in the business of buying, selling or developing real estate);
(4)sell securities short (except with regard to managing the risks associated with publicly-traded securities we may hold in our portfolio);
(5)purchase securities on margin (except to the extent that we may purchase securities with borrowed money);
(6)engage in the purchase or sale of commodities or commodity contracts, including futures contracts (except where necessary in working out distressed investment situations or in hedging the risks associated with interest rate fluctuations), and, in such cases, only after all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission have been obtained; or
(7)concentrate investments in a particular industry or group of industries, as concentration is defined under the 1940 Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, except that the Fund may invest without limitation in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements involving such securities or tax-exempt obligations of state or municipal governments and their political subdivisions.

SAI-3

The Fund may make loans to the fullest extent permitted by applicable law, including the 1940 Act.

With respect to these investment restrictions and other policies described in this SAI or the prospectus, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

For purposes of the concentration policy noted in Item 6 above, in the case of investments in loan participations between us and a bank or other lending institution participating out the loan, we will treat both the lending bank or other lending institution and the borrower as “issuers.” In connection with our CLO and ABS investments, we will analyze the underlying or reference securities, instruments or assets in order to comply with this policy.

In addition to the above, the Fund has adopted the following additional fundamental policies:

    o    it will make quarterly repurchase offers for no less than 5% and not more than 25% (except as permitted by Rule 23c-3 under the 1940 Act (“Rule 23c-3”), as it may be amended from time to time, of the Shares outstanding at per-class net asset value (“NAV”) per Share (measured on the repurchase request deadline) less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements;

    o    each repurchase request deadline will be determined in accordance with Rule 23c-3, as it may be amended from time to time. Currently, Rule 23c-3 requires the repurchase request deadline to be no less than 21 and no more than 42 days after the Fund sends a notification to shareholders of the repurchase offer; and

    o    each repurchase pricing date will be determined in accordance with Rule 23c-3, as it may be amended from time to time. Currently, Rule 23c-3 requires the repurchase pricing date to be no later than the 14th day after a repurchase request deadline, or the next business day if the 14th day is not a business day.
Other Investment Policies
Except as otherwise indicated, the Fund may change its investment objectives and any of its policies, restrictions, strategies, and techniques without shareholder approval. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board of the Fund without the vote of a majority (as defined by the 1940 Act) of the Fund’s outstanding Shares.
We may invest up to 100% of our assets in Target Securities, which may be acquired directly in privately negotiated transactions or in secondary market purchases. Our intention is to not write (sell) or buy put or call options to manage risks associated with any publicly-traded securities we may hold, except that we may enter into hedging transactions to manage the risks associated with interest rate fluctuations, and, in such cases, only after all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission have been obtained.
Pending investment in portfolio securities consistent with our investment objective and strategies described in the Prospectus, our investments may consist of cash, cash equivalents, U.S. government securities, money market funds, repurchase agreements, or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we would not meet the diversification tests in order to qualify as a RIC for U.S. federal income tax purposes.

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Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.
We are permitted, under specified conditions, to issue one class of indebtedness and one class of stock senior to our common stock if our asset coverage with respect thereto, as defined in the 1940 Act, is at least equal to 300% immediately after such issuance of senior securities representing indebtedness, and 200% immediately after each issuance of senior securities which are stock. We are also permitted to issue promissory notes or other evidences of indebtedness in consideration of a loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, provided that our asset coverage with respect to our outstanding senior securities representing indebtedness is at least equal to 300% immediately thereafter. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our gross assets for temporary or emergency purposes without regard to asset coverage.

SAI-5

MANAGEMENT OF THE FUND

Our business and affairs are managed under the direction of the Board. The responsibilities of the Board include, among other things, the oversight of our investment activities, the quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. The Board consists of four trustees, three of whom are not “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act, of our company or the Adviser and are “independent” as determined by the Board. We refer to these individuals as our Independent Trustees. The Board elects our officers, who serve at the discretion of the Board.

Under our Agreement and Declaration of Trust, each trustee shall serve during the continued lifetime of the Fund and will not be subject to a term limit. The Fund does not intend to hold annual meetings of its shareholders.

Information regarding the members of the Board is set forth below. The address for each trustee is c/o Prospect Enhanced Yield Fund, 10 East 40th Street, 42nd Floor, New York, New York 10016.
Independent Trustees

Name and Age	Position(s) Held with Fund	Term at Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(1)	Other Directorships Held by Director During Past 5 Years
William J. Gremp, 82	Trustee	Indefinite, Since May, 2025	Mr. Gremp has been responsible for traditional banking services, credit and lending, private equity and corporate cash management with Merrill Lynch & Co. from 1999 - present.	4	PSEC, PFLOAT, and PRIS
Andrew C. Cooper, 63	Trustee	Indefinite, Since May, 2025	Mr. Cooper is an entrepreneur, who over the last 15 years has founded, built, run and sold three companies. He is Co-Chief Executive Officer of Unison Energy, LLC, a company that develops, owns and operates distributed combined heat and power co-generation solutions.	4	PSEC, PFLOAT, and PRIS
Eugene S. Stark, 67	Trustee	Indefinite, Since May, 2025	Principal Financial Officer, Chief Compliance Officer and Vice President—Administration of General American Investors Company, Inc., a registered closed-end fund, from May 2005 to present.	4	PSEC, PFLOAT, and PRIS
(1)The Fund Complex consists of the Fund, PSEC, PFLOAT, and PRIS.
Interested Trustee

SAI-6

Name and Age	Position(s) Held with Fund	Term at Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director(1)	Directorships Held by Director During Past 5 Years
M. Grier Eliasek (2), 52	Trustee, Chairman of the Board, Chief Executive Officer and President	Indefinite, Since May, 2025	President and Chief Executive Officer of our Adviser, President and Chief Operating Officer of PSEC, Managing Director of Prospect Capital Management and Prospect Administration, and Chief Executive Officer and President of PFLOAT	4	PSEC, PFLOAT, and PRIS
(1)The Fund Complex consists of the Fund, PSEC, PFLOAT, and PRIS.
(2)Mr. Eliasek is considered an interested trustee as a result of his position as President and Chief Executive Officer of the Fund and President and Chief Executive Officer of our Adviser, and his executive positions at certain affiliates of our Adviser.
Trustee Qualifications
Our Board of Trustees believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes and skills, which allow our Board of Trustees to operate effectively in governing the Fund and protecting the interests of its stockholders. Below is a description of the various experiences, qualifications, attributes and/or skills with respect to each trustee considered by our Board of Trustees.
M. Grier Eliasek
Mr. Eliasek currently serves as President and Chief Executive Officer of our Adviser, as a Managing Director of our Administrator, as President, Co-Founder and Chief Operating Officer of PSEC, as President and Chief Operating Officer of Prospect Flexible Income Management, LLC and Chairman of the Board of Trustees, Chief Executive Officer and President of PFLOAT. He also serves on the Board of Trustees for PSEC and leads each of Prospect Capital Management’s investment committees in the origination, selection, monitoring and portfolio management of investments. Prior to joining Prospect Capital Management in 2004, Mr. Eliasek served as a Managing Director with Prospect Street Ventures, an investment management firm which, together with its predecessors, invested in various investment strategies through publicly traded closed-end funds and private limited partnerships. Prior to joining Prospect Street Ventures, Mr. Eliasek served as a consultant with Bain & Company, a global strategy consulting firm. Mr. Eliasek received his MBA from Harvard Business School and his Bachelor of Science degree in Chemical Engineering with Highest Distinction from the University of Virginia, where he was a Jefferson Scholar and a Rodman Scholar.
Mr. Eliasek brings to our Board of Trustees business leadership and experience and knowledge of Target Securities, other debt, private equity and venture capital investments and, as well, a knowledge of diverse management practices. His depth of experience in managerial positions in investment management, securities research and financial services, as well as his extensive knowledge of our business and operations, provides our Board of Trustees valuable industry-specific knowledge and expertise on these and other matters. Mr. Eliasek’s service as President and Chief Executive Officer of the Fund, as Chief Executive Officer and President of our Adviser and as a Managing Director of Prospect Capital Management and Prospect Administration provide him with a specific understanding of the Fund, its operation, and the business and regulatory issues facing the Fund.
Andrew C. Cooper
Mr. Cooper’s over 30 years of experience in venture capital management, venture capital investing and investment banking provides our Board of Trustees with a wealth of leadership, business investing and financial experience. Mr. Cooper’s experience as the co-founder, Co-CEO, and director of Unison Energy, a co-generation company that

SAI-7

engineers, installs, owns, and operates cogeneration facilities as well as the former co-CEO of Unison Site Management LLC, a leading cellular site owner with over 4,000 cell sites under management, and as co-founder, former CFO and VP of business development for Avesta Technologies, an enterprise, information and technology management software company bought by Visual Networks in 2000, provides the Board with the benefit of leadership and experience in finance and business management. Further, Mr. Cooper’s time as a director of CSG Systems, Protection One Alarm, LionBridge Technologies Weblink Wireless, Aquatic Energy and the Madison Square Boys and Girls Club of New York provides the Board with a wealth of experience and an in-depth understanding of management practices. Mr. Cooper’s knowledge of financial and accounting matters qualifies him to serve on the Fund’s Audit Committee and his independence from the Fund, the Adviser and Prospect Administration enhances his service as a member of the Nominating and Corporate Governance Committee.
William J. Gremp
Mr. Gremp brings to our Board of Trustees a broad and diverse knowledge of business and finance as a result of his career as an investment banker, spanning over 40 years working in corporate finance and originating and executing transactions and advisory assignments for energy and utility related clients. Mr. Gremp was responsible for traditional banking services, credit and lending, private equity and corporate cash management with Merrill Lynch & Co. Before that, he served at Wachovia as senior vice president, managing director and co-founder of the utilities and energy investment banking group, responsible for origination, structuring, negotiation and successful completion of transactions utilizing investment banking, capital markets and traditional commercial banking products. From 1989 to 1996, Mr. Gremp was the managing director of global power and project finance at JPMorgan Chase & Co., and from 1970 to 1989, Mr. Gremp was with Merrill Lynch & Co., starting out as an associate in the mergers and acquisitions department, then in 1986 becoming the senior vice president, managing director and head of the regulated industries group. Mr. Gremp’s knowledge of financial and accounting matters qualifies him to serve on the Fund’s Audit Committee and his independence from the Fund, the Adviser and Prospect Administration enhances his service as a member of the Nominating and Corporate Governance Committee.
Eugene S. Stark
Mr. Stark brings to our Board of Trustees over 20 years of experience in directing the financial and administrative functions of investment management organizations. Our Board of Trustees benefits from his broad experience in financial management; SEC reporting and compliance; strategic and financial planning; expense, capital and risk management; fund administration; due diligence; acquisition analysis; and integration activities. Since May 2005, Mr. Stark’s position as the Principal Financial Officer, Chief Compliance Officer and Vice President of Administration at General American Investors Company, Inc., where he is responsible for operations, compliance, and financial functions, allows him to provide our Board of Trustees with added insight into the management practices of other financial companies. From January to April of 2005, Mr. Stark was the Chief Financial Officer of Prospect Capital Corporation, prior to which he worked at Prudential Financial, Inc. between 1987 and 2004. His many positions within Prudential include 10 years as Vice President and Fund Treasurer of Prudential Mutual Funds, four years as Senior Vice President of Finance of Prudential Investments, and two years as Senior Vice President of Finance of Prudential Annuities. Mr. Stark is also a Certified Public Accountant (inactive status). Mr. Stark’s knowledge of financial and accounting matters qualifies him to serve on the Fund’s Audit Committee and his independence from the Fund, the Adviser and Prospect Administration enhances his service as a member of the Nominating and Corporate Governance Committee.
Information about officers who are not Trustees

Information about our officers who are not Trustees is set forth below. The address for each officer is c/o Prospect Enhanced Yield Fund, 10 East 40th Street, 42nd Floor, New York, New York 10016.

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Name, Address and Age	Position(s) Held with Company	Term at Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Kristin Van Dask, 45	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary	Indefinite, Since June 2024	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary of PFLOAT since March 2019. Ms. Van Dask previously served as controller at Prospect Administration LLC. Ms. Van Dask is also the Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary of PRIS and PSEC.
Kristin Van Dask
Ms. Van Dask has over 20 years of experience in finance, accounting, and financial reporting, including with business development company, closed-end fund, securitization, corporate, private partnership, and other structures. Prior to joining the accounting department of Prospect Administration LLC, Ms. Van Dask served in the Structured Finance Division of GSC Group LLC, a registered investment adviser specializing in credit-based alternative investment strategies. Ms. Van Dask was an Accounting Manager responsible for the accounting and financial reporting of private equity and hedge funds invested in a diverse series of leveraged structured credit instruments. From 2002 to 2007, Ms. Van Dask held various positions within the Assurance practice of Ernst & Young LLP, working on a variety of privately held and publicly traded clients, private equity funds, management companies, and investment advisory partnerships. She was responsible for the supervision of financial statement audits for funds with portfolios ranging up to $10 billion and a publicly traded company with manufacturing revenues of over $8 billion. In 2001, Ms. Van Dask began her public accounting career at Arthur Andersen LLP. Ms. Van Dask holds a BS magna cum laude from Towson University and is a Certified Public Accountant in the state of New York. Trustee Independence.
Our Board of Trustees annually determines each trustee’s independence. We do not consider a trustee independent unless our Board of Trustees has determined that he or she has no material relationship with us. We monitor the relationships of our independents and officers through a questionnaire each independent completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.
In order to evaluate the materiality of any such relationship, our Board of Trustees uses the definition of trustee independence set forth in the rules promulgated by the NASDAQ Stock Market. Rule 5605(a)(2) provides that a trustee, shall be considered to be independent if he or she is not an “interested person” of us, as defined in Section 2(a)(19) of the 1940 Act.
Board Leadership Structure
Our Board of Trustees monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and our services and expenses and performance of our service providers. Among other things, our Board of Trustees approves the appointment of our investment adviser and executive officers, reviews and monitors the services and activities performed by our investment adviser and executive officers and approves the engagement, and reviews the performance of, our independent registered public accounting firm.
Under our bylaws, our Board of Trustees may designate a Chairman to preside over the meetings of our Board of Trustees and to perform such other duties as may be assigned to him by our Board of Trustees. We do not have a fixed policy as to whether the Chairman of our Board of Trustees should be an independent trustee and believe that we should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the best interests of us and our stockholders at such times.
Presently, Mr. Eliasek serves as the Chairman of our Board of Trustees. Mr. Eliasek is an “interested person” of us as described above. We believe that Mr. Eliasek’s history with us, familiarity with our investment platform, and

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extensive knowledge of the financial services industry, and the investment valuation process, in particular, qualify him to serve as the Chairman of our Board of Trustees. We believe that we are best served through this existing leadership structure, as Mr. Eliasek’s relationship with our Adviser provides an effective bridge and encourages an open dialogue between management and our Board of Trustees, helping these groups act with a common purpose.
We are aware of the potential conflicts that may arise when a non-independent trustee is Chairman of our Board of Trustees, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the independent trustees in executive session without the presence of interested trustees and management, the establishment of audit and nominating and corporate governance committees comprised solely of independent trustees and the appointment of a chief compliance officer, with whom the independent trustees meet regularly without the presence of interested trustees and other members of management, for administering our compliance policies and procedures.
The Board of Trustees has appointed Mr. Cooper as lead independent trustee of the Board of Trustees. The position of lead independent trustee has been established to further strengthen the role of independent trustees in board leadership. Our lead independent trustee will, among other things:

•assists in setting the agenda for the meetings of the Board of Trustees;
•schedule meetings of the independent trustees from time to time, as he deems necessary or appropriate;
•preside at executive sessions of the independent trustees;
•serve as a liaison between the Chairman and the independent trustees;
•bring to the attention of the Chairman any additional issues for the board's attention and consideration after reviewing the agenda and schedule provided to the Board of Trustees;
•assure there is sufficient time for discussion of all agenda items at each board meeting; and
•review the information and materials sent to our Board of Trustees, and provide input as to the quality, quantity and timeliness of the information submitted by our management that is necessary or appropriate for the independent trustees to effectively and responsibly perform their duties.

We recognize that different board leadership structures are appropriate for companies in different situations. We re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.
Board’s Role in Risk Oversight
Our Board of Trustees performs its risk oversight function primarily through (i) its two standing committees, which report to the entire Board of Trustees and are comprised solely of independent trustees, and (ii) active monitoring of our chief compliance officer and our compliance policies and procedures.
As described below in more detail under “Committees of the Board of Trustees,” our audit committee and our nominating and corporate governance committee assist our Board of Trustees in fulfilling its risk oversight responsibilities. Our audit committee’s risk oversight responsibilities include establishing guidelines and making recommendations to our Board of Trustees regarding the valuation of our investments, overseeing our accounting and financial reporting processes, our systems of internal controls regarding finance and accounting, and audits of our financial statements. Our nominating and corporate governance committee’s risk oversight responsibilities include selecting, researching and nominating trustees for election by our stockholders, developing and recommending to our Board of Trustees a set of corporate governance principles and overseeing the evaluation of our Board of Trustees and our management.
Our Board of Trustees also performs its risk oversight responsibilities with the assistance of our chief compliance officer. Our Board of Trustees annually reviews a written report from our chief compliance officer discussing the adequacy and effectiveness of our compliance policies and procedures and our service providers. Our chief compliance officer’s annual report addresses at a minimum (i) the operation of our compliance policies and procedures and our service providers since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of our chief compliance officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which our Board of Trustees would reasonably need to know to oversee our compliance activities

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and risks. In addition, our chief compliance officer meets separately in executive session with the independent trustees at least quarterly.
We believe that our Board of Trustees’ role in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a registered closed-end management investment company. As a registered closed-end management investment company, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 300% immediately after each time we incur indebtedness and we are limited in our ability to invest in any company in which one of our affiliates currently has an investment.
We recognize that different board roles in risk oversight are appropriate for companies in different situations. We will re-examine the manner in which our Board of Trustees administers its oversight function on an ongoing basis to ensure that they continue to meet our needs.
Committees of our Board of Trustees
Our Board of Trustees has the following committees:
Audit Committee
Our audit committee is responsible for establishing guidelines and making recommendations to our Board of Trustees regarding our quarterly valuation review; selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants; approving professional services provided by our independent accountants (including compensation therefore); reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The members of our audit committee are Messrs. Cooper, Gremp and Stark, all of whom are independent. Mr. Stark serves as the Chairman of our audit committee and our Board of Trustees has determined that Mr. Stark is an “audit committee financial expert” as defined under SEC rules.
Nominating and Corporate Governance Committee

Our nominating and corporate governance committee selects and nominates trustees for election by our stockholders, selects nominees to fill vacancies on our Board of Trustees or a committee thereof, develops and recommends to our Board of Trustees a set of corporate governance principles and oversees the evaluation of our Board of Trustees and our management. The committee is composed of Messrs. Cooper, Gremp and Stark. Mr. Gremp serves as Chairman of our nominating and corporate governance committee.

Our nominating and corporate governance committee does not currently have a written policy with regard to nominees recommended by our stockholders. The absence of such a policy does not mean, however, that a stockholder recommendation will not be considered if one is received.

Our nominating and corporate governance committee will consider qualified trustee nominees recommended by stockholders when such recommendations are submitted in accordance with our bylaws and any applicable law, rule or regulation regarding trustee nominations. When submitting a nomination for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each trustee nominee: full name, age and address; principal occupation during the past five years; current trusteeships on publicly held companies and investment companies; number of our securities owned, if any; and, a written consent of the individual to stand for election if nominated by our Board of Trustees and to serve if elected by our stockholders.
In evaluating trustee nominees, the members of our nominating and corporate governance committee consider the following factors:
•the appropriate size and composition of our Board of Trustees;
•whether or not the person is an “interested person” with respect to us as defined in Section 2(a)(19) of the 1940 Act;

SAI-11

•our needs with respect to the particular talents and experience of its trustees;
•the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of our Board of Trustees;
•familiarity with national and international business matters;
•experience with accounting rules and practices;
•appreciation of the relationship of our business to the changing needs of society;
•the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and
•all applicable laws, rules, regulations, and listing standards.
Our nominating and corporate governance committee’s goal is to assemble a Board of Trustees that brings to us a variety of perspectives and skills derived from high quality business and professional experience.
Other than the foregoing there are no stated minimum criteria for trustee nominees, although the members of our nominating and corporate governance committee may consider such other factors as they may deem are in the best interests of us and our stockholders. Our nominating and corporate governance committee also believes it appropriate for certain key members of our management to participate as members of our Board of Trustees.
The members of our nominating and corporate governance committee identify nominees by first evaluating the current members of our Board of Trustees willing to continue in service. Current members of our Board of Trustees with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Trustees with that of obtaining a new perspective. If any member of our Board of Trustees does not wish to continue in service or if our Board of Trustees decides not to re-nominate a member for re-election, the independent members of our Board of Trustees identify the desired skills and experience of a new nominee in light of the criteria above. The entire Board of Trustees is polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. Our Board of Trustees and our nominating and corporate governance committee has not engaged any third parties to identify or evaluate or assist in identifying potential nominees, although each reserves the right in the future to retain a third party search firm, if necessary.
Our nominating and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying trustee nominees. In determining whether to recommend a trustee nominee, our nominating and corporate governance committee considers and discusses diversity, among other factors, with a view toward the needs of our Board of Trustees as a whole. Our nominating and corporate governance committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to our Board of Trustees, when identifying and recommending trustee nominees. Our nominating and corporate governance committee believes that the inclusion of diversity as one of many factors considered in selecting trustee nominees is consistent with our nominating and corporate governance committee’s goal of creating a Board of Trustees that best serves our needs and the interest of our stockholders.
Compensation of Trustees
Our trustees who do not also serve in an executive officer capacity for us or our Adviser are entitled to receive annual cash retainer fees, determined based on our net asset value as of the end of each fiscal quarter. These trustees are Messrs. Cooper, Gremp and Stark. The Fund does not offer pension or retirement benefits.
Amounts payable under the arrangement will be determined and paid quarterly in arrears as follows:

Net Asset Value	Annual Cash Retainer
$0 million - $100 million	$0
$100 million - $300 million	$35,000
$300 million - $500 million	$50,000

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$500 million - $1 billion	$75,000
>$1 billion	$100,000
The following table sets for the compensation anticipated to be received by the Trustees during the Fund’s first fiscal year:

Name		Aggregate Compensation From Fund	Total Compensation in Fund Complex
Interested Trustees
M. Grier Eliasek	$	0	$0
Independent Trustees
Andrew C. Cooper		$0	$262,500
William J. Gremp		$0	$262,500
Eugene S. Stark		$0	$262,500
We will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.
We do not pay compensation to our directors who also serve in an executive officer capacity for us or our Adviser.
Compensation of Executive Officers
Our executive officers will not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of Prospect Capital Management or Prospect Administration or by individuals who were contracted by such entities to work on behalf of us, pursuant to the terms of the Investment Advisory Agreement or Administration Agreement. Each of our executive officers is an employee of our Adviser, Prospect Capital Management, Prospect Administration or an outside contractor, and the day-to-day investment operations and administration of our portfolio are managed by our Adviser. In addition, we reimburse Prospect Administration for our allocable portion of expenses incurred by Prospect Administration, as applicable, in performing its obligations under the Administration Agreement, including the allocable portion of the cost of our chief financial officer, chief compliance officer, treasurer and secretary and other administrative support personnel under the Administration Agreement.
The Investment Advisory Agreement provides that our Adviser and its officers, directors, controlling persons and any other person or entity affiliated with it acting as our agent shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by our Adviser or such other person, and our Adviser and such other person shall be held harmless for any loss or liability suffered by us, if (i) our Adviser has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests, (ii) our Adviser or such other person was acting on behalf of or performing services for us, (iii) the liability or loss suffered was not the result of negligence or misconduct by our Adviser or an affiliate thereof acting as our agent, and (iv) the indemnification or agreement to hold our Adviser or such other person harmless is only recoverable out of our net assets and not from our stockholders.
Trustee Beneficial Ownership of Shares
The table below shows the dollar range of securities of the Fund beneficially owned by each Trustee as of May 30, 2025.

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Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities Beneficially Owned in Fund Complex
Interested Trustees
M. Grier Eliasek	None	Over $100,000
Independent Trustees
Andrew C. Cooper	None	None
William J. Gremp	None	Over $100,000
Eugene S. Stark	None	Over $100,000

SAI-14

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have entered into an Investment Advisory Agreement with our Adviser. Pursuant to the Investment Advisory Agreement, we will pay our Adviser a base management fee and an incentive fee, and will reimburse our Adviser for Fund expenses paid by the Adviser, such as expenses incurred by Prospect Administration or us in connection with administering our business, including expenses incurred by Prospect Administration in performing administrative services for us, and the reimbursement of the compensation of our Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary and other administrative personnel paid by Prospect Administration, subject to the limitations included in the Administration Agreement, and other expenses. See “Investment Advisory Agreement” in the Prospectus for a description of how the fees payable to our Adviser will be determined.
We have also entered into an Administration Agreement with Prospect Administration. Pursuant to the Administration Agreement, we will reimburse Prospect Administration for administrative services provided to us and our allocable portion of overhead incurred by Prospect Administration in performing its obligations under the Administration Agreement. See “Administration Agreement” in the Prospectus for a description of our reimbursement obligation to Prospect Administration. In addition, certain personnel of Prospect Capital Management will be made available to our Adviser to assist it in managing our portfolio and operations, provided that they are supervised at all times by our Adviser’s management team.
Certain of the executive officers, directors and finance professionals of Prospect Capital Management, and Prospect Administration who perform services for us on behalf of our Adviser are also officers, directors, managers, and/or key professionals of other Prospect Capital Management entities (including PSEC, PRIS and PFLOAT). These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Prospect Capital Management may organize other investment programs and acquire for their own account investments that may be suitable for us. In addition, Prospect Capital Management may grant equity interests in our Adviser to certain management personnel performing services for our Adviser.
All transactions with affiliates of ours shall be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of our directors, including a majority of our independent trustees.
We entered into a license agreement with our Adviser, pursuant to which Prospect Capital Investment Management, LLC granted us a nonexclusive, royalty free license to use the name “Prospect Enhanced Yield Fund. Under this agreement, we have a right to use such name for so long as our Adviser remains our investment adviser. Other than with respect to this limited license, we have no legal right to our name. This license agreement will remain in effect for so long as the Investment Advisory Agreement with our Adviser is in effect.
Allocation of our Adviser’s Time
We rely, in part, on our Adviser to manage our day-to-day activities and to implement our investment strategy. Our Adviser and certain of its affiliates are currently, and plan in the future to continue to be, involved with activities which are unrelated to us. As a result of these activities, our Adviser, its personnel and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved, including, but not limited to, the management of Prospect Capital Management, Prospect Administration, PSEC, and PFLOAT Our Adviser and its personnel will devote only as much of its and their time to our business as our Adviser and its personnel, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, our Adviser, its personnel and certain affiliates may experience conflicts of interest in allocating management time, services and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us.
However, Prospect Capital Management believes that our Adviser’s professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs

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raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of Prospect Capital Management-sponsored programs are very similar, there are significant efficiencies created by the same team of individuals at our Adviser providing services to multiple programs. For example, our Adviser has streamlined the structure for financial reporting, internal controls and investment approval processes for the programs.
Allocation of Investments
Concurrent with this offering, certain professionals of our Adviser are simultaneously providing advisory services to other affiliated entities, including Prospect Capital Management, which serves as the investment adviser to PSEC, Priority Secure Secured Income Management, LLC, which serves as the investment adviser to PRIS and PFLOAT PSEC is a publicly-traded business development company that focuses on generating current income and, to a lesser extent, long-term capital appreciation for stockholders, primarily by making investments in senior secured loans, subordinated debt, unsecured debt and equity of portfolio companies. PFLOAT is a business development company that invests primarily in directly originated or syndicated senior secured first lien loans, directly originated or syndicated senior secured second lien loans, and to a lesser extent, subordinated debt of middle market companies in a broad range of industries. PRIS is a closed-end management investment company that primarily invests in CLOs. As a result, we may compete with any such investment entity for the same investors and investment opportunities.
On January 13, 2020 (amended on August 2, 2022), an affiliate received a co-investment exemptive order from the SEC, or the "Order." The Order grants us the ability to negotiate terms other than price and quantity of co-investment transactions with other funds managed or owned by our Adviser or certain affiliates, including PSEC, Priority Secure Secured Income Management, LLC, which serves as the investment adviser to PRIS and PFLOAT, where co-investing would otherwise be prohibited by the 1940 Act, subject to the conditions included therein. Under the terms of the Order, a majority of our independent trustees who have no financial interest in the transaction must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies. The Order also imposes reporting and record keeping requirements and limitations on transactional fees. In certain situations where aggregated investments with one or more funds managed or owned by our Adviser or its affiliates is not covered by the Order, such as when there is an opportunity to invest in different securities of the same issuer, the personnel of our Adviser or its affiliates will need to decide which client will proceed with the investment. Such personnel will make these determinations based on policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. Moreover, except in certain circumstances, when relying on the Order, we will be unable to invest in any issuer in which one or more funds managed or owned by our Adviser or its affiliates has previously invested.
Affiliates of our Adviser have no obligation to make their originated investment opportunities available to our Adviser or to us, and such opportunities may be provided to PSEC, PRIS, PFLOAT or another affiliate of our Adviser.
To mitigate the foregoing conflicts, our Adviser and its affiliates will seek to allocate portfolio transactions on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments, the applicable investment programs and portfolio positions, the clients for which participation is appropriate and any other factors deemed appropriate.

SAI-16

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. The following table sets forth, as of the date of this SAI, information with respect to the beneficial ownership of our shares by:
•each person known to us to beneficially own more than 5% of the outstanding shares;
•each member of our Board of Trustees and each executive officer; and
•all of the members of our Board of Trustees and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no shares subject to options that are currently exercisable or exercisable within 60 days of the offering. Unless otherwise specified, the address of each beneficial owner is 10 East 40th Street, 42nd Floor, New York, New York 10016.

Because the Fund has not commenced operations as of the date of this SAI, the Fund does not have any control persons or principal holders other than Prospect Capital Management, which provided the initial seed capital for the Fund.

Class I Shares Beneficially Owned as of the Date of This SAI
Name	Number of Class I Shares of Common Stock	Percentage of Class I Shares
5% or Greater Stockholders:
Prospect Capital Management	4,000	100%
Interested Trustees:
M. Grier Eliasek	—	—

Independent Trustees:
Andrew C. Cooper	—	—
William J. Gremp	—	—
Eugene S. Stark	—	—
Executive Officers:
Kristin Van Dask	—	—
All officers and members of our Board of Trustees as a group (5 persons)	—	—

SAI-17

INVESTMENT ADVISER AND OTHER SERVICE PROVIDERS
The Investment Adviser
Prospect Enhanced Yield Management, LLC has registered as an investment adviser under the Advisers Act and serves as our investment adviser pursuant to the Investment Advisory Agreement in accordance with the 1940 Act. Subject to the overall supervision of our Board of Trustees, our Adviser oversees our day-to-day operations and provides us with investment advisory services.
We pay our Adviser a fee for its services under the Investment Advisory Agreement consisting of two components—a base management fee and an incentive fee. The cost of both the base management fee payable to our Adviser and any incentive fees it earns will ultimately be borne by our common stockholders.
Base Management Fee. The base management fee is calculated at an annual rate of 1.375% of our total assets. The base management fee is payable quarterly in arrears and is calculated based on the average daily total assets during such period. The base management fee may or may not be taken in whole or in part at the discretion of our Adviser. All or any part of the base management fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as our Adviser shall determine. The base management fee for any partial month or quarter will be appropriately prorated.
Subordinated Incentive Fee. The subordinated incentive fee, which we refer to as the subordinated incentive fee on income, will be calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter. The subordinated incentive fee on income will be subject to a quarterly fixed preferred return to investors, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, of 1.75% (7.0% annualized), subject to a “catch up” feature. For purposes of this fee “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses reimbursed under the Investment Advisory Agreement and Administration Agreement, any interest expense and dividends paid on any issued and outstanding preferred shares, but excluding the subordinated incentive fee on income). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The calculation of the subordinated incentive fee on income for each quarter is as follows:
•No incentive fee is payable to our Adviser in any calendar quarter in which our pre-incentive fee net investment income does not exceed the fixed preferred return rate of 1.75%, or the fixed preferred return.
•100% of our pre-incentive fee net investment income, if any, that exceeds the fixed preferred return but is less than or equal to 2.059% in any calendar quarter (8.235% annualized) is payable to our Adviser. We refer to this portion of our pre-incentive fee net investment income (which exceeds the fixed preferred return but is less than or equal to 2.059%) as the “catch-up.” The “catch-up” provision is intended to provide our Adviser with an incentive fee of 15.0% on all of our pre-incentive fee net investment income when our pre-incentive fee net investment income reaches 2.059% in any calendar quarter.
•15.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.059% in any calendar quarter (8.235% annualized) is payable to our Adviser once the fixed preferred return is reached and the catch-up is achieved (15.0% of all pre-incentive fee net investment income thereafter is allocated to our Adviser).

Pursuant to the ELA, our Adviser has agreed to reimburse expenses of each class of the Fund in order to limit the Fund’s Operating Expenses (as defined below) to an annual rate, expressed as a percentage of each class’s average quarterly net assets, equal to 2.00% (the “Annual Limit”). For purposes of the ELA, the term “Operating Expenses” with respect to the Fund, is defined to include all expenses necessary or appropriate for the operation of the Fund, including but not limited to any and all costs and expenses that qualify as line item “organization and offering” expenses in the financial statements of the Fund as the same are filed with the SEC and other expenses described in

SAI-18

the Investment Advisory Agreement, but does not include our Adviser’s base management fee and incentive fee, any portfolio transaction or other investment-related costs (including brokerage commissions, dealer and underwriter spreads, prime broker fees and expenses and dividend expenses related to short sales), distribution and shareholder servicing fees, interest expenses and other financing costs, extraordinary expenses and acquired fund fees and expenses.

Any amount reimbursed pursuant to the ELA is subject to recoupment by our Adviser (an “ELA Recoupment”) within the three years following the date that the expense was reimbursed by the Adviser, so long as such recoupment does not cause the Fund’s expense ratio (after the recoupment is taken into account) to exceed either: (1) the Annual Limit in place at the time such amounts were paid by the Adviser; or (2) the Fund’s current Annual Limit. If the ELA is terminated or expires pursuant to its terms, our Adviser maintains its right to recoupment, subject to the aforementioned limitations.

The Adviser has agreed to reimburse expenses until at least December 31, 2026. The ELA may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, on 60 days written notice to the Adviser.

Additionally, the Adviser has agreed, pursuant to a Management Fee Waiver and Reimbursement Agreement with the Fund, to (1) waive all management fees until at least December 31, 2026 and (2) reimburse the Fund's Operating Expenses (as defined in the ELA) up to the Annual Limit (as defined in the ELA) until at least December 31, 2026. The Management Fee Waiver and Reimbursement is not subject to recoupment. The Management Fee Waiver and Reimbursement Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees on 60 days written notice to the Adviser.

The Adviser may waive or reimburse additional fees of the Fund in its discretion.

Portfolio Management
The following tables describes the other accounts managed by the Fund’s portfolio managers as of March 31, 2025.

		Other Accounts Managed		Other Accounts for which Advisory Fee is Based on Performance
Name	Account Type	Number of Accounts	Total Assets	Number of Accounts	Total Assets
John F. Barry III	Registered Investment Companies(1)	3	$7.8 billion	2	$7.7 billion
	Other Pooled Investment Vehicles	1	$27 million	0	$—
	Other Accounts	0	$—	0	$—
M. Grier Eliasek	Registered Investment Companies(1)	3	$7.8 billion	2	$7.7 billion
	Other Pooled Investment Vehicles	1	$27 million	0	$—
	Other Accounts	0	$—	0	$—
Ga’ash “Josh” Soffer	Registered Investment Companies(1)	1	$0.7 million	1	$0.7 million
	Other Pooled Investment Vehicles	1	$27 million	0	$—
	Other Accounts	0	$—	0	$—

(1) Includes, for purposes of this table, closed-end funds that have elected to be regulated as a business development companies.

Portfolio Manager Compensation

Prospect Capital Management’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal

SAI-19

components of compensation include a base salary and a discretionary bonus. Discretionary bonus is based on individual seniority, contributions to Prospect Capital Management and performance of the client assets that the portfolio manager has primary responsibility for. The discretionary compensation is not based on a precise formula, benchmark or other metric. These compensation guidelines are structured to closely align the interests of employees with those of Prospect Capital Management and its clients.

Portfolio Manager Share Ownership

Name of Portfolio Manager	Dollar Range of Equity Securities in the Fund
John F. Barry III(1)	$50,000 - $100,000
M. Grier Eliasek	—
Ga’ash “Josh” Soffer	—

(1) Mr. Barry has sole voting and dispositive power over the 4,000 Class I shares held by him through Prospect Capital Management.

The Administrator

We have also entered into an Administration Agreement with Prospect Administration under which Prospect Administration, among other things, provides (or arranges for the provision of) administrative services and facilities for us. For providing these services, we reimburse Prospect Administration for our allocable portion of overhead incurred by Prospect Administration in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our chief financial officer, chief compliance officer, treasurer and secretary and other administrative support personnel.
Sub-Administrator

We have retained the Sub-Administrator whose principal business address is 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022, to provide certain administrative and fund accounting services to the Fund. Under the terms of the Sub-Administration Agreement, the Sub-Administrator is responsible, directly or through its agents, for, among other things, certain administration, accounting and investor services for the Fund. In consideration for these services, the Sub-Administrator will receive compensation from the Fund.

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REGULATION
We are a non-diversified closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end investment company, we are subject to regulation under the 1940 Act. Under the 1940 Act, unless authorized by vote of a majority of the outstanding voting securities, we may not:
•change our classification to an open-end management investment company;
•except in each case in accordance with our policies with respect thereto set forth in this SAI and the Prospectus, borrow money, issue senior securities, underwrite securities issued by other persons, purchase or sell real estate or commodities or make loans to other persons;
•deviate from any policy in respect of concentration of investments in any particular industry or group of industries as recited in this SAI and the Prospectus, deviate from any investment policy which is changeable only if authorized by stockholder vote under the 1940 Act, or deviate from any fundamental policy recited in its registration statement in accordance with the requirements of the 1940 Act; or
•change the nature of our business so as to cease to be an investment company.
A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company.
As with other companies regulated by the 1940 Act, a registered closed-end management investment company must adhere to certain substantive regulatory requirements. A majority of our directors must be persons who are not interested persons, as that term is defined in the 1940 Act. Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the closed-end management investment company. Furthermore, as a registered closed-end management investment company, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of the SEC.
As a registered closed-end management investment company, we are generally required to meet an asset coverage ratio with respect to our outstanding senior securities representing indebtedness, defined under the 1940 Act as the ratio of our gross assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities representing indebtedness, of at least 300% after each issuance of senior securities representing indebtedness. In addition, we are generally required to meet an asset coverage ratio with respect to our outstanding preferred stock, as defined under the 1940 Act as the ratio of our gross assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities representing indebtedness, plus the aggregate involuntary liquidation preference of our outstanding preferred stock, of at least 200% immediately after each issuance of such preferred stock.
We are generally not able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock at a price below the then-current net asset value of our common stock if our Board of Trustees determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve such sale.
We may borrow funds to make investments. If there is an appropriate opportunity to do so, we intend to issue shares of preferred stock in one or more series and in one or more offerings in the future; however, we have no current intention to issue preferred shares in the next 12 months following the commencement of this offering. Each series of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board of Trustees, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative. While we have no immediate plans to issue debt securities or borrow money from a bank or other financial institution, it is possible that we will do so if an appropriate opportunity arises. Although we do not expect to do so, we may also borrow funds, consistent

SAI-21

with the limitations of the 1940 Act, in order to make the distributions required to qualify as a RIC under Subchapter M of the Code.
As a registered closed-end management investment company, we are subject to certain risks and uncertainties. See “Risk Factors—Risks Related to Our Business and Structure—Regulations governing our operation as registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. As a registered closed-end management investment company, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage” in the Prospectus.
Code of Ethics
We and our Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the codes’ requirements. We have attached our code of ethics as an exhibit to the registration statement of which the Prospectus is a part. Our code of ethics is available on the EDGAR Database on the SEC’s Internet site at https://www.sec.gov.
Compliance Policies and Procedures
We and our Adviser have adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. Our chief compliance officer is responsible for administering these policies and procedures.
Proxy Voting Policies and Procedures
We have delegated our proxy voting responsibility to our Adviser. The proxy voting policies and procedures of our Adviser are set forth below. The guidelines are reviewed periodically by our Adviser and our non-interested directors, and, accordingly, are subject to change.
Introduction
As an investment adviser registered under the Advisers Act, our Adviser has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, it recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients.
These policies and procedures for voting proxies for the investment advisory clients of our Adviser are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.
Proxy Policies
Our Adviser will vote proxies relating to our securities in the best interest of its clients’ stockholders. It will review on a case-by-case basis each proposal submitted for a stockholder vote to determine its impact on the portfolio securities held by its clients. Although our Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.
The proxy voting decisions of our Adviser are made by the senior officers who are responsible for monitoring each of its clients’ investments. To ensure that its vote is not the product of a conflict of interest, it will require that: (a) anyone involved in the decision-making process disclose to its chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (b) employees involved in the decision making process or vote administration are prohibited from revealing how our Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.
Proxy Voting Records

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You may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, Prospect Enhanced Yield Fund, 10 East 40th Street, 42nd Floor, New York, New York 10016.
Other
We will be periodically examined by the SEC for compliance with the 1940 Act.
We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a registered closed-end management investment company, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

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BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we expect to infrequently use brokers in the normal course of our business. Subject to policies established by our Board of Trustees, our Adviser is primarily responsible for the execution of the publicly-traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While our Adviser will generally seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our Adviser may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if our Adviser determines in good faith that such commission is reasonable in relation to the services provided.

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OTHER INFORMATION

Legal Counsel

Eversheds Sutherland (US) LLP, 700 Sixth Street, N.W., Suite 700, Washington, D.C. 20001, acts as legal counsel to the Fund. Certain legal matters regarding the validity of the shares offered hereby has been passed upon for the Fund by Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, DE 19801.

Custodian

U.S. Bank National Association (the “Custodian”) serves as the primary custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the trustees. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 5065 Wooster Rd, Cincinnati, OH 45226.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP, is the independent registered public accounting firm for the Fund and audits the Fund’s financial statements. Deloitte & Touche LLP is located at 30 Rockefeller Plaza, New York, NY 10112.

Fiscal Year

The fiscal year end of the Fund is June 30.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholder and the Board of Directors of Prospect Enhanced Yield Fund

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Prospect Enhanced Yield Fund (the “Fund”) as of May 29, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund as of May 29, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statement is based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/Deloitte & Touche, LLP

New York, New York
June 26, 2025

We have served as the auditor of one or more Prospect investment companies since 2023.

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FINANCIAL STATEMENTS

Prospect Enhanced Yield Fund
Statement of Assets and Liabilities
As of May 29, 2025

Assets:
Cash	$ 100,00
Total Asset	100,000

Net assets for shares of beneficial interest outstanding	$ 100,00

Net assets consist of:
Paid-in capital	$ 100,00

Class I Shares of beneficial interest outstanding (unlimited number of authorized shares, no par value common stock authorized)	4,000

Net asset value, offering and redemption price per share	$25.00

The accompanying notes are an integral part of these financial statements.

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Prospect Enhanced Yield Fund
Notes to the Financial Statements
As of May 29, 2025

(1) ORGANIZATION
Prospect Enhanced Yield Fund (the “Fund”) was organized as a Delaware statutory trust on June 27, 2024 and is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a continuously offered, non-diversified, closed-end management investment company that is operated as an interval fund. The Fund is externally managed by Prospect Enhanced Yield Management, LLC (the “Adviser”). The Fund’s investment objective is to generate current income and, as a secondary objective, long-term capital appreciation. The Fund has no operations to date other than those relating to organizational matters, including the issuance of 4,000 Class I shares at $25.00 per share to its initial investor, Prospect Capital Management L.P.

(2) SIGNIFICANT ACCOUNTING POLICIES
The Fund follows accounting and reporting guidance under Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services – Investment Companies. The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Cash and Cash Equivalents
Cash and cash equivalents consist of demand deposits and highly liquid investments (e.g. money market funds, U.S. treasury notes) with original maturities of three months or less. Cash and cash equivalents are carried at cost which approximates fair value. The Fund’s cash and cash equivalents are held with financial institutions.

Estimates
The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Share Valuation
The net asset value (“NAV”) will be calculated each day the New York Stock Exchange (the “NYSE”) is open by dividing the total value of the Fund’s assets, less liabilities, by the number of shares outstanding for the Fund.

Net Assets
The Fund intends to offer to the public three classes of shares: Class A shares, Class C shares and Class I shares. The Fund’s shares are offered at NAV plus the applicable sales load on a continuous basis. The initial NAV for Class A, Class C and Class I shares is $25.00.

Federal Income Taxes
The Fund intends to qualify as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended, and, if so qualified, will not be liable for federal

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income taxes to the extent earnings are distributed to shareholders on a timely basis. Therefore, no provision of federal income taxes is required.

Organizational and Offering Costs
Organization and offering costs shall mean all third-party charges and out-of-pocket costs and expenses incurred by the Fund and the Adviser in connection with the formation of the Fund, the offering of the Fund’s shares, and the admission of investors in the Fund, including, without limitation, travel, legal, accounting, filing, advertising and all other expenses incurred in connection with the offer and sale of the interests in the Fund.

The Fund's offering costs will be recorded as a deferred asset once operations of the Fund commence with effectiveness of the registration statement. These offering costs will be accounted for as a deferred charge until Fund shares are offered to the public and will thereafter, be amortized to expense over twelve months on a straight-line basis. The Fund’s organizational costs consist primarily of costs to establish the Fund and enable it to legally conduct business. The Fund will expense organizational costs as incurred. Organizational costs will be recorded as an expense of the Fund once operations commence with the effectiveness of the registration statement, some of which may be subject to recoupment by the Adviser, in accordance with the Fund’s Expense Limitation Agreement discussed in Note 3. The total organizational and offering costs incurred are approximately $0.32 million. The Adviser has agreed to bear all of the Fund’s organization and offering expenses through the date on which the Fund's registration is declared effective for the initial offering of its common shares. The Fund will be obligated to reimburse the Adviser for such advanced expenses upon the effectiveness of the registration statement for this offering.

(3) FEES AND TRANSACTIONS WITH RELATED PARTIES

Investment Adviser
Under the terms of the Investment Advisory Agreement between the Fund and the Adviser, the Adviser manages the Fund’s investments subject to oversight by the Board of Trustees of the Fund (the “Board”). The Adviser will furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. Pursuant to the Investment Advisory Agreement between the Fund and the Adviser, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components — a base management fee and an incentive fee.

The base management fee is calculated and payable monthly in arrears at the annual rate of 1.375% of the Fund’s average daily total assets during such period.

The subordinated incentive fee will be calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter. The subordinated incentive fee on income will be subject to a quarterly fixed preferred return to investors, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding calendar quarter, of 1.75% (7.0% annualized), subject to a “catch up” feature. For purposes of this fee, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, expenses

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reimbursed under the Investment Advisory Agreement and Administration Agreement, any interest expense and dividends paid on any issued and outstanding preferred shares, but excluding the subordinated incentive fee on income). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The calculation of the subordinated incentive fee on income for each quarter is as follows:
•No incentive fee is payable to the Adviser in any calendar quarter in which pre- incentive fee net investment income does not exceed the fixed preferred return rate of 1.75%, or the fixed preferred return.
•100% of the pre-incentive fee net investment income, if any, that exceeds the fixed preferred return but is less than or equal to 2.059% in any calendar quarter (8.235% annualized) is payable to the Adviser. This portion of the pre-incentive fee net investment income (which exceeds the fixed preferred return but is less than or equal to 2.059%) is referred to as the “catch-up.” The “catch-up” provision is intended to provide the Adviser with an incentive fee of 15.0% on all pre-incentive fee net investment income when the pre-incentive fee net investment income reaches 2.059% in any calendar quarter.
•15.0% of the amount of pre-incentive fee net investment income, if any, that exceeds 2.059% in any calendar quarter (8.235% annualized) is payable to the Adviser once the fixed preferred return is reached and the catch-up is achieved (15.0% of all pre-incentive fee net investment income thereafter is allocated to the Adviser).

The base management fee and incentive fee will commence with the effectiveness of the registration statement.

The Adviser and the Fund have entered into an Expense Limitation Agreement (“ELA”) under which the Adviser has agreed to waive its fees and/or reimburse expenses of each class of the Fund in order to limit the Fund’s Operating Expenses (as defined below) to an annual rate, expressed as a percentage of each class’s average quarterly net assets, equal to 2.00% (the “Annual Limit”). For purposes of the ELA, the term “Operating Expenses” with respect to the Fund, is defined to include all expenses necessary or appropriate for the operation of the Fund, including but not limited to any and all costs and expenses that qualify as line item “organization and offering” expenses in the financial statements of the Fund as the same are filed with the SEC and other expenses described in the Investment Advisory Agreement, but does not include the Adviser’s base management fee and incentive fee, any portfolio transaction or other investment-related costs (including brokerage commissions, dealer and underwriter spreads, prime broker fees and expenses and dividend expenses related to short sales), distribution and shareholder servicing fees, interest expenses and other financing costs, extraordinary expenses and acquired fund fees and expenses.

Any amount reimbursed pursuant to the ELA is subject to recoupment by the Adviser (an “ELA Recoupment”) within the three years following the date that the expense was reimbursed by the Adviser, so long as such recoupment does not cause the Fund’s expense ratio (after the recoupment is taken into account) to exceed either: (1) the Annual Limit in place at the time such

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amounts were paid by the Adviser; or (2) the Fund’s current Annual Limit. If the ELA is terminated or expires pursuant to its terms, our Adviser maintains its right to recoupment, subject to the aforementioned limitations.

The Adviser has agreed to reimburse expenses until at least December 31, 2026. The ELA may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, on 60 days written notice to the Adviser.

Additionally, the Adviser has agreed, pursuant to a Fee Waiver and Reimbursement Agreement with the Fund, to (1) waive all management fees until at least December 31, 2026 and (2) reimburse the Fund's Operating Expenses (as defined in the ELA) up to the Annual Limit (as defined in the ELA) until at least December 31, 2026 (the “Management Fee Waiver and Reimbursement”). The Management Fee Waiver and Reimbursement is not subject to recoupment. The Management Fee Waiver and Reimbursement Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees on 60 days written notice to the Adviser.

The Adviser may waive or reimburse additional fees of the Fund in its discretion.

Administrator
The Fund has entered into an Administration Agreement with Prospect Administration under which Prospect Administration, among other things, provides (or arranges for the provision of) administrative services and facilities for the Fund. For providing these services, the Fund reimburses Prospect Administration for the Fund’s allocable portion of overhead incurred by Prospect Administration in performing its obligations under the Administration Agreement, including rent and the Fund’s allocable portion of the costs of the Fund’s chief financial officer, chief compliance officer, treasurer and secretary and other administrative support personnel. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. Prospect Administration is an affiliate of Prospect Capital Management and the Adviser.

Sub-Administrator, Accounting Agent and Transfer Agent
Ultimus Fund Solutions, LLC (“Ultimus”) provides certain administrative, accounting and transfer agency services to the Fund pursuant to a Master Services Agreement between the Fund and Ultimus (the “Master Services Agreement”). The Fund pays Ultimus fees in accordance with the agreement for such services.

Distributor
Under the terms of a Distribution Agreement with the Fund, Ultimus Fund Distributors, LLC (the “Distributor”) serves as principal underwriter to the Fund and acts as the distributor of the Fund’s shares on a reasonable efforts basis, subject to various conditions. The Distributor is a wholly-owned subsidiary of Ultimus. The Distributor is compensated by the Adviser (not the Fund) for acting as principal underwriter.

Distribution and Shareholder Servicing Plan
The Fund has adopted a Distribution and Shareholder Servicing Plan (the "Plan") with respect to its Class A and Class C shares under which the Fund may compensate financial industry organizations for providing ongoing shareholder servicing of client accounts with whom they

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have distributed shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Plan, the Fund, with respect to its Class A shares and Class C shares, may incur expenses on an annual basis equal up to 0.25% of its average net assets attributable to Class A shares and Class C shares. Because these fees are paid from the Fund’s assets on an ongoing basis they will increase your costs over time and may cost you more than paying other types of sales charges.

The Fund, with respect to its Class C shares, is authorized under the Plan to pay to the Distributor a Distribution Fee for certain activities relating to the distribution of shares to investors and maintenance of shareholder accounts. These activities include marketing and other activities to support the distribution of the Class C shares. The Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have asset-based distribution fees. Under the Distribution Plan, the Fund pays the Distributor a Distribution Fee at an annual rate of 0.75% of average daily net assets attributable to Class C shares. Because these fees are paid from the Fund’s assets on an ongoing basis they will increase your costs over time and may cost you more than paying other types of sales charges.

(4) REPURCHASE OF SHARES
To provide shareholders with limited liquidity, the Fund is structured as an “interval fund” and intends to conduct quarterly offers to repurchase between 5% and 25% of the Fund’s outstanding shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given repurchase offer, it is possible that the Fund may offer to repurchase only the minimum amount of 5% of the Fund’s outstanding shares. Quarterly repurchases will occur in the months of February, May, August, and November, beginning in January 2026. The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). The Repurchase Offer Notice will be sent to shareholders at least 21 calendar days before the Repurchase Request Deadline, which is ordinarily on the third Friday of the month in which the repurchase occurs. Shareholders may withdraw or change a repurchase request with a proper instruction submitted to the Fund in good form at any point before the Repurchase Request Deadline. The Fund determines the NAV applicable to repurchases on the Repurchase Request Deadline. However, the NAV will be calculated no later than the Repurchase Pricing Date. The Fund distributes payments to shareholders between one and three business days after the Repurchase Pricing Date and will distribute such payment no later than seven calendar days after such date. The Fund’s shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for the Fund’s shares. Accordingly, shareholders may not be able to sell shares when and/or in the amount that is desired. Thus, the shares are appropriate only as a long- term investment. In addition, the repurchase offers may subject the Fund and shareholders to special risks.

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(5) BENEFICIAL OWNERSHIP OF FUND SHARES
The beneficial ownership, either directly or indirectly, of more than 25% of the voting securities of the Fund creates a presumption of control under Section 2(a)(9) of the 1940 Act. As of May 29, 2025, Prospect Capital Management L.P., the parent of the Adviser, Prospect Enhanced Yield Fund Management, LLC, owned 100% of the Fund.

(6) INDEMNIFICATIONS
The Fund indemnifies the Fund’s officers and Board for certain liabilities that might arise from their performance of their duties to the Fund. Additionally, in the normal course of business the Fund enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.

(7) SUBSEQUENT EVENTS
In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in the Fund’s financial statements.

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